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Panorama Series Fund, Inc.
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6803 S. Tucson Way, Englewood, Colorado 80112
1.888.470.0861

Statement of Additional Information dated April 30, 2002, revised as of July 25, 2002

Panorama  Series  Fund,  Inc. is an  investment  company  with four  series,  referred to as  "Portfolios"  in this document.  Each portfolio is a separate  mutual fund having its own objective,  investments,  strategies and risks.
The Portfolios are:

|_| Government Securities Portfolio
|_| Growth Portfolio
|_| Oppenheimer International Growth Fund/VA
|_| Total Return Portfolio

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Shares of the  Portfolios  are sold only as the  underlying  investments  for  variable  life  insurance  policies, variable annuity  contracts and other products for insurance  company separate  accounts.  Shares are not available for sale directly to investors.
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This  Statement of Additional  Information  is not a  Prospectus.  This document  contains  additional  information about the Portfolios,  and  supplements  information in the  Prospectuses  dated April 30, 2002, of the Portfolios.
This  document  should be read  together  with the  Prospectuses.  You can  obtain a  Prospectus  by writing to the
Portfolios'  Transfer Agent,  OppenheimerFunds  Services,  at P.O. Box 5270, Denver,  Colorado 80217, or by calling the Transfer Agent at the toll-free number shown above.

Contents
                                                                                                          Page
About the Portfolios

Investing In the Portfolios

Financial Information About the Portfolios

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A B O U T  T H E  P O R T F O L I O S
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Additional Information About Investment Policies and Risks

         The  investment  objectives,  the principal  investment  policies and the main risks of each Portfolio are described in the Prospectus for that  Portfolio.  This Statement of Additional  Information  contains  supplemental information  about those policies and risks and the types of securities  that the Portfolios'  investment  Manager,
OppenheimerFunds,  Inc.,  can  select  for the  Portfolios.  Additional  information  is also  provided  about  the strategies that each Portfolio may use to try to achieve its objective.

Investment  Policies.  The  composition  of the  investment  portfolio of each  Portfolio  and the  techniques  and strategies  that the Manager uses in selecting  investment  securities  will vary over time. The Portfolios are not required to use all of the  investment  techniques  and  strategies  described  below at all times in seeking their goal. They may use some of the special investment techniques and strategies at some times or not at all.

         In the discussion of the investment  strategies of the Portfolios  below,  the Portfolios are  categorized according  to the  types of  investments  they  primarily  make.  Total  Return  Portfolio,  Growth  Portfolio  and
Oppenheimer  International  Growth  Fund/VA are referred to as "Equity  Portfolios,"  because they invest mainly or substantially in common stocks and other equity  securities.  Government  Securities  Portfolio is referred to as a
"Fixed  Income  Portfolio,"  because the main  emphasis of its  investment  program is debt  securities.  However a
Portfolio is referred to in general,  the  discussion  below of particular  investments  and  strategies  indicates which  Portfolios  can use that  investment or technique as part of their  investment  program.  For example,  some investments  can be held by only  some  of the  Portfolios  and  some  can be  held  by all.  Please  refer  to the
Prospectus of a particular Portfolio for an explanation of its principal investment policies and risks.

         |X| Equity  Securities.  The Equity Portfolios invest in equity  securities,  which include common stocks, preferred  stocks,  rights and warrants,  and securities  convertible into common stock.  Certain equity securities may be selected  for some of the  Portfolios  not only for their  appreciation  possibilities  but because they may provide dividend income.

         The  capitalization  ranges of the issuers of equity  securities that particular  Portfolios invest in are discussed  in the  Prospectuses.  Some  of the  Portfolios  may  emphasize  securities  of  issuers  in one or more
capitalization   ranges,   such  as  mid-cap  and  large-cap  issuers.   "Capitalization"   refers  to  the  market
capitalization  of a company,  which,  in general terms,  is the value of a company  determined by the total market
value  of  its  issued  and  outstanding   common  stock.   There  are  no  fixed  dollar  amounts  for  particular
capitalization  ranges,  and the ranges  currently used by the Portfolios may change over time as investors  change their views as to what,  for example,  a  "small-cap"  company is in relation to "mid-cap" and  "large-cap"  as the stock market  changes.  Different  Portfolios  may also have different  definitions  of what  constitutes a small-, mid- or large-cap issuer.

         Small-cap growth companies may offer greater  opportunities  for capital  appreciation  than securities of large,  more  established  companies.  However,  these  securities  also involve  greater risks than  securities of larger  companies.  Securities  of small  capitalization  issuers  may be subject to greater  price  volatility  in general than securities of large-cap and mid-cap companies.  Therefore, to the degree that a Portfolio has  investments  in smaller  capitalization  companies at times of market  volatility, that  Portfolio's  share  price may  fluctuate  more.  Those  investments  may be limited to the extent the Manager believes that such investments would be inconsistent with the Portfolio's investment objective.

              |_| Growth  Companies  (All Equity  Portfolios).  The Equity  Portfolios  can invest in securities of
"growth"  companies.  Growth  companies are those  companies  that the Manager  believes are entering into a growth cycle in their  business,  with the  expectation  that their stock will increase in value.  They may be established companies  as  well  as  newer  companies  in the  development  stage.  Growth  companies  may  have a  variety  of characteristics that in the view of the portfolio manager of a Portfolio defines them as "growth" issuers.

         Growth companies may include companies that are generating or applying new  technologies,  new or improved distribution  techniques or new services.  They may own or develop  natural  resources.  They may be companies that can benefit from changing  consumer demands or lifestyles,  or companies that have projected  earnings in excess of the average for their sector or industry.  In each case,  they have prospects that the portfolio  manager  believes are favorable for the long term.

              |_| Preferred  Stocks (All Equity  Portfolios).  Preferred  stock,  unlike common stock, has a stated
dividend  rate  payable  from  the  corporation's  earnings.   Preferred  stock  dividends  may  be  cumulative  or
non-cumulative,  participating,  or auction  rate.  "Cumulative"  dividend  provisions  require all or a portion of prior unpaid  dividends to be paid before  dividends can be paid on the issuer's common stock.  Preferred stock may be  "participating"  stock,  which  means that it may be entitled to a dividend  exceeding  the stated  dividend in certain cases.

         If interest rates rise, the fixed dividend on preferred stocks may be less  attractive,  causing the price of  preferred  stocks  to  decline.  Preferred  stock  may  have  mandatory  sinking  fund  provisions,  as well as provisions  allowing  calls or  redemptions  prior to  maturity,  which also have a negative  impact on prices when interest rates decline.  The rights of preferred stock on  distribution  of a corporation's  assets in the event of a liquidation are generally  subordinate to the rights associated with a corporation's  debt securities.  Preferred stock  generally has a preference over common stock on the  distribution of a corporation's  assets in the event of liquidation of the corporation.

              |_| Convertible  Securities (All Equity  Portfolios).  While some  convertible  securities are a form of debt security,  in some cases their conversion feature (allowing  conversion into the issuer's common stock) may cause a portfolio  manager to regard  them as "equity  equivalents."  In those  cases,  the rating  assigned to the security has less impact on the portfolio  manager's  investment  decision with respect to  convertible  securities than in the case of  non-convertible  fixed  income  securities.  Convertible  debt  securities  are subject to the credit risks and interest rate risks described below in "Debt Securities."

         The value of a convertible  security is a function of its "investment  value" and its "conversion  value."
If the investment  value exceeds the conversion  value,  the security will behave more like a debt security and the security's  price will likely  increase  when interest  rates fall and decrease  when  interest  rates rise. If the conversion  value exceeds the  investment  value,  the security will behave more like an equity  security.  In that case,  it will likely sell at a premium over its  conversion  value and its price will tend to  fluctuate  directly with the price of the underlying security.

         To determine  whether  convertible  securities  should be regarded as "equity  equivalents," the portfolio managers typically examine the following factors:
(1)      whether,  at the option of the investor,  the convertible  security can be exchanged for a fixed number of shares of common stock of the issuer,
(2)      whether the issuer of the  convertible  securities  has restated its earnings per share of common stock on a fully diluted basis (considering the effect of conversion of the convertible securities), and
(3)      the extent to which the  convertible  security  may be a  defensive  "equity  substitute,"  providing  the ability to participate in any appreciation in the price of the issuer's common stock.

              |_| Rights and Warrants (All Equity  Portfolios).  Warrants  basically are options to purchase equity securities at specific  prices valid for a specific period of time.  Their prices do not necessarily  move parallel to the prices of the  underlying  securities.  Rights are similar to warrants,  but normally have a short  duration and are  distributed  directly  by the issuer to its  shareholders.  Rights  and  warrants  have no voting  rights, receive no  dividends  and have no rights with  respect to the assets of the issuer.  A Portfolio  may invest up to
5% of its total  assets in  warrants or rights.  That 5%  limitation  does not apply to  warrants a  Portfolio  has acquired as part of units with other  securities  or that are  attached to other  securities.  No more than 2% of a
Portfolio's  total assets may be invested in warrants that are not listed on either The New York Stock  Exchange or
The American Stock Exchange.

         |X|  Foreign   Securities  (All  Equity   Portfolios).   Each  Equity  Portfolio  can  invest  in  foreign
securities,  consistent with any limitations a Portfolio may have on foreign  investing set forth in its Prospectus or this Statement of Additional  Information.  These may include debt and equity  securities issued by companies or governmental  issuers in developed  countries  or emerging  market  countries.  Growth  Portfolio  and Total Return
Portfolio have non-fundamental policies,  described in "Investment  Restrictions," below, that limit the percentage of their assets that can be invested in foreign securities.

         The Portfolios can invest in  obligations of foreign  branches of U.S. banks and U.S.  branches of foreign banks.  These  investments  are subject to some of the risks of foreign  securities and do not offer the protection of Federal Deposit Insurance Corporation insurance.

         Investing  in foreign  securities  offers  potential  benefits  not  available  from  investing  solely in securities of domestic  issuers.  They include the  opportunity  to invest in foreign  issuers that appear to offer growth or income  potential,  or in foreign  countries  with economic  policies or business  cycles  different from those of the U.S.,  or to reduce  fluctuations  in portfolio  value by taking  advantage  of foreign  stock or bond markets that do not move in a manner  parallel to U.S.  markets.  In buying  foreign  securities,  a Portfolio  may convert U.S.  dollars into foreign  currency,  but only to effect  securities  transactions  on foreign  securities exchanges and not to use currency for  speculative  purposes or to hold it as an  investment.  Notwithstanding  the foregoing,  International  Growth  Fund/VA  may  invest  up to 10% of its net  assets  in the euro  for  investment purposes.

         With respect to each of the Portfolios  except  Oppenheimer  International  Growth Fund/VA,  securities of foreign  issuers  that are  represented  by  American  Depository  Receipts  (ADRs),  or that are  listed on a U.S.
securities  exchange or traded in the U.S.  over-the-counter  markets are not considered  "foreign  securities" for the  purposes  of a  Portfolio's  investment  allocations.  That is  because  they are not  subject  to many of the special considerations and risks, discussed below, that apply to foreign securities traded and held abroad.

         Because the Portfolios can purchase securities  denominated in foreign  currencies,  a change in the value of a foreign  currency  against the U.S.  dollar could  result in a change in the amount of income a Portfolio  has available  for  distribution.  Because a portion of the  Portfolio's  investment  income may be received in foreign currencies,  the  Portfolio  will  be  required  to  compute  its  income  in  U.S.  dollars  for  distribution  to shareholders,  and therefore  will absorb the cost of currency  fluctuations.  After the Portfolio has  distributed income,  subsequent  foreign  currency  losses may result in the  Portfolios  having  distributed  more income in a particular  fiscal period than was available from investment  income,  which could result in a return of capital to shareholders.

              |_| Risks of Foreign  Investing.  Investments in foreign  securities may offer special  opportunities for  investing  but also  present  special  additional  risks and  considerations  not  typically  associated  with investments in domestic securities. Some of these additional risks are:
o        reduction of income by foreign taxes;
o        fluctuation in value of foreign  investments  due to changes in currency  rates,  currency  devaluation or currency control regulations (for example, currency blockage);
o        transaction charges for currency exchange;
o        lack of public information about foreign issuers;
o        lack of uniform accounting,  auditing and financial  reporting  standards in foreign countries  comparable to those applicable to domestic issuers;
o        less volume on foreign exchanges than on U.S. exchanges;
o        greater volatility and less liquidity on foreign markets than in the U.S.;
o        less governmental regulation of foreign issuers, securities exchanges and brokers than in the U.S.;
o        greater difficulties in commencing lawsuits;
o        higher brokerage commission rates than in the U.S.;
o        increased risks of delays in settlement of portfolio  transactions  or loss of certificates  for portfolio securities;
o        possibilities in some countries of expropriation,  confiscatory taxation,  political,  financial or social instability or adverse diplomatic developments; and
o        unfavorable differences between the U.S. economy and foreign economies.

         In the past, U.S.  government  policies have discouraged  certain  investments  abroad by U.S.  investors, through taxation or other restrictions, and it is possible that such restrictions could be re-imposed.

              |_|  Special  Risks of  Emerging  Markets.  Emerging  and  developing  markets  abroad may also offer special  opportunities for investing but have greater risks than more developed  foreign markets,  such as those in
Europe,  Canada,  Australia,  New Zealand and Japan. There may be even less liquidity in their securities  markets, and  settlements  of purchases and sales of securities  may be subject to  additional  delays.  They are subject to greater risks of limitations on the  repatriation  of income and profits because of currency  restrictions  imposed by local  governments.  Those  countries  may  also be  subject  to the  risk of  greater  political  and  economic instability,  which can greatly  affect the  volatility of prices of securities in those  countries.  The portfolio managers will consider these factors when evaluating  securities in these markets,  and the Portfolios currently do not expect to invest a substantial portion of their assets in emerging markets.

         |X| Debt  Securities.  The  Portfolios  can invest in debt  securities to seek their  objectives.  Foreign debt securities are subject to the risks of foreign  securities  described  above. In general,  debt securities are also subject to two additional types of risk: credit risk and interest rate risk.

              |_| Credit  Risk.  Credit  risk  relates to the ability of the issuer to meet  interest or  principal payments or both as they become due. In general,  lower-grade,  higher-yield  bonds are subject to credit risk to a greater extent than lower-yield, higher-quality bonds.

         The portfolios can buy rated and unrated debt securities.  In making  investments in debt securities,  the portfolio  managers  may rely to some  extent  on the  ratings  of  ratings  organizations  or it may use their own research to evaluate a security's  credit-worthiness.  If a Portfolio  buys unrated  debt  securities,  to consider them part of the Portfolio's holdings of investment-grade  securities,  they must be judged by the Manager to be of a quality comparable to securities rated as investment grade by a rating organization.

         U.S. government  securities,  although unrated, are generally considered to be equivalent to securities in the  highest  rating  categories.  Investment-grade  securities  are  securities  that are rated at least  "Baa" by
Moody's Investors  Service,  Inc.  ("Moody's") or at least "BBB" by Standard & Poor's Ratings Service  ("Standard &
Poor's") or that have  comparable  ratings by another  nationally-recognized  rating  organization.  The Portfolios other than Government  Securities  Portfolio can also buy  non-investment-grade  debt securities (commonly referred to as "junk bonds").

              |_| Interest Rate Risk.  Interest rate risk refers to the  fluctuations  in value of debt  securities resulting  from the inverse  relationship  between price and yield.  For example,  an increase in general  interest rates will tend to reduce the market value of  already-issued  debt  securities,  and a decline in general interest rates will tend to increase  their value.  In addition,  debt  securities  having longer  maturities  tend to offer higher yields,  but are subject to potentially  greater  fluctuations  in value from changes in interest rates than obligations having shorter maturities.

         Fluctuations  in the  market  value of debt  securities  after a  Portfolio  buys them will not affect the interest  income  payable on those  securities  (unless the  security  pays  interest at a variable  rate pegged to interest rate changes).  However,  those price  fluctuations will be reflected in the valuations of the securities, and therefore the Portfolio's net asset values will be affected by those fluctuations.

         |_| Lower-Grade  Securities (All Equity Portfolios).  Because lower-grade  securities tend to offer higher yields than  investment-grade  securities,  a  Portfolio  might  invest in  lower-grade  securities  to seek higher income.

         "Lower-grade"  debt  securities are those rated below  "investment  grade," which means they have a rating lower  than  "Baa" by  Moody's  or lower  than  "BBB" by  Standard  & Poor's or  similar  ratings  by other  rating organizations.  If they are  unrated,  and are  determined  by the  Manager  to be of  comparable  quality  to debt securities  rated below  investment  grade,  they are considered  part of the  Portfolio's  holdings of lower-grade securities.

         Some of the special credit risks of lower-grade  securities are discussed  below.  There is a greater risk that  the  issuer  may  default  on its  obligation  to pay  interest  or to  repay  principal  than in the case of investment-grade  securities.  The issuer's low  creditworthiness  may increase the potential  for its  insolvency.
An  overall  decline  in values in the high  yield  bond  market is also more  likely  during a period of a general economic  downturn.  An economic  downturn or an increase in interest rates could  severely  disrupt the market for high yield bonds,  adversely  affecting  the values of  outstanding  bonds as well as the ability of issuers to pay interest or repay  principal.  In the case of foreign high yield bonds,  these risks are in addition to the special risks of foreign investing discussed above.

         To the extent they can be  converted  into stock,  convertible  securities  may be less subject to some of the risks of volatility  than  non-convertible  high yield bonds,  since stock may be more liquid and less affected by some of these risk factors.

         While  securities  rated "Baa" by Moody's or "BBB" by Standard & Poor's are  investment  grade and are not
regarded  as  junk  bonds,   those   securities  may  be  subject  to  special  risks  and  have  some  speculative characteristics.  Definitions of the debt security  ratings  categories of Moody's,  Standard & Poor's,  and Fitch,
Inc. are included in Appendix A to this Statement of Additional Information.

              |_|  Mortgage-Related  Securities  (Government  Securities  Portfolio  and Total  Return  Portfolio).
Mortgage-related  securities  are a form  of  derivative  investment  collateralized  by  pools  of  commercial  or residential  mortgages.  Pools of mortgage  loans are assembled as  securities  for sale to investors by government agencies  or  entities  or by  private  issuers.  These  securities  include  collateralized  mortgage  obligations
("CMOs"),  mortgage pass-through securities,  stripped mortgage pass-through  securities,  interests in real estate mortgage investment conduits ("REMICs") and other real estate-related securities.

         Mortgage-related  securities  that are issued or guaranteed by agencies or  instrumentalities  of the U.S.
government,  discussed below under "U.S.  Government  Securities," have relatively little credit risk (depending on the nature of the issuer) but are subject to interest rate risks and prepayment risks.

         As with other debt  securities,  the  prices of  mortgage-related  securities  tend to move  inversely  to changes in interest rates.  Some  mortgage-related  securities pay interest at rates that move inversely to changes in general  interest  rates,  based on a multiple of a specific  index.  Although  the value of a  mortgage-related security may decline when interest rates rise, the converse is not always the case.

         In  periods  of  declining  interest  rates,  mortgages  are  more  likely  to be  prepaid.  Therefore,  a mortgage-related  security's  maturity can be shortened by unscheduled  prepayments  on the  underlying  mortgages.
Therefore,  it is not possible to predict  accurately the security's  yield. The principal that is returned earlier than  expected  may have to be  reinvested  in other  investments  having a lower yield than the prepaid  security.
Therefore,  these securities may be less effective as a means of "locking in" attractive  long-term interest rates, and they may have less potential for appreciation  during periods of declining  interest rates,  than  conventional bonds with comparable stated maturities.

         Prepayment  risks can lead to substantial  fluctuations in the value of a  mortgage-related  security.  In turn, this can affect the value of a Portfolio's  shares.  If a  mortgage-related  security has been purchased at a premium,  all or part of the premium the  Portfolio  paid may be lost if there is a decline in the market  value of the security,  whether that results from interest rate changes or prepayments on the underlying  mortgages.  In the case  of  stripped  mortgage-related  securities,  if  they  experience  greater  rates  of  prepayment  than  were anticipated, the Portfolio may fail to recoup its initial investment on the security.

         During periods of rapidly rising interest rates,  prepayments of mortgage-related  securities may occur at slower than expected rates.  Slower  prepayments  effectively may lengthen a mortgage-related  security's  expected maturity.  Generally,  that would cause the value of the security to fluctuate  more widely in responses to changes in interest rates. If the prepayments on a Portfolio's  mortgage-related  securities were to decrease broadly,  the sensitivity of the Portfolio's share price to interest rate changes would increase.

         As with other debt  securities,  the values of  mortgage-related  securities may be affected by changes in the market's  perception of the  creditworthiness  of the entity issuing the securities or guaranteeing them. Their values may also be affected by changes in government regulations and tax policies.

                  o  Collateralized  Mortgage  Obligations.  Collateralized  mortgage  obligations  or "CMOs,"  are multi-class  bonds that are backed by pools of mortgage loans or mortgage  pass-through  certificates.  They may be collateralized by:
(1)      pass-through  certificates issued or guaranteed by Government National Mortgage  Association (Ginnie Mae),
              Federal  National  Mortgage  Association  (Fannie  Mae),  or Federal Home Loan  Mortgage  Corporation
              (Freddie Mac),
(2)      unsecuritized  mortgage  loans  insured  by  the  Federal  Housing  Administration  or  guaranteed  by the
              Department of Veterans' Affairs,
(3)      unsecuritized conventional mortgages,
(4)      other mortgage-related securities, or
(5)      any combination of the securities mentioned above.

         Each  class of CMO,  referred  to as a  "tranche,"  is issued at a specific  coupon  rate and has a stated
maturity or final  distribution  date.  Principal  prepayments on the underlying  mortgages may cause the CMO to be retired  much  earlier than the stated  maturity or final  distribution  date.  The  principal  and interest on the underlying  mortgages may be allocated  among the several  classes of a series of a CMO in different  ways.  One or more  tranches may have coupon  rates that reset  periodically  at a specified  increase  over an index.  These are floating rate CMOs,  and  typically  have a cap on the coupon rate.  Inverse  floating rate CMOs have a coupon rate that moves in the  reverse  direction  to an  applicable  index.  The coupon  rate on these CMOs will  increase  as general interest rates decrease.  These are usually much more volatile than fixed rate CMOs or floating rate CMOs.

         The prices and yields of CMOs are determined,  in part, by assumptions  about the cash flows from the rate of payments of the underlying  mortgages.  Changes in interest rates may cause the rate of expected  prepayments of those  mortgages to change.  In general,  prepayments  increase when general  interest rates fall and decrease when interest rates rise.

         If  prepayments  of mortgages  underlying a CMO occur faster than expected when interest  rates fall,  the market  value  and  yield  of the CMO will be  reduced.  Additionally,  a  Portfolio  might  have to  reinvest  the prepayment  proceeds in other  securities  paying  interest at lower  rates,  which  could  reduce the  Portfolio's income.

         When  interest  rates  rise  rapidly,  if  prepayments  occur  more  slowly  than  expected,  a short-  or medium-term CMO can in effect become a long-term  security,  subject to greater  fluctuations  in value.  These are the  prepayment  risks  described  above and can make the prices of CMOs very volatile when interest  rates change.
The prices of longer-term  debt  securities  tend to fluctuate  more than those of  shorter-term  debt  securities.
That volatility will affect the Portfolio's share prices.

                  o   Mortgage-Related   U.S.   Government   Securities.   These  include  interests  in  pools  of
residential or commercial  mortgages,  in the form of collateralized  mortgage obligations and other "pass-through"
mortgage  securities.  CMOs that are U.S.  government  securities have collateral to secure payment of interest and principal.  They may be issued in different  series with different  interest rates and  maturities.  The collateral is  either  in  the  form  of  mortgage  pass-through  certificates  issued  or  guaranteed  by a  U.S.  agency  or instrumentality or mortgage loans insured by a U.S. government agency.

                  o Commercial  (Privately-Issued)  Mortgage Related Securities.  Some mortgage-related  securities are issued by private  entities.  Generally these are  multi-class  debt or  pass-through  certificates  secured by mortgage  loans on  commercial  properties.  They are subject to the credit risk of the  issuer.  These  securities typically  are  structured  to provide  protection  to investors  in senior  classes  from  possible  losses on the underlying  loans.  They do so by having holders of subordinated  classes take the first loss if there are defaults on the  underlying  loans.  They may also be protected to some extent by  guarantees,  reserve  funds or additional collateralization mechanisms.

                  o  "Stripped"  Mortgage-Related  Securities.  These  are  mortgage-related  securities  that  are created by segregating the cash flows from underlying  mortgage loans or mortgage  securities to create two or more new  securities.  Each has a specified  percentage of the  underlying  security's  principal or interest  payments.
They are a form of derivative investment.

         Mortgage  securities  may be  partially  stripped  so that each  class  receives  some  interest  and some principal.  However,  they may be completely  stripped.  In that case all of the interest is distributed to holders of one type of security,  known as an "interest-only"  security,  or "I/O," and all of the principal is distributed to holders of another type of security,  known as a  "principal-only"  security or "P/O." Strips can be created for pass through certificates or CMOs.

         The  yields  to  maturity  of I/Os  and  P/Os  are  very  sensitive  to  principal  repayments  (including prepayments)  on the  underlying  mortgages.  If the  underlying  mortgages  experience  greater  than  anticipated prepayments of principal,  a Portfolio  might not fully recoup its  investment in an I/O based on those assets.  If underlying  mortgages  experience less than  anticipated  prepayments of principal,  the yield on the P/Os based on them could decline substantially.

              |_| U.S.  Government  Securities (All  Portfolios).  These are securities issued or guaranteed by the
U.S.  Treasury  or other  U.S.  government  agencies  or  federally-chartered  corporate  entities  referred  to as
"instrumentalities."  The obligations of U.S.  government  agencies or  instrumentalities  in which the Company can invest may or may not be  guaranteed  or  supported  by the "full  faith and  credit" of the United  States.  "Full faith and  credit"  means  generally  that the taxing  power of the U.S.  government  is pledged to the  payment of interest and  repayment  of  principal  on a security.  If a security is not backed by the full faith and credit of the United  States,  the owner of the security  must look  principally  to the agency  issuing the  obligation  for repayment.  The owner  might not be able to assert a claim  against  the  United  States if the  issuing  agency or instrumentality does not meet its commitment.

                  o U.S.  Treasury  Obligations.  These include  Treasury bills (which have  maturities of one year or less when issued),  Treasury  notes (which have  maturities of from one to ten years when issued),  and Treasury bonds  (which have  maturities  of more than ten years when  issued).  Treasury  securities  are backed by the full faith and credit of the United States as to timely  payments of interest and  repayments  of principal.  Other U.S.
Treasury  obligations  the  Portfolios  can buy include U. S. Treasury  securities  that have been  "stripped" by a
Federal Reserve Bank,  zero-coupon U.S.  Treasury  securities  described  below, and Treasury  Inflation-Protection
Securities ("TIPS").

                  o  Obligations  of  U.S.   Government  Agencies  or   Instrumentalities.   These  include  direct
obligations  and  mortgage-related  securities  that have different  levels of credit support from the  government.
Some are  supported  by the full faith and credit of the U.S.  government,  such as  Government  National  Mortgage
Association  pass-through  mortgage  certificates  (called "Ginnie  Maes").  Some are supported by the right of the issuer  to  borrow  from  the  U.S.  Treasury  under  certain  circumstances,  such as  Federal  National  Mortgage
Association  bonds.  Others are supported  only by the credit of the entity that issued them,  such as Federal Home
Loan Mortgage Corporation obligations.

         |X| Money Market  Instruments  (All  Portfolios).  The  following is a brief  description  of the types of the money market  securities  the Portfolios can invest in. Money market  securities are  high-quality,  short-term debt instruments that may be issued by the U.S. government,  corporations,  banks or other entities.  They may have fixed, variable or floating interest rates.

              |_|  U.S.  Government  Securities.  These  include  obligations  issued  or  guaranteed  by the  U.S.
government or any of its agencies or instrumentalities, described above.

              |_|  Bank  Obligations.  "Banks"  include  commercial  banks,  savings  banks  and  savings  and loan associations,  which may or may not be members of the Federal  Deposit  Insurance  Corporation.  The Portfolios can
buy time deposits, certificates of deposit and bankers' acceptances.  They must be:
                     o   obligations  issued or  guaranteed  by a domestic  bank  (including a foreign  branch of a domestic bank) having total assets of at least U.S. $1 billion, or
o        obligations of a foreign bank with total assets of at least U.S. $1 billion.

              |_| Commercial  Paper.  The  Portfolios can invest in commercial  paper if it is rated within the top three  rating  categories  of  Standard & Poor's and  Moody's or other  rating  organizations.  If the paper is not rated,  it may be purchased if the Manager  determines that it is comparable to rated  commercial  paper in the top three rating categories of national rating organizations.

         The  Portfolios  can buy  commercial  paper,  including  U.S.  dollar-denominated  securities  of  foreign branches of U.S.  banks,  issued by other  entities if the  commercial  paper is  guaranteed  as to  principal  and interest by a bank,  government or corporation  whose  certificates of deposit or commercial paper may otherwise be purchased by the Portfolios.

              |_| Variable Amount Master Demand Notes.  Master demand notes are corporate  obligations  that permit the investment of fluctuating amounts at varying rates of interest under direct  arrangements  between a Portfolio, as lender,  and the  borrower.  They permit daily changes in the amounts  borrowed.  The Portfolio has the right to increase  the  amount  under  the note at any time up to the full  amount  provided  by the note  agreement,  or to decrease the amount.  The borrower  may prepay up to the full amount of the note without  penalty.  These notes may or may not be backed by bank letters of credit.

         Because these notes are direct lending  arrangements  between the lender and borrower,  it is not expected that there will be a trading  market for them.  There is no  secondary  market for these notes,  although  they are redeemable (and thus are immediately  repayable by the borrower) at principal  amount,  plus accrued  interest,  at any time.  Accordingly,  a Portfolio's  right to redeem such notes is dependent upon the ability of the borrower to pay principal and interest on demand.

         The  Portfolios  have no  limitations  on the type of issuer  from whom  these  notes  will be  purchased.
However,  in connection  with such  purchases  and on an ongoing  basis,  the  portfolio  manager will consider the earning power,  cash flow and other liquidity  ratios of the issuer,  and its ability to pay principal and interest on demand,  including a situation  in which all holders of such notes made demand  simultaneously.  Investments  in master  demand  notes are subject to the  limitation  on  investments  by the  Portfolios  in illiquid  securities.
Currently,  the Portfolios do not intend that their  investments in variable amount master demand notes will exceed
5% of a Portfolio's total assets.

Other Investment Techniques and Strategies.  In seeking their respective  objectives,  each Portfolio may from time to time use the types of investment  strategies  and  investments  described  below. A Portfolio is not required to use all of these strategies at all times, and at times may not use them.

         |X| Forward Rolls (Total Return  Portfolio  and  Government  Securities  Portfolio).  In a "forward  roll"
transaction with respect to mortgage-related  securities, a Portfolio sells a mortgage-related  security to a buyer and simultaneously  agrees to repurchase a similar security (the same type of security,  and having the same coupon and  maturity) at a later date at a set price.  The  securities  that are  repurchased  will have the same interest rate as the securities  that are sold, but typically will be  collateralized  by different pools of mortgages (with different  prepayment  histories) than the securities  that have been sold.  Proceeds from the sale are invested in short-term instruments,  such as repurchase agreements.  The income from those investments,  plus the fees from the forward  roll  transaction,  are  expected  to  generate  income  to the  Portfolio  in  excess of the yield on the securities that have been sold.

         A Portfolio will only enter into  "covered"  rolls.  To assure its future  payment of the purchase  price, the  Portfolio  will  identify on its books liquid  assets in an amount equal to the payment  obligation  under the roll.

         These  transactions  have risks.  During the period  between the sale and the  repurchase,  the  Portfolio will not be entitled to receive  interest  and  principal  payments on the  securities  that have been sold.  It is possible that the market value of the  securities  the  Portfolio  sells might decline below the price at which the
Portfolio is obligated to repurchase securities.

         |X| Asset-Backed  Securities  (Government  Securities Portfolio and Total Return Portfolio).  Asset-backed securities are fractional  interests in pools of assets,  typically  accounts  receivable or consumer  loans.  They are issued by trusts or special-purpose  corporations.  They are similar to mortgage-backed  securities,  described above,  and are backed by a pool of assets that consist of  obligations  of individual  borrowers.  The income from the pool is passed  through to the holders of  participation  interest  in the pools.  The pools may offer a credit enhancement,  such as a bank letter of credit, to try to reduce the risks that the underlying  debtors will not pay their obligations when due.

         The value of an  asset-backed  security  is affected by changes in the  market's  perception  of the asset backing the security,  the  creditworthiness of the servicing agent for the loan pool, the originator of the loans, or the financial institution  providing any credit enhancement,  and is also affected if any credit enhancement has been  exhausted.  The risks of investing in asset-backed  securities are ultimately  related to payment of consumer loans by the individual  borrowers.  As a purchaser of an asset-backed  security,  a Portfolio would generally have no recourse to the entity that  originated the loans in the event of default by a borrower.  The  underlying  loans are subject

to  prepayments,  which may  shorten the  weighted  average  life of  asset-backed  securities  and may lower their return, in the same manner as in the case of mortgage-backed securities and CMOs, described above.

         |X| Zero-Coupon  Securities  (All  Portfolios).  The Portfolios can buy  zero-coupon and  delayed-interest securities,  and  "stripped"  securities.  Stripped  securities  are debt  securities  whose  interest  coupons are separated  from the security and sold  separately.  They can include,  among others,  foreign debt  securities  and
U.S.  Treasury  notes or bonds that have been  stripped of their  interest  coupons,  U.S.  Treasury  bills  issued without interest coupons, and certificates representing interests in stripped securities.

         Zero-coupon  securities do not make periodic  interest payments and are sold at a deep discount from their face value. The buyer  recognizes a rate of return  determined by the gradual  appreciation of the security,  which is  redeemed  at face value on a  specified  maturity  date.  This  discount  depends on the time  remaining  until maturity,  as well as  prevailing  interest  rates,  the  liquidity of the  security and the credit  quality of the issuer.  In the  absence of threats to the  issuer's  credit  quality,  the  discount  typically  decreases  as the maturity date approaches.  Some zero-coupon  securities are  convertible,  in that they are zero-coupon  securities until a predetermined date, at which time they convert to a security with a specified coupon rate.

         Because  zero-coupon  securities pay no interest and compound  semi-annually at the rate fixed at the time of their  issuance,  their value is generally  more volatile than the value of other debt  securities.  Their value may  fall  more  dramatically  than the  value of  interest-bearing  securities  when  interest  rates  rise.  When prevailing  interest  rates fall,  zero-coupon  securities  tend to rise more rapidly in value  because they have a fixed rate of return.

         A Portfolio's  investment in zero-coupon  securities may cause the Portfolio to recognize  income and make distributions  to  shareholders  before it receives any cash payments on the  zero-coupon  investment.  To generate cash to satisfy those  distribution  requirements,  the Portfolio  might have to sell portfolio  securities that it otherwise  might have  continued  to hold or to use cash flows from  other  sources  such as the sale of  Portfolio shares.

         |X| "When-Issued"  and  "Delayed-Delivery"  Transactions  (All  Portfolios).  The Portfolios can invest in securities  on  a  "when-issued"  basis  and  can  purchase  or  sell  securities  on a  "delayed-delivery"  basis.
When-issued  and  delayed-delivery  are terms that refer to securities  whose terms and indenture are available and for which a market exists, but which are not available for immediate delivery.

         When these transactions are negotiated,  the price (which is generally  expressed in yield terms) is fixed at the time the  commitment  is made.  Delivery  and payment  for the  securities  take place at a later date.  The securities are subject to change in value from market  fluctuations  during the period until settlement.  The value at delivery  may be less than the  purchase  price.  For example,  changes in interest  rates in a direction  other than that  expected  by the  portfolio  manager of a  Portfolio  before  settlement  will  affect the value of such securities and may cause a loss to the Portfolio.  During the period between  purchase and  settlement,  no payment is made by the  Portfolio  to the issuer and no interest  accrues to the  Portfolio  from the  investment  until it receives the security at settlement.

         A Portfolio  might engage in when-issued  transactions to secure what the portfolio  manager  considers to be an  advantageous  price and yield at the time the  obligation  is entered into.  When a Portfolio  enters into a when-issued  or  delayed-delivery  transaction,  it relies on the other  party to  complete  the  transaction.  Its failure to do so may cause the  Portfolio to lose the  opportunity  to obtain the security at a price and yield the portfolio manager considers to be advantageous.

         When a Portfolio engages in when-issued and delayed-delivery  transactions,  it does so for the purpose of acquiring or selling securities  consistent with its investment  objective and policies or for delivery pursuant to options  contracts  it has entered  into,  and not for the  purpose of  investment  leverage.  Although a Portfolio enters into  delayed-delivery  or when-issued  purchase  transactions  to acquire  securities,  it may dispose of a commitment prior to settlement.  If a Portfolio  chooses to dispose of the right to acquire a when-issued  security prior to its  acquisition or to dispose of its right to delivery or receive  against a forward  commitment,  it may incur a gain or loss.

         At the time a  Portfolio  makes  the  commitment  to  purchase  or sell a  security  on a  when-issued  or delayed-delivery  basis, it records the  transaction on its books and reflects the value of the security  purchased in determining  the Portfolio's  net asset value.  In a sale  transaction,  it records the proceeds to be received.
The  Portfolio  will  identify on its books liquid  assets at least equal in value to the value of the  Portfolio's purchase  commitments until it pays for the investment.  The Portfolios  anticipate that a Portfolio's  commitments to purchase  when-issued  securities and forward  commitments will not exceed 33% of that Portfolio's  total assets under normal market conditions.

         When-issued  and  delayed-delivery  transactions  can be used by a Portfolio  as a defensive  technique to hedge  against  anticipated  changes in interest  rates and prices.  For  instance,  in periods of rising  interest rates and falling  prices,  a Portfolio  might sell  securities in its portfolio on a forward  commitment  basis to attempt to limit its  exposure to  anticipated  falling  prices.  In periods of falling  interest  rates and rising prices,  a Portfolio might sell portfolio  securities and purchase the same or similar  securities on a when-issued or delayed-delivery basis to obtain the benefit of currently higher cash yields.

         |X| Repurchase  Agreements  (All  Portfolios).  A Portfolio can acquire  securities  subject to repurchase agreements.  It might do so for  liquidity  purposes  to meet  anticipated  redemptions  of shares,  or pending the investment of the proceeds from sales of shares,  or pending the settlement of portfolio  securities  transactions, or for temporary defensive purposes.

         In a repurchase  transaction,  a Portfolio  buys a security  from,  and  simultaneously  resells it to, an approved  vendor for delivery on an  agreed-upon  future date.  The resale price  exceeds the purchase  price by an amount that reflects an agreed-upon  interest rate  effective for the period during which the repurchase  agreement is in effect.  Approved vendors include U.S.  commercial  banks,  U.S. branches of foreign banks, or broker-dealers that have been designated as primary dealers in government  securities.  They must meet credit  requirements set by the Manager from time to time.

         The majority of these  transactions  run from day to day, and  delivery  pursuant to the resale  typically occurs  within one to five days of the  purchase.  Repurchase  agreements  having a maturity  beyond seven days are subject to a  Portfolio's  limits on holding  illiquid  investments.  A Portfolio  will not enter into a repurchase agreement  that causes  more than 15% of its net assets to be subject to  repurchase  agreements  having a maturity beyond seven days.  There is no limit on the amount of a  Portfolio's  net assets that may be subject to repurchase agreements having maturities of seven days or less.

         Repurchase  agreements,  considered  "loans" under the Investment  Company Act, are  collateralized by the underlying  security.  The  Portfolios'  repurchase  agreements  require  that at all times  while  the  repurchase agreement  is in  effect,  the  value  of the  collateral  must  equal  or  exceed  the  repurchase  price to fully collateralize  the  repayment  obligation.  However,  if the vendor  fails to pay the resale  price on the delivery date, a Portfolio may incur costs in disposing of the collateral  and may  experience  losses if there is any delay in its ability to do so. The Manager  will  monitor the  vendor's  creditworthiness  to confirm  that the vendor is financially sound and will continuously monitor the collateral's value.

         |X| Illiquid and Restricted  Securities (All  Portfolios).  Under the policies and procedures  established by the Board of  Directors,  the Manager  determines  the  liquidity of certain of a  Portfolio's  investments.  To enable a Portfolio to sell its holdings of a restricted  security not registered  under the Securities Act of 1933, the  Portfolio  may have to cause  those  securities  to be  registered.  The  expenses of  registering  restricted securities  may be  negotiated  by the Portfolio  with the issuer at the time the  Portfolio  buys the  securities.
When the Portfolio must arrange  registration  because it wishes to sell the security,  a  considerable  period may elapse  between the time the decision is made to sell the security and the time the security is  registered so that the  Portfolio  could sell it. The Portfolio  would bear the risks of any downward  price  fluctuation  during that period.

         The Portfolios may also acquire restricted  securities through private  placements.  Those securities have contractual  restrictions on their public resale.  Those restrictions may make it more difficult to value them, and might limit a  Portfolio's  ability to dispose of the  securities  and might lower the amount the  Portfolio  could realize upon the sale.

         Each  Portfolio  has  limitations  that apply to  purchases  of  restricted  securities,  as stated in its
Prospectus.  Those  percentage  restrictions do not limit purchases of restricted  securities that are eligible for sale to qualified  institutional  purchasers  under Rule 144A of the  Securities  Act of 1933, if those  securities have been  determined to be liquid by the Manager  under  Board-approved  guidelines.  Those  guidelines  take into account the trading  activity for such  securities and the  availability  of reliable  pricing  information,  among other factors.  If there is a lack of trading interest in a particular Rule 144A security,  a Portfolio's  holdings of that security may be considered to be illiquid.  Illiquid  securities include repurchase  agreements maturing in more than seven days and participation interests that do not have puts exercisable within seven days.

         |X| Municipal  Securities (Total Return  Portfolio).  These are debt obligations issued by the governments of states and their agencies,  instrumentalities and authorities,  as well as their political  subdivisions (cities towns and  counties,  for  example),  that are used to  finance a variety  of public and  private  purposes.  Those purposes include  financing state or local governments and financing  specific public projects and facilities.  The
Portfolio can invest in them because the portfolio  managers believe they offer  attractive  yields relative to the yields and risks of other debt  securities,  rather than to seek  tax-exempt  interest  income for  distribution to shareholders.

         |X| Floating Rate and Variable Rate  Obligations  (All  Portfolios).  The interest rate on a floating rate note is adjusted  automatically  according to a stated  prevailing  market rate,  such as a bank's prime rate,  the
91-day U.S.  Treasury Bill rate, or some other  standard.  The  instrument's  rate is adjusted  automatically  each time the base rate is adjusted.  The  interest  rate on a variable  rate note is also based on a stated  prevailing market rate but is adjusted  automatically at specified intervals.  Generally,  the changes in the interest rate on such  securities  reduce the  fluctuation  in their market  value.  As interest  rates  decrease or  increase,  the potential for capital appreciation or depreciation
is less than that for  fixed-rate  obligations  of the same  maturity.  The  portfolio  manager of a Portfolio  may determine that an unrated  floating rate or variable rate  obligation  meets the Portfolio's  quality  standards by reason of being backed by a letter of credit or guarantee issued by a bank that meets those quality standards.

         Floating  rate and variable  rate demand notes that have a stated  maturity in excess of one year may have features that permit the holder to recover the principal amount of the underlying  security at specified  intervals not  exceeding  one year and upon no more  than 30 days'  notice.  The  tender  may be at par  value  plus  accrued interest,  according  to  the  terms  of  the  obligations.  The  issuer  of  that  type  of  note  normally  has a corresponding  right in its discretion,  after a given period,  to prepay the outstanding  principal  amount of the note plus accrued interest.  Generally the issuer must provide a specified number of days' notice to the holder.

         Step-coupon  bonds have a coupon interest rate that changes  periodically  during the life of the security on predetermined dates that are set when the security is issued.

         |X| "Structured" Notes (Government  Securities  Portfolio and Total Return Portfolio).  "Structured" notes are  specially-designed  derivative debt investments with principal  payments or interest  payments that are linked to the value of an index (such as a currency or securities  index) or commodity.  The terms of the  instrument  may be "structured" by the purchaser (the Portfolio) and the borrower issuing the note.

         The principal  and/or  interest  payments  depend on the  performance  of one or more other  securities or indices,  and the values of these  notes will  therefore  fall or rise in  response to the changes in the values of the  underlying  security  or index.  They are  subject to both  credit and  interest  rate risks and  therefore  a
Portfolio  could receive more or less than it originally  invested when the notes mature,  or it might receive less interest  than the stated coupon  payment if the  underlying  investment or index does not perform as  anticipated.
Their values may be very volatile and they may have a limited trading  market,  making it difficult for a Portfolio to sell its investment at an acceptable price.

         |X| Inverse Floaters  (Government  Securities  Portfolio and Total Return  Portfolio).  "Inverse floaters"
are debt  obligations  on which the interest  rates  typically fall as market rates increase and increase as market rates fall.  Changes in market  interest rates or the floating rate of the security  inversely  affect the residual interest  rate of an inverse  floater.  As a result,  the price of an inverse  floater  will be  considerably  more volatile than that of a fixed-rate obligation when interest rates change.

         To provide investment  leverage,  an issuer might decide to issue two variable rate obligations instead of a single  long-term,  fixed-rate  bond. The interest rate on one obligation  reflects  short-term  interest  rates.
The interest rate on the other  instrument,  the inverse  floater,  reflects the approximate  rate the issuer would have paid on a fixed-rate  bond,  multiplied by a factor of two, minus the rate paid on the short-term  instrument.
The two portions may be  recombined  to create a fixed-rate  bond. A Portfolio  might acquire both portions of that type of offering,  to reduce the effect of the  volatility of the individual  securities.  This provides a flexible portfolio  management  tool  to  vary  the  degree  of  investment  leverage  efficiently  under  different  market conditions.

         Inverse  floaters may offer relatively high current income,  reflecting the spread between  short-term and long-term  tax-exempt  interest  rates.  As long as the yield curve remains  relatively  steep and short term rates remain  relatively  low,  owners of inverse  floaters will have the  opportunity  to earn interest at  above-market rates because they receive  interest at the higher  long-term  rates but have paid for bonds with lower  short-term rates.  If the yield curve  flattens  and shifts  upward,  an inverse  floater  will lose value more quickly than a conventional  long-term  bond.  A  Portfolio  might  invest in inverse  floaters  to seek  higher  yields  than are available from fixed-rate  bonds that have comparable  maturities and credit ratings.  In some cases, the holder of an inverse  floater may have an option to convert  the  floater to a  fixed-rate  bond,  pursuant to a  "rate-lock"
option.

         Some  inverse  floaters  have a  feature  known as an  interest  rate  "cap"  as part of the  terms of the investment.  Investing in inverse  floaters that have  interest rate caps might be part of a portfolio  strategy to try to maintain a high current  yield for a Portfolio  when the  Portfolio  has invested in inverse  floaters  that expose the Portfolio to the risk of short-term  interest rate fluctuations.  "Embedded" caps might be used to hedge a portion of a Portfolio's  exposure to rising interest rates.  When interest rates exceed a  pre-determined  rate, the cap generates  additional cash flows that offset the decline in interest rates on the inverse floater,  and the hedge is  successful.  However,  the  Portfolio  bears  the risk  that if  interest  rates  do not rise  above  the pre-determined  rate, the cap (which is purchased for additional  cost) will not provide  additional cash flows and will expire worthless.

         Inverse  floaters are a form of derivative  investment.  Certain  derivatives,  can be used to increase or decrease a  Portfolio's  exposure to changing  security  prices,  interest  rates or other  factors that affect the value of  securities.  However,  these  techniques  could result in losses to a Portfolio if the portfolio  manager judges  market  conditions  incorrectly  or employs a strategy that does not  correlate  well with the  Portfolio's other  investments.  These  techniques  can cause  losses if the  counterparty  does not perform its  promises.  An additional  risk of investing in securities  that are  derivative  investments  is that their market value could be expected  to vary  to a much  greater  extent  than  the  market  value  of  securities  that  are  not  derivative investments but have similar credit quality, redemption provisions and maturities.

|X|      Loans of Portfolio  Securities (All  Portfolios).  Besides using repurchase  transactions,  each Portfolio can lend its  portfolio  securities  in amounts up to 10% of the  Portfolio's  total  assets.  Loans can be made to brokers,  dealers and other types of financial  institutions  approved by the Board of  Directors.  The  Portfolios currently  do not use this  strategy,  but if they do so they  expect  to limit  such  loans to not more than 5% of their total assets.

         There are some risks in  connection  with  securities  lending.  A Portfolio  might  experience a delay in receiving  additional  collateral to secure a loan, or a delay in recovery of the loaned securities if the borrower defaults.  A Portfolio  must receive  collateral  for a loan.  Under  current  applicable  regulatory  requirements
(which are subject to change),  on each  business  day the loan  collateral  must be at least equal to the value of the loaned  securities.  It must consist of cash,  bank letters of credit or securities  of the U.S.  government or its agencies or  instrumentalities,  or other cash  equivalents  in which the Portfolio is permitted to invest.  To be acceptable  as  collateral,  letters of credit must obligate a bank to pay amounts  demanded by the Portfolio if the demand  meets the terms of the  letter.  The terms of the letter of credit  and the  issuing  bank both must be satisfactory to the Portfolio.

         When it lends  securities,  a Portfolio  receives  amounts  equal to the  dividends  or interest on loaned securities.  It also  receives  one or more of (a)  negotiated  loan  fees,  (b)  interest  on  securities  used as collateral,  and (c) interest on any short-term debt securities  purchased with such loan  collateral.  Either type of  interest  may be shared  with the  borrower.  A  Portfolio  may also pay  reasonable  finder's,  custodian  and administrative  fees in  connection  with these loans.  The terms of these loans must meet  applicable  tests under the Internal  Revenue Code and must permit a Portfolio to reacquire  loaned  securities  on five days' notice or in time to vote on any important matter.

         |X|  Hedging  (All  Portfolios).   Although  the  Portfolios  can  use  certain  hedging  instruments  and techniques,  they are not obligated to use them in seeking  their  objectives.  A  Portfolio's  strategy of hedging with futures and options on futures  will be  incidental  to the  Portfolio's  activities  in the  underlying  cash market.  The particular hedging instruments each Portfolios can use are described below.

              |_| Call and Put Options.  The Portfolios  have  different  policies and  restrictions  regarding the purchase and sale of call and put options.
o        All  Portfolios  can write  (sell)  exchange-traded  covered call options on  securities,  currencies  and securities indices.
o        Oppenheimer  International  Growth Fund/VA and  Government  Securities  Portfolio can buy  exchange-traded call options on securities, currencies and securities indices.
o        Oppenheimer  International  Growth  Fund/VA  can  purchase  options on  currency  in the  over-the-counter markets.

         Call options can be used as a hedge  against  possible  decreases in the prices of  investment  securities held by a Portfolio  or against an increase  in price of a security  the  Portfolio  contemplates  buying.  Covered call options can be used to generate income.

|_|      Writing  Covered Call Options (All  Portfolios).  The  Portfolios can write (that is, sell) covered calls.
If a Portfolio  sells a call option,  it must be covered.  That means the Portfolio  must own the security  subject to the call  while the call is  outstanding,  or, for  certain  calls on indices  and  currencies,  the call may be covered  by  segregating  liquid  assets to  enable  that  Portfolio  to  satisfy  its  obligations  if the call is exercised.  Up to 20% of each Portfolio's total assets may be subject to calls the Portfolio writes.

         When a Portfolio  writes a call on a security,  it receives  cash (a premium).  That  Portfolio  agrees to sell the underlying  security to a purchaser of a  corresponding  call on the same security  during the call period at a fixed  exercise price  regardless of market price changes  during the call period.  The call period is usually not more than nine months.  The exercise  price may differ from the market price of the  underlying  security.  The
Portfolio  shares the risk of loss that the price of the  underlying  security may decline  during the call period.
That risk may be offset to some  extent by the  premium  the  Portfolio  receives.  If the value of the  investment does not rise above the call price,  it is likely that the call will lapse  without being  exercised.  In that case the Portfolio would keep the cash premium and the investment.

         When a  Portfolio  writes a call on an  index,  it  receives  cash (a  premium).  If the buyer of the call exercises it, the  Portfolio  will pay an amount of cash equal to the  difference  between the closing price of the call and the exercise  price,  multiplied by a specified  multiple that  determines the total value of the call for each point of  difference.  If the value of the  underlying  investment  does not rise above the call price,  it is likely that the call will lapse without being exercised.  In that case the Portfolio would keep the cash premium.

         The  Portfolios'  custodian  bank, or a securities  depository  acting for the Custodian,  will act as the
Portfolios'  escrow  agent,  through  the  facilities  of  the  Options  Clearing  Corporation  ("OCC"),  as to the
investments  on  which a  Portfolio  has  written  calls  traded  on  exchanges  or as to other  acceptable  escrow securities.  In that way, no margin will be required  for such  transactions.  OCC will release the  securities  on the expiration of the option or when the Portfolios enter into a closing transaction.

         When the Company writes an  over-the-counter  ("OTC")  option,  it will enter into an  arrangement  with a primary U.S.  government  securities dealer which will establish a formula price at which the Company will have the absolute  right to  repurchase  that OTC option.  The formula  price will  generally  be based on a multiple of the premium received for the option,  plus the amount by which the option is exercisable  below the market price of the underlying  security (that is, the option is "in the money").  When the Company writes an OTC option, it will treat as illiquid (for purposes of its restriction on holding illiquid  securities) the  mark-to-market  value of any OTC option it holds, unless the option is subject to a buy-back agreement by the executing broker.

         To terminate its obligation on a call it has written,  a Portfolio may purchase a corresponding  call in a
"closing purchase  transaction."  The Portfolio will then realize a profit or loss,  depending upon whether the net of the amount of the option  transaction  costs and the premium received on the call the Portfolio wrote is more or less than the price of the call the  Portfolio  purchases to close out the  transaction.  The Portfolio may realize a profit if the call  expires  unexercised,  because the  Portfolio  will retain the  underlying  security  and the premium it received when it wrote the call.  Any such profits are considered  short-term  capital gains for federal income tax  purposes,  as are the  premiums  on lapsed  calls.  If a  Portfolio  cannot  effect a closing  purchase transaction  due to the lack of a market,  it will have to hold the callable  securities  until the call expires or is exercised.

         The  Portfolios  may also write  calls on a futures  contract  without  owning  the  futures  contract  or securities  deliverable  under the contract.  The Portfolios may use call options on futures  contracts  solely for bona fide  hedging  purposes.  To do so, at the time the call is  written,  the  Portfolios  must cover the call by segregating  on its books an equivalent  dollar amount of liquid  assets.  A Portfolio  will  segregate  additional liquid assets if the value of the  segregated  assets drops below 100% of the current value of the future.  Because of this segregation  requirement,  in no circumstances would a Portfolio's receipt of an exercise notice as to that future  require  the  Portfolios  to  deliver a futures  contract.  It would  simply put the  Portfolio  in a short futures position, which is permitted by the Portfolios' hedging policies.

                  |_| Writing  Put  Options.  Oppenheimer  International  Growth  Fund/VA can also sell put options on futures.  A put option on securities  gives the purchaser  the right to sell,  and the writer the  obligation to buy, the underlying investment at the exercise price during the option period.

         The premium the  Portfolio  receives from writing a put  represents a profit,  as long as the price of the underlying  investment  remains  equal to or above the  exercise  price of the put.  However,  the  Portfolio  also assumes the obligation  during the option period to buy the underlying  investment from the buyer of the put at the exercise price, even if the value of the investment falls below the exercise price.

         If a put a Portfolio has written expires  unexercised,  the Portfolio realizes a gain in the amount of the premium less the  transaction  costs incurred.  If the put is exercised,  the Portfolio must fulfill its obligation to purchase the  underlying  investment at the exercise  price.  That price will usually exceed the market value of the  investment  at  that  time.  In  that  case,  the  Portfolio  may  incur a loss  if it  sells  the  underlying investment.  That loss will be equal to the sum of the sale  price of the  underlying  investment  and the  premium received minus the sum of the exercise price and any transaction costs the Portfolio incurred.

         When writing a put option on a security,  to secure its  obligation to pay for the  underlying  security a
Portfolio  will  identify on its books liquid  assets with a value equal to or greater  than the exercise  price of the underlying  securities.  The Portfolio  therefore forgoes the opportunity of investing the segregated assets or writing calls against those assets.

         As long as a Portfolio's  obligation as the put writer  continues,  it may be assigned an exercise  notice by the  broker-dealer  through  which the put was sold.  That notice will require the Portfolio to take delivery of the underlying  security and pay the exercise  price.  The Portfolio has no control over when it may be required to purchase  the  underlying  security,  since  it may be  assigned  an  exercise  notice  at any  time  prior  to the termination  of its obligation as the writer of the put. That  obligation  terminates  upon  expiration of the put.
It may also  terminate  if,  before it  receives an  exercise  notice,  the  Portfolio  effects a closing  purchase transaction  by  purchasing a put of the same series as it sold.  Once the  Portfolio has been assigned an exercise notice, it cannot effect a closing purchase transaction.

         A Portfolio  may decide to effect a closing  purchase  transaction  to realize a profit on an  outstanding put option it has written or to prevent  the  underlying  security  from being put.  Effecting  a closing  purchase transaction  will also permit the Portfolio to write  another put option on the  security,  or to sell the security and use the  proceeds  from the sale for other  investments.  The  Portfolio  will  realize a profit or loss from a closing  purchase  transaction  depending on whether the cost of the  transaction  is less or more than the premium received from writing the put option.  Any profits from writing puts are  considered  short-term  capital gains for federal tax purposes.

         |_| Purchasing  Calls and Puts. The  Oppenheimer  International  Growth Fund/VA and Government  Securities
Portfolio  can  purchase  calls  on  securities,   securities   indices,   and  foreign   currencies.   Oppenheimer
International  Growth  Fund/VA  can also buy put and call  options on futures.  A Portfolio  might do so to protect against  the  possibility  that  its  investment  portfolio  will not  participate  in an  anticipated  rise in the securities  market.  When a  Portfolio  buys a call  (other  than in a  closing  purchase  transaction),  it pays a premium.  The Portfolio then has the right to buy the underlying  investment from a seller of a corresponding  call on the same investment during the call period at a fixed exercise price.

         The Portfolio  benefits  only if it sells the call at a profit or if,  during the call period,  the market price of the underlying  investment is above the sum of the call price plus the  transaction  costs and the premium paid for the call and the Portfolio  exercises  the call.  If the  Portfolio  does not exercise the call or sell it
(whether or not at a profit),  the call will become  worthless at its  expiration  date. In that case the Portfolio will have paid the premium but lost the right to purchase the underlying investment.

         When a Portfolio  purchases a put, it pays a premium and,  except as to puts on indices,  has the right to sell the  underlying  investment  to a seller of a put on a  corresponding  investment  during  the put period at a fixed exercise price.

         Buying a put on  securities  or futures a  Portfolio  owns  enables  the  Portfolio  to attempt to protect itself during the put period against a decline in the value of the underlying  investment  below the exercise price by selling the  underlying  investment  at the  exercise  price to a seller of a  corresponding  put. If the market price of the  underlying  investment  is equal to or above the  exercise  price  and,  as a result,  the put is not exercised or resold,  the put will become  worthless at its  expiration  date. In that case the Portfolio will have paid the premium but lost the right to sell the  underlying  investment.  However,  the  Portfolio may sell the put prior to its expiration.  That sale may or may not be at a profit.

         Buying a put on an  investment  a  Portfolio  does  not own  (such as an  index  or  future)  permits  the
Portfolio  either to resell the put or to buy the  underlying  investment  and sell it at the exercise  price.  The resale price will vary inversely to the price of the underlying  investment.  If the market price of the underlying investment is above the exercise price and, as a result,  the put is not exercised,  the put will become  worthless on its expiration date.

         When a Portfolio  purchases a call or put on an index or future,  it pays a premium,  but settlement is in cash rather than by delivery of the  underlying  investment  to the  Portfolio.  Gain or loss depends on changes in the index in  question  (and thus on price  movements  in the  securities  market  generally)  rather than on price movements in individual securities or futures contracts.

                  |_| Buying and Selling  Options on Foreign  Currencies.  All Portfolios can sell  exchange-traded call options on foreign currencies.  Government  Securities Portfolio and Oppenheimer  International Growth Fund/VA
can also buy exchange-traded  calls on foreign currencies.  Oppenheimer  International  Growth Fund/VA can buy call options on  currencies in the OTC markets.  A Portfolio  could use these calls to try to protect  against  declines in the dollar value of foreign  securities  and  increases in the dollar cost of foreign  securities  the Portfolio wants to acquire.

         If a portfolio  manager  anticipates a rise in the dollar value of a foreign  currency in which securities to be acquired are  denominated,  the  increased  cost of those  securities  may be partially  offset by purchasing calls on that foreign  currency.  If the portfolio  manager  anticipates a decline in the dollar value of a foreign currency,  the decline in the dollar value of portfolio securities  denominated in that currency might be partially offset by writing  calls on that  foreign  currency.  However,  the currency  rates could  fluctuate in a direction adverse  to the  Portfolios'  position.  The  Portfolio  will  then  have  incurred  option  premium  payments  and transaction costs without a corresponding benefit.

         A call written on a foreign  currency is "covered" if the Portfolio owns the underlying  foreign  currency covered by the call or has an absolute and  immediate  right to acquire that foreign  currency  without  additional cash  consideration  (or it can do so for  additional  cash  consideration  held  in a  segregated  account  by its custodian bank) upon conversion or exchange of other foreign currency held in its portfolio.

         A  Portfolio  could write a call on a foreign  currency  to provide a hedge  against a decline in the U.S.
dollar value of a security  which the Portfolio  owns or has the right to acquire and which is  denominated  in the currency  underlying  the option.  That decline might be one that occurs due to an expected  adverse  change in the exchange rate.  This is known as a  "cross-hedging"  strategy.  In those  circumstances,  the Portfolio  covers the option by identifying liquid assets on its books in an amount equal to the exercise price of the option.

              |_| Futures.  The  Portfolios  have  different  policies and  limitations on the purchase and sale of futures contracts:
o        Each Portfolio can buy and sell future contracts on stock indices.
o        Total Return Portfolio,  Oppenheimer  International Growth Fund/VA and Government Securities Portfolio may
                      buy and sell interest rate futures contracts.
o        Each  portfolio  that can invest in  securities  denominated  in foreign  currency  can  purchase and sell futures on foreign currencies.
o        Total Return Portfolio,  Oppenheimer  International Growth Fund/VA and Government Securities Portfolio can
                      buy and sell futures contracts related to financial indices.

         A  broadly-based  stock index is used as the basis for trading stock index futures.  In some cases,  these futures may be based on stocks of issuers in a particular  industry or group of  industries.  A stock index assigns relative values to the common stocks  included in the index and its value  fluctuates in response to the changes in value of the  underlying  stocks.  A stock index  cannot be  purchased  or sold  directly.  Bond index  futures are similar  contracts based on the future value of the basket of securities  that comprise the index.  These contracts obligate the seller to deliver,  and the  purchaser to take,  cash to settle the futures  transaction.  There is no delivery  made of the  underlying  securities  to settle the futures  obligation.  Either party may also settle the transaction by entering into an offsetting contract.

         An interest  rate future  obligates  the seller to deliver (and the purchaser to take) cash or a specified type of debt  security  to settle the  futures  transaction.  Either  party  could  also  enter into an  offsetting contract to close out the position.
         No money is paid or received by a Portfolio  on the  purchase or sale of a future.  Upon  entering  into a futures  transaction,  the  Portfolio  will be  required  to deposit an initial  margin  payment  with the  futures commission  merchant  (the "futures  broker").  Initial  margin  payments  will be deposited  with the  Portfolio's custodian bank in an account registered in the futures broker's name.  However,  the futures broker can gain access to that  account  only under  specified  conditions.  As the future is marked to market (that is, its value on that
Portfolio's  books is  changed)  to  reflect  changes in its  market  value,  subsequent  margin  payments,  called variation margin, will be paid to or by the futures broker daily.

         At any time prior to expiration  of the future,  a Portfolio may elect to close out its position by taking an opposite  position,  at which time a final  determination  of variation  margin is made and any additional  cash must be paid by or released to that  Portfolio.  Any loss or gain on the future is then realized by that  Portfolio for tax purposes.  All futures  transactions are effected  through a clearinghouse  associated with the exchange on which the contracts are traded.

              |_| Forward  Contracts  (All Equity  Portfolios).  Forward  contracts are foreign  currency  exchange contracts.  They are used to buy or sell foreign  currency for future  delivery at a fixed price.  A Portfolio  can use them to "lock in" the U.S.  dollar price of a security  denominated  in a foreign  currency  that the Portfolio has bought or sold, or to protect  against  possible  losses from changes in the relative values of the U.S. dollar and a foreign  currency.  A Portfolio may also use  "cross-hedging"  where the Portfolio  hedges against changes in currencies other than the currency in which a security it holds is denominated.

         Under a forward  contract,  one party  agrees to  purchase,  and another  party agrees to sell, a specific currency at a future  date.  That date may be any fixed  number of days from the date of the  contract  agreed upon by the  parties.  The  transaction  price is set at the time the  contract is entered  into.  These  contracts  are traded in the inter-bank  market conducted  directly among currency  traders  (usually large commercial  banks) and their customers.

         A Portfolio  may use forward  contracts to protect  against  uncertainty  in the level of future  exchange rates.  The use of forward  contracts does not eliminate the risk of  fluctuations  in the prices of the underlying securities  the  Portfolio  owns or intends to acquire,  but it does fix a rate of  exchange  in advance.  Although forward  contracts  may reduce the risk of loss from a decline  in the value of the  hedged  currency,  at the same time they limit any potential gain if the value of the hedged currency increases.

         When a Portfolio  enters into a contract for the purchase or sale of a security  denominated  in a foreign currency,  or when it anticipates  receiving  dividend payments in a foreign  currency,  the Portfolio might desire to "lock-in" the U.S. dollar price of the security or the U.S. dollar  equivalent of the dividend  payments.  To do so, the Portfolio  could enter into a forward  contract for the purchase or sale of the amount of foreign  currency involved in the underlying  transaction,  in a fixed amount of U.S. dollars per unit of the foreign currency.  This is called a "transaction  hedge." The transaction  hedge will protect the Portfolio  against a loss from an adverse change in the  currency  exchange  rates  during the period  between the date on which the security is purchased or sold or on which the payment is declared, and the date on which the payments are made or received.

         A Portfolio  could also use forward  contracts to lock in the U.S.  dollar  value of portfolio  positions.
This is called a "position  hedge."  When a  portfolio  manager  believes  that  foreign  currency  might  suffer a substantial  decline against the U.S.  dollar,  the Portfolio could enter into a forward contract to sell an amount of  that  foreign  currency  approximating  the  value  of  some or all of the  Portfolio's  investment  securities denominated  in that  foreign  currency.  When a portfolio  manager  believes  that the U.S.  dollar might suffer a substantial  decline  against a foreign  currency,  the Portfolio  could enter into a forward  contract to buy that foreign  currency for a fixed dollar  amount.  Alternatively,  a Portfolio  could enter into a forward  contract to sell a different  foreign  currency for a fixed U.S. dollar amount if the portfolio  manager believes that the U.S.
dollar value of the foreign  currency to be sold pursuant to its forward  contract  will fall  whenever  there is a decline in the U.S.  dollar value of the currency in which  securities of the Portfolio  are  denominated.  That is referred to as a "cross hedge."

         A Portfolio  will cover its short  positions  in these cases by  identifying  on its books  liquid  assets having a value equal to the aggregate  amount of the Portfolio's  commitment under forward  contracts.  A Portfolio will not enter into  forward  contracts or maintain a net exposure to such  contracts  if the  consummation  of the contracts  would  obligate  the  Portfolio  to deliver an amount of foreign  currency in excess of the value of its portfolio  securities or other assets  denominated in that currency or another  currency that is the subject of the hedge.

         However,  to avoid excess  transactions and transaction  costs, a Portfolio may maintain a net exposure to forward  contracts  in excess of the value of its  portfolio  securities  or other  assets  denominated  in foreign currencies if the excess amount is "covered" by liquid  securities  denominated in any currency.  The cover must be at least equal at all times to the amount of that excess.  As one  alternative,  the  Portfolio may purchase a call option  permitting  it to purchase the amount of foreign  currency  being  hedged by a forward  sale  contract at a price no higher than the forward  contract price. As another  alternative,  the Portfolio may purchase a put option permitting it to sell the amount of foreign currency  subject to a forward purchase  contract at a price as high or higher than the forward contract price.

         The precise  matching of the amounts under  forward  contracts  and the value of the  securities  involved generally  will not be possible  because the future value of  securities  denominated  in foreign  currencies  will change as a consequence of market  movements  between the date the forward contract is entered into and the date it is sold. In some cases the  portfolio  manager  might decide to sell the security and deliver  foreign  currency to settle the  original  purchase  obligation.  If the market value of the security is less than the amount of foreign currency the Portfolio is obligated to deliver,  the Portfolio might have to purchase  additional  foreign currency on the "spot"  (that is, cash) market to settle the  security  trade.  If the market value of the security  instead exceeds the amount of foreign  currency the  Portfolio is obligated to deliver to settle the trade,  the  Portfolio might have to sell on the spot market some of the foreign  currency  received upon the sale of the security.  There will be additional transaction costs on the spot market in those cases.

         The  projection  of  short-term  currency  market  movements is extremely  difficult,  and the  successful execution  of a  short-term  hedging  strategy  is  highly  uncertain.  Forward  contracts  involve  the risk  that anticipated  currency  movements will not be accurately  predicted,  causing a Portfolio to sustain losses on these contracts and to pay  additional  transactions  costs.  The use of forward  contracts in this manner might reduce a
Portfolio's  performance  if there are  unanticipated  changes in currency  prices to a greater  degree than if the
Portfolio had not entered into such contracts.

         At or before the maturity of a forward  contract  requiring a Portfolio to sell a currency,  the Portfolio might sell a portfolio  security and use the sale proceeds to make delivery of the currency.  In the alternative it might retain the  security and offset its  contractual  obligation  to deliver the currency by  purchasing a second contract.  Under that  contract  the  Portfolio  will obtain,  on the same  maturity  date,  the same amount of the currency that it is obligated to deliver.  Similarly,  the Portfolio might close out a forward  contract  requiring it to purchase a specified  currency by entering  into a second  contract  entitling  it to sell the same amount of the same  currency on the maturity  date of the first  contract.  The  Portfolio  would realize a gain or loss as a result of entering  into such an  offsetting  forward  contract  under either  circumstance.  The gain or loss will depend on the extent to which the  exchange  rate or rates  between  the  currencies  involved  moved  between  the execution dates of the first contract and offsetting contract.

         The costs to a Portfolio  of engaging in forward  contracts  varies with  factors  such as the  currencies involved,  the length of the contract period and the market  conditions then prevailing.  Because forward contracts are usually  entered into on a principal  basis,  no brokerage  fees or  commissions  are  involved.  Because these contracts  are not traded on an  exchange,  the  Company  must  evaluate  the credit  and  performance  risk of the counterparty under each forward contract.

         Although each Portfolio  values its assets daily in terms of U.S.  dollars,  it does not intend to convert its holdings of foreign  currencies into U.S.  dollars on a daily basis. A Portfolio may convert  foreign  currency from  time to  time,  and  will  incur  costs  in  doing  so.  Foreign  exchange  dealers  do not  charge a fee for conversion,  but they do seek to realize a profit based on the difference  between the prices at which they buy and sell various  currencies.  Thus, a dealer might offer to sell a foreign  currency to a Portfolio at one rate, while offering a lesser rate of exchange if the Portfolio desires to resell that currency to the dealer.

              |_| Interest Rate Swap  Transactions  (Government  Securities  Portfolio).  In an interest rate swap, a Portfolio and another party  exchange  their right to receive or their  obligation to pay interest on a security.
For example,  they might swap the right to receive  floating  rate  payments for fixed rate  payments.  A Portfolio can enter into swaps only on  securities  that it owns and will not enter into swaps with  respect to more than 25%
of its total assets.  Also, a Portfolio  will identify on its books liquid assets (such as cash or U.S.  government securities)  to cover any amounts it could owe under  swaps that exceed the amounts it is entitled to receive,  and it will adjust that amount daily, as needed.

         Swap  agreements  entail  both  interest  rate  risk  and  credit  risk.  There is a risk  that,  based on movements  of interest  rates in the  future,  the  payments  made by a Portfolio  under a swap  agreement  will be greater  than the  payments  it  received.  Credit  risk arises from the  possibility  that the  counterparty  will default.  If the  counterparty  defaults,  the  Portfolio's  loss will  consist  of the net  amount of  contractual interest  payments  that the  Portfolio  has not yet  received.  The Manager will monitor the  creditworthiness  of counterparties to a Portfolio's interest rate swap transactions on an ongoing basis.

         A Portfolio  can enter into swap  transactions  with  certain  counterparties  pursuant to master  netting agreements.  A master netting  agreement  provides that all swaps done between the Portfolio and that  counterparty shall be regarded  as parts of an integral  agreement.  If amounts  are  payable on a  particular  date in the same currency in respect of one or more swap  transactions,  the amount  payable on that date in that currency  shall be the net amount. In addition,  the master netting  agreement may provide that if one party defaults  generally or on one swap, the counterparty  may terminate all of the swaps with that party.  Under these  agreements,  if a default results in a loss to one party,  the measure of that  party's  damages is  calculated  by  reference to the average cost of a  replacement  swap  for  each  swap.  It is  measured  by the  mark-to-market  value  at the  time of the termination  of  each  swap.  The  gains  and  losses  on  all  swaps  are  then  netted,  and  the  result  is the counterparty's  gain or loss on  termination.  The  termination of all swaps and the netting of gains and losses on termination is generally referred to as "aggregation."

              |_| Risks of Hedging  with  Options and  Futures.  The use of hedging  instruments  requires  special skills and  knowledge of  investment  techniques  that are  different  than what is required  for normal  portfolio management.  If the Manager uses a hedging  instrument at the wrong time or judges market  conditions  incorrectly, hedging  strategies may reduce a Portfolio's  return.  A Portfolio  could also  experience  losses if the prices of its futures and options positions were not correlated with its other investments.

         A Portfolio's  option  activities  could affect its portfolio  turnover rate,  brokerage  commissions  and transaction  costs.  The  exercise  of calls  written by a  Portfolio  might cause the  Portfolio  to sell  related portfolio  securities,  thus  increasing its turnover rate. The exercise by a Portfolio of puts on securities  will cause the sale of  underlying  investments,  increasing  portfolio  turnover.  Although  the  decision  whether  to exercise a put it holds is within the  Portfolio's  control,  holding a put might cause that  Portfolio to sell the related investments for reasons that would not exist in the absence of the put.

         A Portfolio  could pay a  brokerage  commission  each time they buy a call or put,  sell a call or put, or buy or sell an underlying  investment in connection  with the exercise of a call or put.  Those  commissions  could be higher on a relative basis than the  commissions  for direct  purchases or sales of the underlying  investments.
Premiums paid for options are small in relation to the market value of the  underlying  investments.  Consequently, put and call options  offer large amounts of leverage.  The leverage  offered by trading in options could result in a Portfolio's net asset value being more sensitive to changes in the value of the underlying investment.

         If a covered call written by a Portfolio is exercised on an investment  that has increased in value,  that
Portfolio will be required to sell the  investment at the call price.  It will not be able to realize any profit if the investment has increased in value above the call price.

         An option position may be closed out only on a market that provides  secondary  trading for options of the same series,  and there is no assurance  that a liquid  secondary  market will exist for any particular  option.  A
Portfolio  might  experience  losses if it could not close out a  position  because of an  illiquid  market for the future or option.

         There is a risk in using short hedging by selling futures or purchasing puts on  broadly-based  indices or futures to attempt to protect against  declines in the value of a Portfolio's  investment  securities.  The risk is that the prices of the futures or the  applicable  index will correlate  imperfectly  with the behavior of the cash prices of the  Portfolio's  securities.  For  example,  it is possible  that while the  Portfolio  has used hedging instruments  in a short  hedge,  the market might  advance and the value of the  securities  held by the  Portfolio might decline.  If that occurred,  the Portfolio would lose money on the hedging  instruments and also experience a decline in the value of its investment  securities.  However,  while this could occur for a very brief period or to a very small  degree,  over time the value of a diversified  portfolio of securities  will tend to move in the same direction as the indices upon which the hedging instruments are based.

         The risk of imperfect  correlation  increases as the  composition  of a Portfolio's  investments  diverges from the securities  included in the  applicable  index.  To compensate for the imperfect  correlation of movements in the price of the  investments  being hedged and movements in the price of the hedging  instruments,  a Portfolio might use hedging  instruments  in a greater  dollar  amount than the dollar amount of portfolio  securities  being hedged.  It might do so if the  historical  volatility  of the prices of the portfolio  securities  being hedged is more than the historical volatility of the applicable index.

         The ordinary  spreads between prices in the cash and futures  markets are subject to  distortions,  due to differences in the nature of those markets.  First,  all  participants  in the futures market are subject to margin deposit and maintenance  requirements.  Rather than meeting additional margin deposit  requirements,  investors may close futures contracts through  offsetting  transactions which could distort the normal  relationship  between the cash and futures  markets.  Second,  the  liquidity of the futures  market  depends on  participants  entering into offsetting  transactions  rather than making or taking delivery.  To the extent participants decide to make or take delivery,  liquidity in the futures market could be reduced,  thus producing  distortion.  Third, from the point of view of speculators,  the deposit  requirements in the futures market are less onerous than margin  requirements in the  securities  markets.  Therefore,  increased  participation  by  speculators  in the  futures  market may cause temporary price distortions.

         A Portfolio can use hedging  instruments to establish a position in the securities  markets as a temporary substitute  for the  purchase of  individual  securities  (long  hedging) by buying  futures  and/or  calls on such futures,  broadly-based  indices or on securities.  It is possible that when the Portfolio does so the market might decline.  If the Portfolio  then  concludes  not to invest in securities  because of concerns that the market might decline  further or for other  reasons,  the Portfolio will realize a loss on the hedging  instruments  that is not offset by a reduction in the price of the securities purchased.

              |_|  Regulatory  Aspects of Hedging  Instruments.  When using  futures and  options on  futures,  the
Portfolios are required to operate within certain  guidelines and  restrictions  with respect to the use of futures as established  by the  Commodities  Futures  Trading  Commission  (the "CFTC").  In particular,  each Portfolio is exempted  from  registration  with the CFTC as a "commodity  pool  operator"  if the  Portfolio  complies  with the requirements  of Rule 4.5 adopted by the CFTC.  The Rule does not limit the  percentage of the  Portfolio's  assets that may be used for  futures  margin and related  options  premiums  for a bona fide  hedging  position.  However, under the Rule, a Portfolio must limit their aggregate  initial futures margin and related options  premiums to not more than 5% of the  Portfolio's  net assets for  hedging  strategies  that are not  considered  bona fide  hedging strategies  under the Rule.  Under the Rule,  the  Portfolio  must also use short  futures  and  options on futures solely for bona fide hedging  purposes within the meaning and intent of the applicable  provisions of the Commodity
Exchange Act.

         Transactions  in  options  by the  Portfolios  are  subject  to  limitations  established  by  the  option exchanges.  The exchanges  limit the maximum number of options that may be written or held by a single  investor or group of  investors  acting in concert.  Those  limits  apply  regardless  of whether the options  were  written or purchased on the same or different  exchanges or are held in one or more accounts or through one or more  different exchanges or through one or more  brokers.  Thus,  the number of options that a Portfolio  may write or hold may be affected  by options  written or held by other  entities,  including  other  investment  companies  having the same adviser  as the  Portfolio  (or an  adviser  that is an  affiliate  of the  Portfolio's  investment  advisor).  The exchanges  also  impose  position  limits on  futures  transactions.  An  exchange  may order  the  liquidation  of positions found to be in violation of those limits and may impose certain other sanctions.

         Under the Investment  Company Act, when a Portfolio  purchases a future,  it must maintain cash or readily marketable  short-term  debt  instruments in an amount equal to the market value of the  securities  underlying the future, less the margin deposit applicable to it.

              |_| Tax Aspects of Certain  Hedging  Instruments.  Certain  foreign  currency  exchange  contracts in which the  Portfolios  may invest are treated as "Section  1256  contracts"  under the Internal  Revenue  Code.  In general,  gains or losses relating to Section 1256 contracts are  characterized as 60% long-term and 40% short-term capital  gains or losses  under the Code.  However,  foreign  currency  gains or losses  arising  from Section 1256 contracts that are forward  contracts  generally are treated as ordinary income or loss. In addition,  Section 1256 contracts held by the Portfolios at the end of each taxable year are  "marked-to-market,"  and unrealized  gains or losses are  treated as though  they were  realized.  An  election  can be made by the  Portfolios  to exempt  those transactions from this marked-to-market treatment.

         Certain  forward  contracts the  Portfolios  enter into may result in  "straddles"  for Federal income tax purposes.  The straddle  rules may affect the character  and timing of gains (or losses)  recognized by a Portfolio on straddle  positions.  Generally,  a loss  sustained  on the  disposition  of a position  making up a straddle is allowed only to the extent that the loss exceeds any  unrecognized  gain in the offsetting  positions making up the straddle.  Disallowed  loss  is  generally  allowed  at the  point  where  there  is no  unrecognized  gain  in the offsetting positions making up the straddle, or the offsetting position is disposed of.

         Under the Internal Revenue Code, the following gains or losses are treated as ordinary income or loss:
(1)      gains or losses  attributable  to  fluctuations  in exchange rates that occur between the time a Portfolio accrues  interest or other  receivables  or accrues  expenses or other  liabilities  denominated in a foreign  currency  and the  time  the  Portfolio  actually  collects  such  receivables  or pay  such liabilities, and
(2)      gains or losses  attributable  to  fluctuations  in the value of a foreign  currency  between  the date of acquisition  of a debt  security  denominated  in a foreign  currency  or  foreign  currency  forward contracts and the date of disposition.

         Currency gains and losses are offset  against  market gains and losses on each trade before  determining a net "Section 988" gain or loss under the Internal  Revenue Code for that trade,  which may increase or decrease the amount of a Portfolio's investment income available for distribution to its shareholders.

         |X| Temporary  Defensive  Investments.  When market  conditions are unstable,  or the Manager  believes it is otherwise  appropriate to reduce  holdings in stocks,  the Portfolios can invest in a variety of debt securities for defensive  purposes.  The  Portfolios can also purchase  these  securities for liquidity  purposes to meet cash needs due to the redemption of Portfolio  shares,  or to hold while waiting to reinvest cash received from the sale of other portfolio securities.  The Portfolios can buy:
|_|      obligations issued or guaranteed by the U. S. government or its instrumentalities or agencies,
|_|      commercial paper (short-term,  unsecured,  promissory notes of domestic or foreign companies) rated in the three top rating categories of a nationally recognized rating organization,
|_|      short-term debt  obligations of corporate  issuers,  rated investment grade (rated at least Baa by Moody's or at least BBB by Standard & Poor's,  or a comparable  rating by another  rating  organization),  or unrated  securities  judged by the Manager to have a comparable  quality to rated securities in those categories,
|_|      certificates  of deposit and bankers'  acceptances  of domestic  and foreign  banks having total assets in excess of U.S. $1 billion, and
|_|      repurchase agreements.

         Short-term debt securities  would normally be selected for defensive or cash management  purposes  because they can  normally be disposed of quickly,  are not  generally  subject to  significant  fluctuations  in principal value and their value will be less subject to interest rate risk than longer-term debt securities.

Investment Restrictions

         |X| What Are  "Fundamental  Policies?"  Fundamental  policies are those  policies that each  Portfolio has adopted  to  govern  its  investments  that can be  changed  only by the vote of a  "majority"  of the  Portfolio's outstanding  voting  securities.  Under the Investment Company Act, a "majority" vote is defined as the vote of the holders of the lesser of:
         |_| 67% or more of the shares  present or represented  by proxy at a shareholder  meeting,  if the holders of more than 50% of the outstanding shares are present or represented by proxy, or
         |_|  more than 50% of the outstanding shares.

         The Portfolios'  investment objectives are not fundamental policies,  but will not be changed by the Board of Directors without advance notice to shareholders.  Other policies  described in the Prospectus or this Statement of  Additional  Information  are  "fundamental"  only if they are  identified  as such.  The Board of Directors can change non-fundamental policies without shareholder approval.  However,  significant changes to investment policies will be described in  supplements  or updates to the  Prospectus or this  Statement of Additional  Information,  as appropriate. The Portfolios' most significant investment policies are described in the Prospectus.

         |X| Do the Portfolios Have Additional  Fundamental  Policies?  The following  investment  restrictions are fundamental policies of Total Return Portfolio,  Growth Portfolio,  Government Securities Portfolio and Oppenheimer
International Growth Fund/VA.

|_|      A Portfolio cannot invest in "senior  securities",  except to the extent permitted under the 1940 Act, the rules or  regulations  thereunder or any exemption  therefrom  that is applicable to the Company,  as such statute, rules or regulations may be amended or interpreted from time to time.
|_|      Total Return Portfolio and Growth Portfolio cannot  concentrate  investments.  That means these portfolios cannot  invest 25% or more of their total assets in companies  in any one  industry.  That limit does not  apply  to  securities  issued  or  guaranteed  by  the  U.S.  government  or  its  agencies  and instrumentalities or securities issued by investment companies.
|_|      A Portfolio  cannot invest in physical  commodities or  commodities  contracts.  However,  a Portfolio can invest in hedging  instruments  permitted  by any of its other  investment  policies,  and can buy or sell options,  futures,  securities or other  instruments  backed by, or the  investment  return from which is linked to, changes in the price of physical commodities, commodity contracts or currencies.
|_|      A  Portfolio  cannot  invest in real estate or in  interests  in real  estate.  However,  a Portfolio  can purchase  securities  of  issuers  holding  real  estate  or  interests  in  real  estate  (including securities of real estate investment trusts) if permitted by its other investment policies.
|_|      The  Portfolio  may not borrow  money,  except to the extent  permitted  under the 1940 Act,  the rules or regulations  thereunder  or any  exemption  therefrom  that is  applicable  to the  Company,  as such statute, rules or regulations may be amended or interpreted from time to time.
|_|      The  Portfolio  cannot  make  loans,  except to the  extent  permitted  under  the 1940 Act,  the rules or regulations  thereunder or any exemption  therefrom  that is  applicable  to the  Portfolio,  as such statute, rules or regulations may be amended or interpreted from time to time.
|_|      Total  Return  Portfolio,  Growth  Portfolio  and  Oppenheimer  International  Growth  Fund/VA  cannot buy securities or other  instruments  issued or guaranteed by any one issuer if more than 5% of its total assets would be invested in  securities or other  instruments  of that issuer or if it would then own more  than  10%  of  that  issuer's  voting  securities.  This  limitation  applies  to  75%  of  the
              Portfolio's  total assets.  The limit does not apply to  securities  issued or guaranteed by the U.S.
              government or any of its agencies or instrumentalities or securities of other investment companies.
|_|      A Portfolio cannot underwrite  securities of other issuers.  A permitted  exception is if the Portfolio is deemed to be an underwriter under the 1933 Act in selling its investment securities.

Do the Portfolios Have Other Restrictions that are Not Fundamental Policies?

         The  Portfolios  have an additional  restriction  on their  investment  policies that is not  fundamental, which means that it can be changed by the Board of  Directors,  without  obtaining  approval  from the  Portfolio's outstanding voting securities.

|_|      Total Return  Portfolio and Growth  Portfolio  cannot  invest in  securities of foreign  issuers if at the time of acquisition  more than 10% of its total assets,  taken at market value,  would be invested in those  securities.  However,  a Portfolio can invest up to 25% of its total assets in securities  (i)
              issued,   assumed  or   guaranteed   by   foreign   governments,   or   political   subdivisions   or
              instrumentalities  thereof,  (ii) assumed or guaranteed  by domestic  issuers,  including  Eurodollar securities,  or (iii) issued,  assumed or guaranteed by foreign  issuers having a class of securities listed for trading on The New York Stock Exchange.

How the Portfolios Are Managed

Organization  and  History.  Panorama  Series  Fund,  Inc.,  the  investment  company of which each  Portfolio is a series,  was  incorporated  in Maryland on August 17, 1981. It is referred to as the "Company" in this Statement of
Additional  Information.  Prior to May 1, 1996, the Company was named Connecticut  Mutual Financial Services Series
Fund I, Inc.

         |X| Meetings of  Shareholders.  As series of a Maryland  corporation,  the  Portfolios are not required to hold, and do not plan to hold,  regular annual  meetings of  shareholders.  The Portfolios  will hold meetings from time to time on important  matters and when  required to do so by the  Investment  Company Act or other  applicable law.  They will also do so when a  shareholder  meeting is called by the  Directors  or upon proper  request of the shareholders.

         The Company will hold meetings when required to do so by the  Investment  Company Act or other  applicable law. The Company  will hold a meeting when the  Directors  call a meeting or upon proper  request of  shareholders.
If the  Company  receives  a written  request  of the  record  holders  of at least 25% of the  outstanding  shares eligible to be voted at a meeting to call a meeting for a specified  purpose  (which might include the removal of a
Director),  the  Directors  will call a meeting  of  shareholders  for that  specified  purpose.  The  Company  has undertaken  that it will then either  give the  applicants  access to the  Company's  shareholder  list or mail the applicants' communication to all other shareholders at the applicants' expense.

         |X| Classes of Shares. The Directors are authorized,  without shareholder  approval,  to create new series and classes of shares.  The Directors may  reclassify  unissued  shares of a Portfolio  into  additional  series or classes  of  shares.  The  Directors  also may  divide or  combine  the  shares of a class into a greater or lesser number of shares without changing the  proportionate  beneficial  interest of a shareholder in a Portfolio.  Shares do not have  cumulative  voting  rights or  preemptive  or  subscription  rights.  Shares  may be voted by proxy at shareholder meetings.

         Each Portfolio  currently has two classes of shares  authorized.  All the Portfolios offer a class with no name  designation  and the Service Share Class.  All classes invest in the same  investment  portfolio.  Each class of shares:

o        has its own dividends and distributions,
o        pays certain expenses which may be different for the different classes,
o        may have a different net asset value,
o        may have separate  voting rights on matters in which  interests of one class are different  from interests of another class, and
o        votes as a class on matters that affect that class alone.

         Shares are freely transferable,  and each share of each class has one vote at shareholder  meetings,  with fractional  shares  voting  proportionally  on  matters  submitted  to the vote of  shareholders.  Each  share of a
Portfolio  represents an interest in that  Portfolio  proportionately  equal to the interest of each other share of the same class.

Board of Directors

         The Company is governed by a Board of Directors,  which is  responsible  for  protecting  the interests of shareholders  under Maryland law. The Directors meet  periodically  throughout the year to oversee the  Portfolio's activities,  review its  performance,  and review the actions of the  Manager.  Although  the  Portfolios  will not normally hold annual meetings of shareholders,  they may hold  shareholder  meetings from time to time on important matters,  and shareholders  have the right to call a meeting to remove a Director or to take other action described in the Company's Articles of Incorporation.

         The  Board  of  Directors  has an Audit  Committee  and a  Review  Committee.  The  members  of the  Audit
Committee are Edward L. Cameron  (Chairman),  William L.  Armstrong,  George C. Bowen and Robert Malone.  The Audit
Committee  held six  meetings  during the fiscal year ended  December 31, 2001.  The Audit  Committee  acts under a charter  adopted by the Board of Directors  and performs a number of oversight  functions.  Among other  functions, the Audit Committee  provides the Board with  recommendations  regarding the selection of the independent  auditor.
The Audit  Committee also reviews the scope and results of audits and the audit fees charged,  reviews reports from the independent audit concerning each Portfolio's internal accounting procedures and controls.

         The Audit Committee's  functions include selecting and nominating to the full Board,  Independent nominees for  election  as  Independent  Directors.  The  Audit  Committee  may,  but  need  not  consider  the  advice  and recommendation  of the Manager and its  affiliates  in  selecting  nominees.  The full Board  elects new  Directors except for those  instances  when a shareholder  vote is required.  To date,  the Audit  Committee has been able to identify  from its own  resources an ample number of qualified  candidates.  Nonetheless,  shareholders  may submit names  of  individuals,  accompanied  by  complete  and  properly  supported  resumes,  for the  Audit  Committee's consideration  by mailing such  information  to the  Committee in care of the Company.  The  Committee may consider such  persons at such time as it meets to  consider  possible  nominees.  The  Committee,  however,  reserves  sole discretion  to  determine  the  candidates  to present to the Board and/or  shareholders  and when it meets for the purpose of considering potential nominees.

         The members of the Review Committee are Jon S. Fossel  (Chairman),  Sam Freedman,  Robert G. Avis, Beverly
Hamilton  and F.  William  Marshall,  Jr. The  Review  Committee  held six  meetings  during the fiscal  year ended
December 31,  2001.  The Review  Committee  acts under a charter  adopted by the Board of Directors  and performs a
number  of  oversight  functions.   Among  other  functions,   the  Review  Committee  reviews  reports  and  makes
recommendations  to the Board concerning the fees paid to the Portfolios'  Transfer Agent and the services provided to each  Portfolio by the Transfer  Agent.  The Review  Committee also reviews  policies and procedures  adopted by the Portfolio to comply with the Investment Company Act of 1940 and other applicable law.

Directors  and  Officers of the  Company.  The  Directors  and  officers of the Company and their  positions  held, length of service in such  position(s) and their principal  occupations and business  affiliations  during the past five years are listed below.  Each of the Directors  except Mr.  Murphy,  is an  "Independent  Director," (a person who is neither an  "affiliated  person" or an "interested  person" as defined in the  Investment  Company Act). Mr.
Murphy is an  "Interested  Director,"  because he is  affiliated  with the Manager by virtue of his positions as an officer and  director of the Manager,  and as a  shareholder  of its parent  company.  Mr.  Murphy was elected as a
Director with the understanding  that in the event he ceases to be the chief executive  officer of the Manager,  he will  resign as a Director of the Board II Funds for which he is a trustee or  director.  The  information  for the
Directors  also  indicates  that no  Director  owns any shares of any of the  Portfolios  as well as the  aggregate dollar  range of  shares  of the  Board II Funds  beneficially  owned by the  Director.  All  information  is as of
December  31,  2001.  All of the  Directors  are also  trustees,  directors  or  managing  general  partners of the following Oppenheimer funds (hereinafter referred to as "Board II funds")1:

Oppenheimer Cash Reserves                                      Oppenheimer Select Managers
Oppenheimer Champion Income Fund                               Oppenheimer Senior Floating Rate Fund
Oppenheimer Capital Income Fund                                Oppenheimer Strategic Income Fund
Oppenheimer High Yield Fund                                    Oppenheimer Total Return Fund, Inc.
Oppenheimer International Bond Fund                            Oppenheimer Variable Account Funds
Oppenheimer Integrity Funds                                    Panorama Series Fund, Inc.
Oppenheimer Limited-Term Government Fund                       Centennial America Fund, L. P.
Oppenheimer Main Street Funds, Inc.                            Centennial California Tax Exempt Trust
Oppenheimer Main Street Opportunity Fund                       Centennial Government Trust
Oppenheimer Main Street Small Cap Fund                         Centennial Money Market Trust
Oppenheimer Municipal Fund                                     Centennial New York Tax Exempt Trust
Oppenheimer Real Asset Fund                                    Centennial Tax Exempt Trust

         Messrs.  Swain,  Murphy,  Molleur,  Wixted and Zack, Charles Albers,  Nicholas  Monoyios,  Patrick Bisbey,
Scott  Farrar,  Angelo  Manioudakis,  George  Evans  and  Mses.  Feld  and Ives who are  officers  of the  Company, respectively  hold the same offices  with one or more of the other Board II Funds as with the Company.  As of March
31, 2002,  the  Directors  and officers of the Company as a group owned less than 1% of the  outstanding  shares of the Portfolio.  The foregoing  statement does not reflect ownership of shares held of record by an employee benefit plan for  employees of the  Manager,  other than the shares  beneficially  owned under that plan by the officers of the  Portfolios  listed  above.  In  addition,  each  Independent  Director,  and his  family  members,  do not own securities  of either  the  Manager  or  Distributor  of the Board II Funds or any person  directly  or  indirectly controlling, controlled by or under common control with the Manager or Distributor.

         Mr. Swain has reported  that he sold a residential  property to Mr.  Freedman on October 23, 2001 for $1.2 million.  An independent appraisal of the property supported the sale price.

Independent Trustees and Officer

   -------------------------- ------------------------------------------------------- -------------- --------------
                                                                                                       Aggregate
                                                                                                     Dollar Range
   Name, Address, 2  Age,                                                             Dollar Range     of Shares
   Position(s) Held with      Principal Occupation(s) During Past 5 Years / Other       of Shares    Owned in any
   Company and Length of      Trusteeships Held by Trustee / Number of Portfolios     Owned in the   of the Board
   Time Served3               in Fund Complex Overseen by Trustee                      Portfolios      II Funds
   -------------------------- ------------------------------------------------------- -------------- --------------
   -------------------------- ------------------------------------------------------- -------------- --------------
   James C. Swain,            Formerly (until January 2, 2002) Vice Chairman of the        $0        Over $100,000
   Chairman, Chief            Manager and (until 1997) President and a director of
   Executive Officer and      Centennial Asset Management Corporation, an
   Director, since 1996       investment advisory subsidiary of the Manager.
   Age: 68                    Director/trustee of 41 investment companies in the
                              OppenheimerFunds complex.
   -------------------------- ------------------------------------------------------- -------------- --------------
   -------------------------- ------------------------------------------------------- -------------- --------------
   William L. Armstrong,      Chairman of the following private mortgage banking
   Director since 1999        companies: Cherry Creek Mortgage Company (since
   Age: 64                    1991), Centennial State Mortgage Company (since
                              1994), The El Paso Mortgage Company (since 1993),
                              Transland Financial Services, Inc. (since 1997);
                              Chairman of the following private companies: Great
                              Frontier Insurance (insurance agency) (since 1995)
                              and Ambassador Media Corporation (since 1984);
                              Director of the following public companies: Storage
                              Technology Corporation (computer equipment company)
                              (since 1991), Helmerich & Payne, Inc. (oil and gas                       $50,001-
                              drilling/production company) (since 1992),                   $0          $100,000
                              UNUMProvident (insurance company) (since 1991);
                              formerly Director of International Family
                              Entertainment (television channel) (1992 - 1997) and
                              Natec Resources, Inc. (air pollution control
                              equipment and services company) (1991-1995), Frontier
                              Real Estate, Inc. (residential real estate brokerage)
                              (1994-1999), and Frontier Title (title insurance
                              agency) (1995-June 1999); formerly U.S. Senator
                              (January 1979-January 1991). Director/ trustee of 40
                              investment companies in the OppenheimerFunds complex.
   -------------------------- ------------------------------------------------------- -------------- --------------
   -------------------------- ------------------------------------------------------- -------------- --------------
   Robert G. Avis, Director   Formerly (until February 2001), Director and
   since 1996                 President of A.G. Edwards Capital, Inc. (General
   Age: 70                    Partner of private equity funds); formerly (until
                              March 2000), Chairman, President and Chief Executive
                              Officer of A.G. Edwards Capital, Inc.; formerly
                              (until March 1999), Vice Chairman and Director of
                              A.G. Edwards, Inc. and Vice Chairman of A.G. Edwards                       Over
                              & Sons, Inc. (its brokerage company subsidiary);             $0          $100,000
                              (until March 1999), Chairman of A.G. Edwards Trust
                              Company and A.G.E. Asset Management (investment
                              advisor); (until March 2000), a Director of A.G.
                              Edwards & Sons and A.G. Edwards Trust Company.
                              Director/trustee of 41 investment companies in the
                              OppenheimerFunds complex.
   -------------------------- ------------------------------------------------------- -------------- --------------
   -------------------------- ------------------------------------------------------- -------------- --------------
   George C. Bowen,           Formerly (until April 1999) Mr. Bowen held the
   Director since 2002        following positions: Senior Vice President (from
   Age: 65                    September 1987) and Treasurer (from March 1985) of
                              the Manager; Vice President (from June 1983) and
                              Treasurer (since March 1985) of OppenheimerFunds
                              Distributor, Inc., a subsidiary of the Manager;
                              Senior Vice President (since February 1992),
                              Treasurer (since July 1991) Assistant Secretary and a
                              Director (since December 1991) of Centennial Asset
                              Management Corporation; Vice President (since October
                              1989) and Treasurer (since April 1986) of HarbourView
                              Asset Management Corporation, an investment advisory
                              subsidiary of the Manager; President, Treasurer and a
                              Director of Centennial Capital Corporation (since
                              June 1989), a prior investment advisory subsidiary of
                              the Manager; Vice President and Treasurer (since
                              August 1978) and Secretary (since April 1981) of             $0        Over $100,000
                              Shareholder Services, Inc., and Vice President,
                              Treasurer and Secretary of Shareholder Financial
                              Services, Inc. (since November 1989), both are
                              transfer agent subsidiaries of the Manager; Assistant
                              Treasurer of Oppenheimer Acquisition Corp. (since
                              March 1998), the Manager's parent holding company;
                              Treasurer of Oppenheimer Partnership Holdings, Inc.
                              (since November 1989), a holding company subsidiary
                              of the Manager; Vice President and Treasurer of
                              Oppenheimer Real Asset Management, Inc. (since July
                              1996), an investment advisory subsidiary of the
                              Manager; Treasurer of OppenheimerFunds International
                              Ltd. and Oppenheimer Millennium Funds plc (since
                              October 1997), offshore fund management subsidiaries
                              of the Manager. Director/Trustee of 36 portfolios in
                              the OppenheimerFunds complex.
   -------------------------- ------------------------------------------------------- -------------- --------------
   -------------------------- ------------------------------------------------------- -------------- --------------
   Edward L. Cameron,         Formerly (from 1974-1999) a partner with
   Director since 2002        PricewaterhouseCoopers LLP (an accounting firm) and
   Age: 63                    Chairman, Price Waterhouse LLP Global Investment
                              Management Industry Services Group (from 1994-1998).         $0        Over $100,000
                              Director/Trustee of 36 portfolios in the
                              OppenheimerFunds complex.
   -------------------------- ------------------------------------------------------- -------------- --------------
   -------------------------- ------------------------------------------------------- -------------- --------------
   Jon S. Fossel,             Chairman and Director of Rocky Mountain Elk
   Director since 1990        Foundation, a not-for-profit foundation (since 1998);
   Age: 60                    and a director of P.R. Pharmaceuticals, a privately
                              held company (since October 1999) and UNUM Provident
                              (insurance company) (since June 1, 2002). Formerly
                              Mr. Fossel held the following positions: Chairman and
                              a director (until October 1996) and President and            $0        Over $100,000
                              Chief Executive Officer (until October 1995) of the
                              Manager; President, Chief Executive Officer and a
                              director of Oppenheimer Acquisition Corp.,
                              Shareholder Services, Inc. and Shareholder Financial
                              Services, Inc. (until October 1995). Oversees 41
                              portfolios in the OppenheimerFunds complex.
   -------------------------- ------------------------------------------------------- -------------- --------------
   -------------------------- ------------------------------------------------------- -------------- --------------
   Sam Freedman,              Formerly (until October 1994) Mr. Freedman held the
   Director since 1996        following positions: Chairman and Chief Executive
   Age: 61                    Officer of OppenheimerFunds Services; Chairman, Chief
                              Executive Officer and a director of Shareholder
                              Services, Inc., Chairman, Chief Executive Officer and
                              director of Shareholder Financial Services, Inc.,            $0        Over $100,000
                              Vice President and director of Oppenheimer
                              Acquisition Corp. and a director of OppenheimerFunds,
                              Inc. Director/trustee of 41 investment companies in
                              the OppenheimerFunds complex.
   -------------------------- ------------------------------------------------------- -------------- --------------
   -------------------------- ------------------------------------------------------- -------------- --------------
   Beverly   L.    Hamilton,  Trustee (since 1996) of MassMutual Institutional
   Director since 2002        Funds and of MML Series Investment Fund (open-end
   Age: 55                    investment companies); Director of MML Services, an
                              investment company (since April 1987), America Funds
                              Emerging Markets Growth Fund, an investment company
                              (since October 1991), The California Endowment, a
                              philanthropy organization (since April 2002), and
                              Community Hospital of Monterey Peninsula, (since
                              February 2002), a Trustee of Monterey International
                              Studies, an educational organization (since February
                              2000), and an advisor to Unilever (Holland)'s pension        $0        $0*
                              fund and to Credit Suisse First Boston's Sprout
                              venture capital unit.  Mrs. Hamilton also is a member
                              of the investment committees of the Rockefeller
                              Foundation, the University of Michigan and Hartford
                              Hospital.  Formerly, Mrs. Hamilton held the following
                              position: President ARCO Investment Management
                              Company, (from February 1991 until April 2000).
                              Oversees 40 portfolios in the OppenheimerFunds
                              complex.
   -------------------------- ------------------------------------------------------- -------------- --------------
   -------------------------- ------------------------------------------------------- -------------- --------------
   Robert Malone,             Director of Jones Knowledge, Inc., a privately held
   Director since 2002        company (since 2001), director of U.S. Exploration,
   Age: 57                    Inc., (since 1997), director of Colorado UpLIFT, a
                              non-profit organization (since 1986) and a Trustee of
                              the Gallagher Family Foundation, (since 2000).               $0        $0*
                              Formerly, Mr. Malone held the following positions:
                              Chairman of U.S. Bank (formerly Colorado National Bank)
                              a subsidiary of U.S. BanCorp (from July 1, 1996 until
                              April 1, 1999); Chairman of the Board and
                              Chairman Executive Officer of Colorado National Bank
                              (from December 18, 1992 until July 1, 1996); director
                              of Commercial Assets, Inc. (from 1993 to 2000); oversees
                              40 portfolios in the Oppenheimer funds complex.
   -------------------------- ------------------------------------------------------- -------------- --------------
   -------------------------- ------------------------------------------------------- -------------- --------------
   F. William Marshall,       Director (since 1996) of MassMutual Institutional            $0        Over $100,000
   Jr., Director              Funds and of MML Series Investment Fund (open-end
   since 2002                 investment companies). Formerly (until 1999) Chairman
   Age: 59                    of SIS & Family Bank, F.S.B. (formerly SIS Bank);
                              President, Chief Executive Officer and Director of
                              SIS Bankcorp., Inc. and SIS Bank (formerly
                              Springfield Institution for Savings) (1993-1999);
                              Executive Vice President (until 1999) of Peoples
                              Heritage Financial Group, Inc.; Chairman and Chief
                              Executive Office of Bank of Ireland First Holdings,
                              Inc. and First New Hampshire Banks (1990-1993).
                              Director/Trustee  of 36 portfolios  in the
                              OppenheimerFunds complex.
   -------------------------- ------------------------------------------------------- -------------- --------------

Nominee for Interested Director

   -------------------------- ------------------------------------------------------- ------------ ----------------
   Name, Address Age,         Principal Occupation(s) During Past 5 Years               Dollar        Aggregate
                                                                                                    Dollar Range
                                                                                                      of Shares
                                                                                       Range of     Owned in any
                                                                                        Shares         of the
   Position(s) Held with                                                               Owned in      Oppenheimer
   Company and Length of      /Directorships Held/Number of Portfolios in Fund            the       Funds5 (as of
   Time Served                Complex Overseen                                        Portfolios      12/31/01)
   -------------------------- ------------------------------------------------------- ------------ ----------------
   -------------------------- ------------------------------------------------------- ------------ ----------------
   John V. Murphy,            Chairman, Chief Executive Officer and Director (since
   President                  June 2001) and President (since September 2000) of
   since October 2001         the Manager; President and a Director of other              $0        Over $100,000
   Age: 52                    Oppenheimer funds; President and a Director (since
                              July 2001) of Oppenheimer Acquisition Corp. and of
                              Oppenheimer Partnership Holdings, Inc.; a Director
                              (since November 2001) of OppenheimerFunds
                              Distributor, Inc.; Chairman and a Director (since
                              July 2001) of Shareholder Services, Inc. and of
                              Shareholder Financial Services, Inc.; President and a
                              Director (since July 2001) of OppenheimerFunds Legacy
                              Program, a charitable trust program established by
                              the Manager; a Director of the following investment
                              advisory subsidiaries of OFI: OAM Institutional, Inc.
                              and Centennial Asset Management Corporation (since
                              November 2001), HarbourView Asset Management
                              Corporation and OFI Private Investments, Inc. (since
                              July 2002); President (since November 1, 2001) and a
                              Director (since July 2001) of Oppenheimer Real Asset
                              Management, Inc.; a Director (since November 2001) of
                              Trinity Investment Management Corp. and Tremont
                              Advisers, Inc., investment advisory affiliates of the
                              Manager; Executive Vice President (since February
                              1997) of Massachusetts Mutual Life Insurance Company,
                              the Manager's parent company; a Director (since June
                              1995) of DBL Acquisition Corporation; formerly, Chief
                              Operating Officer (from September 2000 to June 2001)
                              of the Manager; President and Director (from November
                              1999 to November 2001) of MML Series Investment Fund
                              and MassMutual Institutional Funds, open-end
                              investment companies; a Director (from September 1999
                              to August 2000) of C.M. Life Insurance Company;
                              President, Chief Executive Officer and Director (from
                              September 1999 to August 2000) of MML Bay State Life
                              Insurance Company; a Director (from June 1989 to June
                              1998) of Emerald Isle Bancorp and Hibernia Savings
                              Bank, wholly-owned subsidiary of Emerald Isle
                              Bancorp. Director/Trustee of 63 investment companies
                              in the OppenheimerFunds complex.
   -------------------------- ------------------------------------------------------- ------------ ----------------

Officers of the Company

   ------------------------------------------ ---------------------------------------------------------------------
   Name, Address4 Age, Position(s) Held       Principal Occupation(s) During Past 5 Years
   with Company and Length of Time Served5
   ------------------------------------------ ---------------------------------------------------------------------
   ------------------------------------------ ---------------------------------------------------------------------
   Charles Albers, Vice President and         Senior  Vice  President  (since  April  1998)  of  the  Manager;   a
   Portfolio Manager
   Since April 1998                           Certified  Financial  Analyst;  an officer and portfolio  manager of
   Age: 61                                    other  Oppenheimer  funds;  formerly a Vice  President and portfolio manager for Guardian Investor  Services,  the investment  management subsidiary  of The Guardian  Life  Insurance  Company  (1972 - April
                                              1998).
   ------------------------------------------ ---------------------------------------------------------------------
   ------------------------------------------ ---------------------------------------------------------------------
   Nikolaos D. Monoyios, Vice President and   Vice  President of the Manager  (since  April 1998);  an officer and
   Portfolio Manager                          portfolio manager of other Oppenheimer funds; a Certified  Financial
   Since April 1998                           Analyst;  formerly  a  Vice  President  and  portfolio  manager  for
   Age: 52.                                   Guardian Investor Services,  the investment management subsidiary of
                                              The Guardian Life Insurance Company (1979 - March 1998).
   ------------------------------------------ ---------------------------------------------------------------------
   ------------------------------------------ ---------------------------------------------------------------------
   Patrick M. Bisbey, Portfolio Manager       Vice President (since November 1990),  Managing Director (since June
   Since November 1998                        1992),  Manager of Trading and Portfolio  Operations (since January,
   Age: 43                                    1984) and  Director  (since  November  2001) of  Trinity  Investment
                                              Management    Corporation,     a    wholly-owned    subsidiary    of
                                              OppenheimerFunds,  Inc.'s immediate parent,  Oppenheimer Acquisition
                                              Corp.; a portfolio manager of another Oppenheimer fund.
   ------------------------------------------ ---------------------------------------------------------------------
   ------------------------------------------ ---------------------------------------------------------------------
   Angelo G. Manioudakis,                     Senior Vice President of the Manager (since April 2002); an officer
   Vice President and Portfolio Manager,      and portfolio manager of other Oppenheimer funds; formerly
   Since April 2002                           Executive Director and Portfolio Manager for Miller, Anderson &
   Age: 35                                    Sherrerd, a division of Morgan Stanley Investment Management
                                              (August 1993).
   ------------------------------------------ ---------------------------------------------------------------------
   ------------------------------------------ ---------------------------------------------------------------------
   David P. Negri                             Senior  Vice  President  of the  Manager  (since  May  1998)  and of
   Portfolio Manager                          HarbourView  Asset  Management  Corporation  (since April 1999);  an
   Since January 1996                         officer and portfolio manager of other Oppenheimer  funds;  formerly
   Age: 48                                    Vice President of the Manager (July 1988 - May 1998).
   ------------------------------------------ ---------------------------------------------------------------------
   ------------------------------------------ ---------------------------------------------------------------------
   George Evans, Vice President and           Vice President of the Manager (since October 1993) and of
   Portfolio Manager
   Since October 1993                         HarbourView Asset Management Corporation (since July 1994); an
   Age: 42.                                   officer and portfolio manager of other Oppenheimer funds.
   ------------------------------------------ ---------------------------------------------------------------------
   ------------------------------------------ ---------------------------------------------------------------------
   Brian W. Wixted, Treasurer, Principal      Senior Vice President and Treasurer (since March 1999) of the
   Financial and Accounting Officer           Manager; Treasurer (since March 1999) of HarbourView Asset
   Since April 1999                           Management Corporation, Shareholder Services, Inc., Oppenheimer
   Age: 42                                    Real Asset Management Corporation, Shareholder Financial Services,
                                              Inc., Oppenheimer Partnership Holdings, Inc., OFI Private
                                              Investments, Inc. (since March 2000), OppenheimerFunds
                                              International Ltd. and Oppenheimer Millennium Funds plc (since May
                                              2000), offshore fund management subsidiaries of the Manager, and
                                              OAM Institutional, Inc. (since November 2000), an investment advisory subsidiary of the Manager; Treasurer and Chief Financial
                                              Officer (since May 2000) of Oppenheimer Trust Company, a trust company subsidiary of the Manager; Assistant Treasurer (since March
                                              1999) of Oppenheimer Acquisition Corp. and OppenheimerFunds Legacy
                                              Program (since April 2000); an officer of other Oppenheimer funds;
                                              formerly Principal and Chief Operating Officer, Bankers Trust
                                              Company - Mutual Fund Services Division (March 1995 - March 1999).
   ------------------------------------------ ---------------------------------------------------------------------
   ------------------------------------------ ---------------------------------------------------------------------
   Robert G. Zack,                            Senior Vice  President  (since May 1985) and General  Counsel (since
   Vice President and Secretary               February  2002) of the Manager;  Assistant  Secretary of Shareholder
   Since November 2001                        Services,  Inc. (since May 1985),  Shareholder  Financial  Services,
   Age: 53                                    Inc. (since November 1989); OppenheimerFunds  International Ltd. and
                                              Oppenheimer  Millennium  Funds plc (since October 1997);  an officer
                                              of  other  Oppenheimer  funds;  formerly,   Acting  General  Counsel
                                              (November  2001-February 2002) and Associate General Counsel (1984 -
                                              October 2001)
   ------------------------------------------ ---------------------------------------------------------------------
   ------------------------------------------ ---------------------------------------------------------------------
   Denis R. Molleur, Assistant Secretary      Vice  President and Senior Counsel of the Manager (since July 1999);
   Since November 2001                        an officer of other  Oppenheimer  funds;  formerly a Vice  President
   Age: 44                                    and Associate Counsel of the Manager (September 1995 - July 1999).
   ------------------------------------------ ---------------------------------------------------------------------
   ------------------------------------------ ---------------------------------------------------------------------
   Katherine P. Feld, Assistant Secretary     Vice  President and Senior Counsel of the Manager (since July 1999);
   Since November 2001                        an officer of other  Oppenheimer  funds;  formerly a Vice  President
   Age: 43                                    and Associate Counsel of the Manager (June 1990 - July 1999).
   ------------------------------------------ ---------------------------------------------------------------------
   ------------------------------------------ ---------------------------------------------------------------------
   Kathleen T. Ives, Assistant Secretary      Vice  President  and  Assistant  Counsel of the Manager  (since June
   Since November 2001                        1998); an officer of other Oppenheimer funds;  formerly an Assistant
   Age: 36                                    Vice President and Assistant  Counsel of the Manager  (August 1997 -
                                              June  1998);   and   Assistant   Counsel  of  the  Manager   (August
                                              1994-August 1997).
   ------------------------------------------ ---------------------------------------------------------------------

|X|      Remuneration  of  Directors.  The officers of the Company are  affiliated  with the Manager and receive no salary  or fee from the  Company.  The  Directors  of the  Company  received  the  compensation  shown  below.  The compensation  from the  Portfolios  was paid during their fiscal year ended  December  31, 2001.  The  compensation from  all of the  Board  II  Oppenheimer  funds  includes  the  compensation  from the  Portfolios  and  represents compensation  received as a  director,  trustee,  managing  general  partner or member of a committee  of the Board during the calendar year 2001.  Mr. Swain was affiliated with the Manager until January 2, 2002.

------------------------ -------------------------------------------------------------- ---------------- -------------

  Director's Name and               Aggregate Compensation from Portfolio1                 Number of        Total
       Position                                                                           Funds which    Compensation
                                                                                          Director or      from all
                                                                                            Nominee        Board II
                                                                                        Oversees as of   Funds (41)2
                                                                                           12/31/01
------------------------ --------------------------------------------------------------                  -------------
------------------------ ------------- ----------- -------------------- ---------------                  -------------
                            Total        Growth        Oppenheimer        Government
                            Return     Portfolio      International       Securities
                          Portfolio                  Growth Fund/VA       Portfolio
------------------------ ------------- ----------- -------------------- --------------- ---------------- -------------
------------------------ ------------- ----------- -------------------- --------------- ---------------- -------------
William L. Armstrong
Audit Committee Member       $833         $696            $264               $370             40           $78,865
------------------------ ------------- ----------- -------------------- --------------- ---------------- -------------
------------------------ ------------- ----------- -------------------- --------------- ---------------- -------------
Robert G. Avis
Review Committee Member      $839         $701            $266               $373             41           $79,452
------------------------ ------------- ----------- -------------------- --------------- ---------------- -------------
------------------------ ------------- ----------- -------------------- --------------- ---------------- -------------
George Bowen 3,4
Audit Committee Member       N/A          N/A              N/A               N/A              36           $75,936
------------------------ ------------- ----------- -------------------- --------------- ---------------- -------------
------------------------ ------------- ----------- -------------------- --------------- ---------------- -------------
Edward L. Cameron3,4
Audit Committee              N/A          N/A              N/A               N/A              36           $75,794
Chairman
------------------------ ------------- ----------- -------------------- --------------- ---------------- -------------
------------------------ ------------- ----------- -------------------- --------------- ---------------- -------------
John S. Fossel
Review Committee             $889         $742            $282               $395             40           $84,177
Chairman
------------------------ ------------- ----------- -------------------- --------------- ---------------- -------------
------------------------ ------------- ----------- -------------------- --------------- ---------------- -------------
Sam Freedman
Review Committee Member      $881         $736            $279               $392             41           $83,402
------------------------ ------------- ----------- -------------------- --------------- ---------------- -------------
------------------------ ------------- ----------- -------------------- --------------- ---------------- -------------
Beverly Hamilton5
Review Committee Member      N/A          N/A              N/A               N/A              N/A            N/A
------------------------ ------------- ----------- -------------------- --------------- ---------------- -------------
------------------------ ------------- ----------- -------------------- --------------- ---------------- -------------
Robert Malone5
Audit Committee Member       N/A          N/A              N/A               N/A              N/A            N/A
------------------------ ------------- ----------- -------------------- --------------- ---------------- -------------
------------------------ ------------- ----------- -------------------- --------------- ---------------- -------------
F. William Marshall,
Jr. 4                         N/A          N/A              N/A               N/A              36           $69,922
Review Committee Member
------------------------ ------------- ----------- -------------------- --------------- ---------------- -------------
Effective July 1, 2000, William A. Baker resigned as a Director of the Company and subsequently became a Director Emeritus of the Company.  For the fiscal year ended December 31, 2001, Mr. Baker received $1,646 aggregate compensation from the Company and for the calendar year ended December 31, 2001, he received $60,000 total compensation from all Board II Funds.  Effective April 5, 2001, Raymond
Kalinowski resigned as a Director of the Company.  For the fiscal year ended December 31, 2001, Mr. Kalinowski received $452 aggregate compensation from the Company and for the calendar year ended December 31, 2001, he received $16,468 total compensation from all Board II Funds. Effective July 1, 2002, Messrs. Kast and Kirchner
resigned as Directors of the Company.  For the fiscal year ended December 31, 2001, Messrs. Kast and Kirchner received $2,399 and $2,179, respectively, in aggregate compensation from the Company and for the calendar year ended December 31, 2001, they received $87,452 and $79,452, respectively, in total compensation from all Board II
Funds.
1.       For the Company's fiscal year ended December 31, 2001.
2.       For the 2001 calendar year.
3.       Messrs. Bowen and Cameron are members of the Review and Audit Committees, respectively, of other
         Oppenheimer funds.
4.       Messrs. Bowen, Cameron, and Marshall were elected as directors of the fund on June 10, 2002.  They did not hold shares of the
         Portfolios during the calendar year ended December 3l 2001.
5.       Ms. Hamilton and Ms. Malone were elected to the Board II Funds effective June 10, 2002.  They did not hold shares of any  Board II Funds during the calendar year ended December 31, 2001.

         |X|  Deferred   Compensation  Plan  for  Directors.   The  Board  of  Directors  has  adopted  a  Deferred
Compensation  Plan for  Independent  Directors  that enables them to elect to defer  receipt of all or a portion of the annual fees they are entitled to receive from the Portfolios.  Under the plan, the  compensation  deferred by a
Director  is  periodically  adjusted  as though an  equivalent  amount had been  invested  in shares of one or more
Oppenheimer  funds  selected by the  Director.  The amount paid to the Director  under the plan will be  determined based upon the performance of the selected funds.  No Director has elected to participate as of December 31, 2001.

      Deferral of Director's  fees under the plan will not materially  affect the Portfolios'  assets,  liabilities and net income per share.  The plan will not obligate the  Portfolios  to retain the services of any Director or to pay any  particular  level of  compensation  to any  Director.  Pursuant to an Order issued by the  Securities  and
Exchange  Commission,  the  Portfolios  may invest in the funds  selected by the  Director  under the plan  without shareholder approval for the limited purpose of determining the value of the Director's deferred fee account.

         |X| Major  Shareholders.  As of March 31,  2002 all of the  outstanding  shares of  Government  Securities
Portfolio and Oppenheimer  International  Growth Fund/VA were held by separate investment accounts of Massachusetts
Mutual Life Insurance Company, 1295 State Street, Springfield,  MA 01111, for variable annuity contracts,  variable life insurance  policies and other  investment  products  owned by its customers.  The holders of 5% or more of the outstanding shares of Oppenheimer  International  Growth Fund/VA Service shares,  Growth Portfolio and Total Return
Portfolio were Lincoln  Benefit Life Company,  2940 South 84th Street,  Lincoln,  NE 68506-4142  and  Massachusetts
Life Insurance Company.

The Manager.  OppenheimerFunds,  Inc., the Manager,  is  wholly-owned  by Oppenheimer  Acquisition  Corporation,  a holding company controlled by Massachusetts Mutual Life Insurance Company.

         |X|  Code  of  Ethics.  The  Company,  the  Manager  and the  Distributor  have a Code  of  Ethics.  It is designed to detect and prevent improper personal trading by certain employees,  including portfolio managers,  that would compete with or take advantage of a Portfolio's  portfolio  transactions.  Covered  persons  include  persons with  knowledge  of the  investments  and  investment  intentions  of a Portfolio  and other  funds  advised by the
Manager.  The Code of  Ethics  does  permit  personnel  subject  to the Code to  invest  in  securities,  including securities  that may be purchased  or held by the  Portfolio,  subject to a number of  restrictions  and  controls.
Compliance with the Code of Ethics is carefully monitored and enforced by the Manager.

         Each  Company's  Code of Ethics is an  exhibit  to the  Companys'  registration  statement  filed with the
Securities  and  Exchange  Commission  and can be  reviewed  and  copied  at the  SEC's  Public  Reference  Room in
Washington,  D.C. You can obtain  information  about the hours of operation of the Public Reference Room by calling the SEC at 1-202-942-8090.  The Code of Ethics can also be viewed as part of the Company's  registration  statement on the SEC's EDGAR database at the SEC's  Internet web site at  http://www.sec.gov.  Copies may be obtained,  after paying a  duplicating  fee, by electronic  request at the  following  E-mail  address:  publicinfo@sec.gov.,  or by writing to the SEC's Public Reference Section, Washington, D.C. 20549-0102.

         |X| The  Investment  Advisory  Agreement.  The Manager  provides  investment  management  services to each
Portfolio  under  an  investment  advisory  agreement  between  the  Manager  and  the  respective  Portfolio.  The investment  advisory  agreements  require the Manager,  at its expense,  to provide each  Portfolio  with  adequate office  space,  facilities  and  equipment.  The  agreements  also require the Manager to provide and supervise the activities of all  administrative and clerical personnel  necessary to provide effective  corporate  administration for each Portfolio.  Those responsibilities  include the compilation and maintenance of records with respect to its operations,  the preparation and filing of specified  reports,  and composition of proxy materials and registration statements for the continuous public sale of shares of the Portfolio.

         Expenses not expressly  assumed by the Manager  under an advisory  agreement or by the  Distributor  under the  General  Distributor's  Agreement  for  Service  shares  are  paid by the  relevant  Portfolio.  The  advisory agreements list examples of expenses to be paid by a Portfolio.  The major  categories  relate to interest,  taxes, brokerage  commissions,  fees to certain  Directors,  legal,  and audit  expenses,  custodian  and  transfer  agent expenses,  share issuance costs,  certain printing and registration  costs and  non-recurring  expenses,  including litigation  costs.  The  management  fees paid by a Portfolio to the Manager are  calculated at the rates listed in the  Portfolio's  Prospectus,  which are applied to the assets of the Portfolio as a whole.  Whenever more than one class of shares is issued,  the fees are allocated to each class of shares based upon the relative  proportion of a
Company's net assets represented by that class.

---------------------------------- -----------------------------------------------------------------------------------
Portfolio                              Management Fees Paid to OppenheimerFunds, Inc. in the Fiscal Years Ended:
---------------------------------- -----------------------------------------------------------------------------------
---------------------------------- ----------------------------- ---------------------------- ------------------------
                                             12/31/99                     12/31/00                   12/31/01
---------------------------------- ----------------------------- ---------------------------- ------------------------
---------------------------------- ----------------------------- ---------------------------- ------------------------
Total Return Portfolio                      $6,587,018                   $ 4,613,663                $3,181,642
---------------------------------- ----------------------------- ---------------------------- ------------------------
---------------------------------- ----------------------------- ---------------------------- ------------------------
Growth Portfolio                            $4,214,611                   $ 2,645,079                $1,708,136
---------------------------------- ----------------------------- ---------------------------- ------------------------
---------------------------------- ----------------------------- ---------------------------- ------------------------
Oppenheimer International Growth
Fund/VA                                     $1,072,824                   $1,620,304                 $1,179,660
---------------------------------- ----------------------------- ---------------------------- ------------------------
---------------------------------- ----------------------------- ---------------------------- ------------------------
Government Securities Portfolio              $119,156                     $ 98,206                   $ 98,727
---------------------------------- ----------------------------- ---------------------------- ------------------------
---------------------------------- ----------------------------- ---------------------------- ------------------------
Total (All Portfolios)                     $13,689,139                   $ 8,977,252                $6,168,165
---------------------------------- ----------------------------- ---------------------------- ------------------------

         The investment  advisory  agreements state that in the absence of willful  misfeasance,  bad faith,  gross negligence  in the  performance  of its duties,  or reckless  disregard  of its  obligations  and duties  under the advisory  agreement,  the Manager is not liable for any loss  resulting  from any good faith errors or omissions in connection  with any matters to which the agreement  relates.  Each advisory  agreement  permits the Manager to act as investment adviser for any other person, firm or corporation.

              |X| Annual Approval of Investment  Advisory Agreement.  Each year, the Board of Directors,  including a majority of the Independent  Directors,  is required to approve the renewal of the investment  advisory agreement for each  Portfolio.  The  Investment  Company Act  requires  that the Board  request and  evaluate and the Manager provide  such  information  as may be  reasonably  necessary  to  evaluate  the  terms of the  investment  advisory agreement.  The Board employs an independent  consultant to prepare a report that provides such  information as the
Board requests for this purpose.

         The Board also receives  information about the 12b-1  distribution fees the Portfolio pays with respect to
Service shares.  These distribution fees are reviewed and approved at a different time of the year.
         The Board  reviewed  the  foregoing  information  in  arriving  at its  decision  to renew the  investment advisory agreement.  Among other factors, the Board considered:
o        The nature, cost, and quality of the services provided to the Portfolio and its shareholders;
o        The profitability of the Portfolio to the Manager;
o        The investment performance of the Portfolio in comparison to regular market indices
o        Economies of scale that may be available to the Portfolio from the Manager;
o        Fees paid by other mutual funds for similar services;
o        The value and quality of any other benefits or services  received by the Portfolio  from its  relationship with the Manager, and
o        The direct and indirect  benefits the Manager  received from its  relationship  with the Portfolio.  These included services  provided by the General  Distributor and the Transfer Agent, and brokerage and soft dollar arrangements permissible under Section 28(e) of the Securities Exchange Act.

         The  Board  considered  that  the  Manager  must be  able to pay and  retain  high  quality  personnel  at competitive  rates to provide  services to the Portfolio.  The Board also considered that maintaining the financial viability of the Manager is important so that the Manager will be able to continue to provide  quality  services to the Portfolio and its  shareholders  in adverse times.  The Board also  considered  the  investment  performance of other  mutual  funds  advised by the  Manager.  The Board is aware that  there are  alternatives  to the use of the
Manager.

         These matters were also considered by the Independent  Directors,  meeting  separately from the full Board with  experienced  Counsel to the Company who assisted the Board in its  deliberations.  The  Company's  Counsel is independent of the Manager within the meaning and intent of the SEC Rules regarding the independence of counsel.

         In arriving  at a decision,  the Board did not single out any one factor or group of factors as being more important than other factors,  but  considered all factors  together.  The Board judged the terms and conditions of the Agreement, including the investment advisory fee, in light of all of the surrounding circumstances.

Brokerage Policies of the Portfolios

Brokerage  Provisions  of the  Investment  Advisory  Agreements.  One of the  duties  of  the  Manager  under  each investment  advisory  agreement is to arrange the  investment  securities  transactions  for each  Portfolio.  Each advisory  agreement  contains  provisions  relating to the  employment of  broker-dealers  ("brokers")  to effect a
Portfolio's   portfolio   transactions.   The  Manager  is  authorized   by  the  advisory   agreements  to  employ
broker-dealers,  including  "affiliated"  brokers,  as that term is  defined in the  Investment  Company  Act.  The
Manager  may employ  broker-dealers  that it thinks,  in its best  judgment  based on all  relevant  factors,  will implement the policy of each  Portfolio to obtain,  at reasonable  expense,  the "best  execution" of a Portfolio's transactions.  "Best execution"  means prompt and reliable  execution at the most favorable price  obtainable.  The
Manager need not seek  competitive  commission  bidding.  However,  it is expected to be aware of the current rates of eligible  brokers and to minimize the commissions  paid to the extent  consistent with the interest and policies of a Portfolio as established by the Board of Directors.

         Under each  advisory  agreement,  the Manager may select  brokers  (other than  affiliates)  that  provide brokerage  and/or  research  services  for a  Portfolio  and/or the other  accounts  over which the  Manager or its affiliates have investment  discretion.  The commissions paid to such brokers may be higher than another  qualified broker would charge,  if the Manager makes a good faith  determination  that the  commission is fair and reasonable in  relation  to the  services  provided.  Subject to the those  considerations,  as a factor in the  selection  of brokers for a Portfolio's  portfolio  transactions,  the Manager may also  consider  sales of shares of a Portfolio and other investment companies for which the Manager or an affiliate serves as investment advisor.

         Subject to any policy  established  by the Board of Directors,  the Manager is primarily  responsible  for the  investment  decisions  of each  Portfolio  and for  placing  its  portfolio  transactions.  While the  Manager generally seeks reasonably  competitive spreads or commissions,  the Portfolios will not necessarily pay the lowest spread or commission available.

Description of Brokerage  Practices Followed by the Manager.  Subject to the provisions of the advisory  agreements and the procedures and rules described above,  generally the Manager's  portfolio traders allocate  brokerage based upon  recommendations  from the portfolio  managers.  In certain  instances,  portfolio managers may directly place trades and allocate  brokerage.  In either case,  the Manager's  executive  officers  supervise  the  allocation of brokerage.

         Transactions  in  securities  other than those for which an exchange is the primary  market are  generally done with principals or market makers.  In transactions  on foreign  exchanges,  a Portfolio may be required to pay fixed brokerage  commissions and would not have the benefit of negotiated  commissions  available in U.S.  markets.
Brokerage  commissions  are paid  primarily for effecting  transactions  in listed  securities or for certain fixed income agency  transactions in the secondary market.  Otherwise  brokerage  commissions are paid only if it appears likely  that a better  price or  execution  can be  obtained by doing so. In an option  transaction,  ordinarily  a
Portfolio  uses the same broker for the purchase or sale of the option and any  transaction  in the  securities  to which the option relates.

         Most purchases of debt securities,  commercial paper, and money market  instruments made by the Portfolios are  principal  transactions  at net  prices,  and the  Portfolios  incur  little or no  brokerage  costs for these transactions.  Purchases of securities from  underwriters  include a commission or concession paid by the issuer to the underwriter, and purchases from dealers include a spread between the bid and asked price.

         Other funds advised by the Manager have  investment  policies  similar to those of the  Portfolios.  Those other funds may purchase or sell the same  securities as the Portfolios at the same time as the  Portfolios,  which could  affect the supply and price of the  securities.  If two or more funds  advised by the Manager  purchase  the same security on the same day from the same dealer,  the  transactions  under those combined orders are averaged as to price and allocated in accordance with the purchase or sale orders actually placed for each account.

         The investment  advisory  agreements permit the Manager to allocate brokerage for research  services.  The research  services  provided by a particular  broker may be useful only to one or more of the advisory  accounts of the Manager and its  affiliates.  Investment  research  received for the commissions of those other accounts may be useful both to the  Portfolios  and one or more of the other  accounts.  Investment  research  may be supplied by a third party at the instance of a broker through which trades are placed.

         Investment  research services include  information and analyses on particular  companies and industries as well  as  market  or  economic  trends  and  portfolio  strategy,  market  quotations  for  portfolio  evaluations, information  systems,  computer hardware and similar products and services.  If a research service also assists the
Manager  in a  non-research  capacity  (such as  bookkeeping  or other  administrative  functions),  then  only the percentage or component that provides  assistance to the Manager in the investment  decision-making  process may be paid in commission dollars.

         The Board of Directors permits the Manager to use stated commissions on secondary  fixed-income  trades to obtain  research  if the  broker  represents  to the  Manager  that:  (i) the  trade is not from the  broker's  own inventory,  (ii) the trade was  executed by the broker on an agency basis at the stated  commission,  and (iii) the trade is not a riskless  principal  transaction.  The Board of Directors  permits the Manager to use commissions on fixed price offerings to obtain research, in the same manner as is permitted for agency transactions.

         The research  services  provided by brokers broadens the scope and supplements the research  activities of the  Manager.  That  research  provides  additional  views and  comparisons,  and helps the Manager  obtain  market information  for the valuation of securities  held in a Portfolio's  investment  portfolio or are being  considered for purchase.  The Manager  provides  information to the Board about the commissions paid to brokers for furnishing these  services,  together with the Manager's  representation  that the amount of those  commissions was reasonably related to the value or benefit of those services.

         No principal transactions and, except under unusual  circumstances,  no agency transactions for Government
Securities  Portfolio will be handled by any affiliated  securities  dealer. In the unusual  circumstance when that
Portfolio pays brokerage commissions, the above-described brokerage practices and policies are followed.

---------------------------------------------------------------------------------------------------------------------
                 Total Brokerage Commissions Paid by the Portfolios1 During the Fiscal Years Ended:
---------------------------------------------------------------------------------------------------------------------
--------------------------------------- ---------------------------- ----------------------- ------------------------
Portfolio                                        12/31/99                   12/31/00                12/31/012
--------------------------------------- ---------------------------- ----------------------- ------------------------
--------------------------------------- ---------------------------- ----------------------- ------------------------
Growth Portfolio                               $315,183,251                $1,315,460               $458,880
--------------------------------------- ---------------------------- ----------------------- ------------------------
--------------------------------------- ---------------------------- ----------------------- ------------------------
Total Return Portfolio                         $130,981,333                $1,542,128               $698,919
--------------------------------------- ---------------------------- ----------------------- ------------------------
--------------------------------------- ---------------------------- ----------------------- ------------------------
Oppenheimer International Growth
Fund/VA                                        $ 40,955,623                $ 467,909                $190,252
--------------------------------------- ---------------------------- ----------------------- ------------------------
--------------------------------------- ---------------------------- ----------------------- ------------------------
Government Securities Portfolio                     $ 0                      $ 480                    $480
--------------------------------------- ---------------------------- ----------------------- ------------------------
1.       Amounts do not include spreads or concessions on principal transactions on a net trade basis.
2.       In the fiscal year ended 12/31/01,  the amount of transactions  directed to brokers for research  services and the amount of the commissions paid to broker-dealers for those serves were as follows:

----------------------------------------- --------------------------------------- -----------------------------------
Portfolio                                         Amount of Transactions                Amount of Commissions
----------------------------------------- --------------------------------------- -----------------------------------
----------------------------------------- --------------------------------------- -----------------------------------
Growth Portfolio                                       $114,691,399                            $147,403
----------------------------------------- --------------------------------------- -----------------------------------
----------------------------------------- --------------------------------------- -----------------------------------
Total Return Portfolio                                 $ 65,864,514                            $ 60,588
----------------------------------------- --------------------------------------- -----------------------------------
----------------------------------------- --------------------------------------- -----------------------------------
Oppenheimer International Growth Fund/VA               $ 5,192,214                             $ 10,616
----------------------------------------- --------------------------------------- -----------------------------------
----------------------------------------- --------------------------------------- -----------------------------------
Government Securities Portfolio                            $ 0                                   $ 0
----------------------------------------- --------------------------------------- -----------------------------------

Distribution and Service Plans (Service Shares Only)

      Under its General  Distributor's  Agreements with the  Portfolios,  OppenheimerFunds  Distributor,  Inc. will only act as the principal underwriter of the Portfolios' Service shares.

         Each  Portfolio  has adopted a  Distribution  and Service Plan (the  "Plan") for its Service  shares under
Rule 12b-1 of the Investment  Company Act,  pursuant to which each Portfolio will make payments to the  Distributor in  connection  with the  distribution  and/or  servicing of Service  shares.  The  Distributor  will pay insurance company  separate  account  sponsors and other entities that offer and/or provide  services to Service  shares,  as described in the  Prospectus.  Each Plan has been  approved by a vote of (i) the Board of Directors of the Company, including a majority of the  Independent  Directors,  cast in person at a meeting  called for the purpose of voting on that Plan, and (ii) the Manager as the then-sole initial holder of such shares.

         Under the Plans, no payment will be made to any insurance  company  separate  account sponsor or affiliate thereof  under a  Portfolio's  Plan (each is referred to as a  "Recipient")  in any  quarter if the  aggregate  net assets of a  Portfolio's  Service  shares  held by the  Recipient  for  itself and its  customers  did not exceed a minimum  amount,  if any,  that may be  determined  from time to time by a majority  of the  Company's  Independent
Directors.  The Board of  Directors  has set the fee at 0.25% of  average  annual  net  assets  and set no  minimum amount.

         Under the Plans,  the Manager and the  Distributor  may make  payments  to  affiliates  and, in their sole discretion,  from time to time,  may use their own resources at no direct cost to the Portfolio to make payments to brokers, dealers or other financial institutions for distribution and administrative services they perform.

         Unless  terminated as described  below,  each Plan  continues in effect from year to year but only as long as such  continuance  is  specifically  approved at least  annually by the  Company's  Board of  Directors  and its
Independent  Directors  by a vote  cast  in  person  at a  meeting  called  for  the  purpose  of  voting  on  such continuance.  Any Plan may be terminated at any time by the vote of a majority of the  Independent  Directors or by the vote of the holders of a  "majority"  (as defined in the  Investment  Company Act) of the  outstanding  Service shares.  For purposes of voting with respect to the Plans,  Account owners are considered to be  shareholders  of a
Portfolio's  shares.  No Plan may be amended to increase  materially  the amount of payments to be made unless such amendment is approved by Account  owners of the class affected by the amendment.  All material  amendments  must be approved by the Board and a majority of the Independent Directors.

         While the plans are in effect and Service  shares are  outstanding,  the  Treasurer  of the  Company  must provide  separate  written reports to the Company's Board of Directors at least quarterly  describing the amount of payments  made  pursuant to each Plan.  These  reports are  subject to the review and  approval of the  Independent
Directors.

         During  calendar year 2001, the Oppenheimer  International  Growth Fund/VA paid to the Distributor a total of $42 under its 12b-1 Plan for  Service  shares.  The  Distributor  retained  no portion of that  amount.  Service shares were not issued  during  calendar year 2001 for Growth  Portfolio,  Total Return  Portfolio  and  Government
Securities Portfolio.

Performance of the Portfolios

Explanation of Performance  Terminology.  The  Portfolios use a variety of terms to illustrate  their  performance.
These  terms  include  "standardized  yield" and  "dividend  yield" for the  Government  Securities  Portfolio  and
"average  annual total return" and "cumulative  total return" for all Portfolios.  An explanation of how yields and total returns are  calculated is set forth below.  The charts below show the  performance  of the  Portfolios as of the most recent fiscal year end. You can obtain  current  performance  information by calling the Transfer Agent at
1.800.981.2871.

         The  illustrations  of  performance  data in  advertisements  must comply with rules of the Securities and
Exchange  Commission.  Those  rules  describe  the types of  performance  data that may be used and how it is to be calculated.  In general,  any  advertisement by a Portfolio of its performance data must include the average annual total  returns for the  Portfolio.  Those  returns  must be shown for the 1- 5 and 10-year  periods (or the life of the  class,  if less)  ending as of the most  recently  ended  calendar  quarter  prior to the  publication  of the advertisement  (or its submission for publication).  Certain types of yields may also be shown,  provided that they are accompanied by standardized average annual total returns.

         Performance  information  for Service  shares is not shown for the  following  Portfolios  since they were not offered  prior to December 31,  2001:  Total Return  Portfolio,  Growth  Portfolio  and  Government  Securities
Portfolio.  Because  Service shares are subject to an additional  fee, the  performance is expected to be lower for any given period.

         The  Portfolios  are not sold directly to members of the public but are available  only as the  underlying investments  for variable  annuities,  variable  life  insurance  policies and other  investment  products  through separate  investment  accounts of different  insurance  companies  that may impose  charges and fees. A Portfolio's investment  results,  when shown  alone,  do not deduct  those  charges and fees.  If those fees and  charges  were included, the Portfolio's performance results would be less.

         Use of standardized  performance  calculations enables an investor to compare a Portfolio's performance to the  performance  of other funds for the same periods.  However,  a number of factors  should be considered  before using a Portfolio's performance information as a basis for comparison with other investments:

         |_| Yields and total returns  measure the  performance  of a  hypothetical  account in the Portfolio  over various  periods  and do not show the  performance  of each  investor's  account  under  their  respective  annuity contract,  variable life insurance  policy or other product.  Your account's  performance  will vary from the model performance  data also if you bought or sold  shares  during the  period,  or you bought your shares at a different time and price than the shares used in the model.

         |_| An investment in a Portfolio is not insured by the FDIC or any other government agency.

         |_| The principal  value of a Portfolio's  shares,  and its yields and/or total returns are not guaranteed and normally will fluctuate on a daily basis.

         |_| When an investor's shares are redeemed, they may be worth more or less than their original cost.

         |_| Yields and total returns for any given past period represent  historical  performance  information and are not, and should not be considered, a prediction of future yields or returns.

         |X| Yields.  The  Government  Securities  Portfolio  uses a variety of different  yields to illustrate its current returns.

              |_| Standardized  Yield. The "standardized  yield"  (sometimes  referred to just as "yield") is shown for a stated 30-day  period.  It is not based on actual  distributions  paid by the Portfolio in the 30-day period, but is a  hypothetical  yield  based upon the net  investment  income  from the  Portfolio's  investments  for that period.  It may therefore differ from the "dividend yield" for the same class of shares, described below.

         Standardized  yield  is  calculated  using  the  following  formula  set  forth in  rules  adopted  by the
Securities  and  Exchange  Commission,  designed to assure  uniformity  in the way that all funds  calculate  their yields:

-------------------------------------------------------------------------------------------------------------------
                                                    (a-b)   6
                           Standardized Yield = 2 ((--- + 1) - 1)
                                                    ( cd)
-------------------------------------------------------------------------------------------------------------------
         The symbols above represent the following factors:

         a =   dividends and interest earned during the 30-day period.

         b =   expenses accrued for the period (net of any expense assumptions).

         c =   the average  daily  number of shares  outstanding  during the 30-day  period  that were  entitled to receive dividends.

         d =   the maximum offering price per share on the last day of the period,  adjusted for  undistributed net investment income.

         The  standardized  yield for a particular  30-day period may differ from the yield for other periods.  The
SEC formula  assumes that the  standardized  yield for a 30-day  period  occurs at a constant  rate for a six-month period and is annualized at the end of the six-month period.

              |_|  Dividend  Yield.  The  Government  Securities  Portfolio  may quote a  "dividend  yield" for its shares.  Dividend yield is based on the dividends paid during the actual  dividend  period.  To calculate  dividend yield,  the  dividends  declared  during a stated  period are added  together,  and the sum is multiplied by 12 (to annualize  the yield)  and  divided by the  maximum  offering  price on the last day of the  dividend  period.  The formula is shown below:

         Dividend Yield = Distribution Paid / No. of Days in the Period x No. of Days in the Calendar Year
         -------------------------------------------------------------------------------------------------
                                       Maximum Offering Price (payment date)

   -----------------------------------------------------------------------------------------------------------------
                                     Yields for the 30-Day Period Ended 12/31/01
   -----------------------------------------------------------------------------------------------------------------
   -------------------------------------- ------------------------------------ -------------------------------------
                 Portfolio                        Standardized Yield                      Dividend Yield
   -------------------------------------- ------------------------------------ -------------------------------------
   -------------------------------------- ------------------------------------ -------------------------------------
   Government Securities Portfolio                       3.83%                                6.26%
   -------------------------------------- ------------------------------------ -------------------------------------

         |X| Total  Return  Information.  There are  different  types of "total  returns" to measure a  Portfolio's performance.  Total  return is the  change in value of a  hypothetical  investment  in the  Portfolio  over a given period,  assuming that all dividends and capital gains  distributions  are reinvested in additional shares and that the  investment  is redeemed at the end of the period.  The  cumulative  total return  measures the change in value over the entire period (for example,  ten years).  An average  annual total return shows the average rate of return for each year in a period  that  would  produce  the  cumulative  total  return  over the entire  period.  However, average  annual  total  returns  do not  show  actual  year-by-year  performance.  A  Portfolio  uses  standardized calculations for its total returns as prescribed by the SEC.  The methodology is discussed below.

-------------------------------------------------------------------------------------------------------------------

                                                       1/n
                                                  (ERV)
                                                  -----     -1 = Average Annual Total Return
                                                  ( P )
-------------------------------------------------------------------------------------------------------------------

         |_| Average  Annual Total  Return.  The  "average  annual total  return" is an average  annual  compounded rate of return  for each year in a  specified  number of  years.  It is the rate of return  based on the  change in value of a  hypothetical  initial  investment of $1,000 ("P" in the formula  below) held for a number of years ("n"
in the formula) to achieve an Ending  Redeemable Value ("ERV" in the formula) of that investment,  according to the following formula:

         |_| Cumulative Total Return.  The "cumulative  total return"  calculation  measures the change in value of a  hypothetical  investment  of $1,000  over an  entire  period of  years.  Its  calculation  uses some of the same factors  as  average  annual  total  return,  but it does  not  average  the rate of  return  on an  annual  basis.
Cumulative total return is determined as follows:

-------------------------------------------------------------------------------------------------------------------
                                                       ERV - P
                                                       ------- = Total Return
                                                          P
       -------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
                                    Total Returns for the Periods Ended 12/31/01
---------------------------------------------------------------------------------------------------------------------
-------------------------------------- ------------------ -----------------------------------------------------------
Portfolio                              Cumulative Total                  Average Annual Total Returns
                                       Returns (10
                                       years or Life of
                                       Class)
-------------------------------------- ------------------ -----------------------------------------------------------
-------------------------------------- ------------------ ------------------- ------------------- -------------------
                                                                1-Year              5-Year             10-Year
                                                                              (or life-of-class)  (or life-of-class)
-------------------------------------- ------------------ ------------------- ------------------- -------------------
-------------------------------------- ------------------ ------------------- ------------------- -------------------

-------------------------------------- ------------------ ------------------- ------------------- -------------------
-------------------------------------- ------------------ ------------------- ------------------- -------------------
Growth Portfolio1                           128.98%            -10.61%               0.58%              8.64%
-------------------------------------- ------------------ ------------------- ------------------- -------------------
-------------------------------------- ------------------ ------------------- ------------------- -------------------
Total Return Portfolio2                     103.01%             -6.94%               3.31%              7.34%
-------------------------------------- ------------------ ------------------- ------------------- -------------------
-------------------------------------- ------------------ ------------------- ------------------- -------------------
Oppenheimer International Growth            96.50%              -24.31%             5.88%               7.26%
Fund/VA3
-------------------------------------- ------------------ ------------------- ------------------- -------------------
-------------------------------------- ------------------ ------------------- ------------------- -------------------
Oppenheimer International Growth            -11.48%              N/A                 N/A                 N/A
Fund/VA Service Shares4
-------------------------------------- ------------------ ------------------- ------------------- -------------------
-------------------------------------- ------------------ ------------------- ------------------- -------------------
Government Securities Portfolio3             90.05%             7.23%                6.86%               6.89%
-------------------------------------- ------------------ ------------------- ------------------- -------------------
1.       Inception: 1/21/82.
2.       Inception: 9/30/82.
3.       Inception: 5/13/92.
4.       Inception: 3/19/01.

Other  Performance  Comparisons.  Each  Portfolio  compares  its  performance  annually  to that of an  appropriate broadly-based  market index in its Annual Report to  shareholders.  You can obtain that  information  by contacting the Transfer  Agent at the  addresses  or  telephone  numbers  shown on the cover of this  Statement of  Additional
Information.  A Portfolio may also compare its  performance to that of other  investments,  including  other mutual funds,  or use  rankings  of its  performance  by  independent  ranking  entities.  Examples  of these  performance comparisons are set forth below.

         |X| Lipper  Rankings.  From time to time a Portfolio  may publish  the ranking of the  performance  of its shares by Lipper,  Inc.  ("Lipper").  Lipper is a  widely-recognized  independent  mutual fund monitoring  service.
Lipper  monitors the  performance of regulated  investment  companies,  including the  Portfolios,  and ranks their performance for various  periods in categories  based on investment  styles.  The Lipper  performance  rankings are based on total returns that include the  reinvestment  of capital gain  distributions  and income  dividends but do not  take  sales  charges  or  taxes  into  consideration.  Lipper  also  publishes  "peer-group"  indices  of  the performance  of all mutual funds in a category  that it monitors and  averages of the  performance  of the funds in particular categories.

         |X|  Morningstar  Ratings  and  Rankings.  From time to time a  Portfolio  may  publish  the star  ranking and/or star rating of the performance of its shares by Morningstar,  Inc.  ("Morningstar"),  an independent  mutual fund monitoring service.  Morningstar rates and ranks mutual funds in broad investment  categories:  domestic stock funds, international stock funds, taxable bond funds and municipal bond funds.

         Morningstar  proprietary star rankings reflect  historical  risk-adjusted  total  investment  return.  For each fund with at least a three-year history,  Morningstar  calculates a Morningstar  RatingTM metric each month by subtracting  the return on a 90-day U.S.  Treasury Bill from the fund's  load-adjusted  return for the same period, and then  adjusting  this excess  return for risk.  The top 10% of funds in each broad asset class receive 5 stars, the next 22.5%  receive 4 stars,  the next 35% receive 3 stars,  the next 22.5%  receive 2 stars and the bottom 10%
receive 1 star. The Overall  Morningstar  Rating for a fund is derived from a weighted  average of the  performance figures associated with its three-, five- and ten-year (if applicable) Morningstar Ratings metrics.

         A  Portfolio  may  also  compare  its  total  return  ranking  to that of other  funds in its  Morningstar category,  in addition to its star ratings.  Those total return  rankings are  percentages  from one percent to one hundred percent and are not risk-adjusted.  For example,  if a fund is in the 94th percentile,  that means that 94%
of the funds in the same category performed better than it did.

         |X|  Performance  Rankings  and  Comparisons  by Other  Entities  and  Publications.  From  time to time a
Portfolio  may include in its  advertisements  and sales  literature  performance  information  about the Portfolio cited in  newspapers  and other  periodicals  such as The New York Times,  The Wall Street  Journal,  Barron's,  or
similar  publications.  That information may include  performance  quotations from other sources,  including Lipper and  Morningstar.  The performance of the Portfolio's  shares may be compared in publications to the performance of various market indices or other investments,  and averages,  performance  rankings or other benchmarks  prepared by recognized mutual fund statistical services.

         Investors  may also wish to compare  the  returns on a  Portfolio's  shares to the return on  fixed-income investments  available  from banks and  thrift  institutions.  Those  include  certificates  of  deposit,  ordinary interest-paying  checking and savings  accounts,  and other forms of fixed or variable time  deposits,  and various other  instruments  such as Treasury bills.  However,  a Portfolio's  returns and share price are not guaranteed or insured by the FDIC or any other agency

and will  fluctuate  daily,  while bank  depository  obligations  may be insured by the FDIC and may provide  fixed rates of return.  Repayment  of  principal  and payment of interest  on Treasury  securities  is backed by the full faith and credit of the U.S. government.

         From time to time, a portfolio may publish  rankings or ratings of the Manager or Transfer  Agent,  and of the investor services provided by them to shareholders of the Oppenheimer  funds,  other than performance  rankings of the  Oppenheimer  funds  themselves.  Those ratings or rankings of  shareholder  and investor  services by third parties may include  comparisons of their services to those provided by other mutual fund families  selected by the rating or ranking  services.  They may be based upon the opinions of the rating or ranking  service  itself,  using its research or judgment, or based upon surveys of investors, brokers, shareholders or others.

I N V E S T I N G  I N  T H E  P O R T F O L I O S

How To Buy and Sell Shares

         Insurance  companies  that hold shares of the  Portfolios  in their  separate  accounts for the benefit of their  customers'  variable  annuities,  variable life  insurance  policies and other  investment  products are the record  holders and the owners of shares of beneficial  interest in the  Portfolios.  The right of those  customers of the insurance  companies to give  directions  to the insurance  company for the purchase or redemption of shares is  determined  under the  contract  between the  customer  and the  insurance  company.  Those  customers  are not
"shareholders"  of the Portfolios.  The rights of those insurance  companies as record holders and owners of shares of a Portfolio  are different  from the rights of their  customers.  The term  "shareholder"  in this  Statement of
Additional  Information  refers  only to the  insurance  companies  whose  separate  accounts  hold  shares  of the
Portfolios, and not to contract holders.

         The sale of shares of the  Portfolios  is currently  limited to Accounts as explained on the cover page of this Statement of Additional  Information and the  Prospectus.  Such shares are sold at their  respective  offering prices (net asset values without sales  charges) and redeemed at their  respective net asset values as described in the  Prospectus.  The Company  reserves  the right to limit the types of separate  accounts  that may invest in any
Portfolio.

Determination  of Net Asset Values Per Share.  The net asset value per share of each  Portfolio is determined as of the close of business of The New York Stock  Exchange on each day the  Exchange is open.  The  calculation  is done by dividing  the value of a  Portfolio's  net assets by the number of shares  outstanding.  The  Exchange  normally closes  at 4:00  P.M.,  New York  time,  but may  close  earlier  on some days  (for  example,  in case of  weather emergencies or on days falling  before or after a holiday).  The  Exchange's  most recent annual  holiday  schedule
(which is subject to change)  states that it will close New Year's Day,  Martin Luther King,  Jr. Day,  Presidents'
Day, Good Friday,  Memorial Day,  Independence Day, Labor Day,  Thanksgiving Day and Christmas Day. It may close on other days.

         Dealers  other than  Exchange  members  may  conduct  trading in certain  securities  on days on which the
Exchange is closed  (including  weekends and U.S.  holidays) or after 4:00 P.M., on a regular business day. Because the  Portfolio's  net asset values will not be calculated on those days, the Portfolio's net asset values per share may be  significantly  affected on such days when  shareholders  may not purchase or redeem  shares.  Additionally, trading on European and Asian stock exchanges and  over-the-counter  markets normally is completed before the close of The New York Stock Exchange.

         Changes in the values of  securities  traded on foreign  exchanges  or markets as a result of events  that occur after the prices of those  securities are  determined,  but before the close of The New York Stock  Exchange, will not be reflected in a Portfolio's  calculation of its net asset values that day unless the Manager  determines that the event is likely to effect a  material  change  in the  value of the  security.  If such  determination  is made, the Manager,  acting through an internal valuation  committee,  will establish a valuation for such security.
Some  of the  securities  the  Portfolios  buy  may  not  have  readily  available  market  quotations.  For  these securities,  the Board of Directors  has  authorized  the  Manager's  valuation  committee to establish  values for them.  All valuation  determinations  by the valuation  committee  are subject to the  approval,  ratification  and confirmation by the Board at its next ensuing meeting.

         |X|  Securities  Valuation.  The Board of Directors has  established  procedures for the valuation of each
Portfolio's securities.  In general those procedures are as follows:

              |_| Equity securities traded on a U.S. securities exchange or on Nasdaq are valued as follows:
(1)      if last sale  information  is regularly  reported,  they are valued at the last reported sale price on the principal exchange on which they are traded or on Nasdaq, as applicable, on that day, or
(2)      if last sale  information is not available on a valuation  date, they are valued at the last reported sale price  preceding  the  valuation  date if it is within  the spread of the  closing  "bid" and
                      "asked"  prices  on the  valuation  date  or,  if not,  at the  closing  "bid"  price  on the valuation date.
              |_| Equity  securities  traded on a foreign  securities  exchange  generally are valued in one of the following ways:
(1)      at the last sale price available to the pricing service approved by the Board of Directors, or
(2)      at the last sale price  obtained by the  Manager  from the report of the  principal  exchange on which the security is traded at its last trading  session on or immediately  before the valuation date,
                      or
(3)      at the mean  between  the "bid" and  "asked"  prices  obtained  from the  principal  exchange on which the security  is traded or, on the basis of  reasonable  inquiry,  from two market  makers in the security.
              |_| Long-term debt  securities  having a remaining  maturity in excess of 60 days are valued based on the mean between the "bid" and "asked" prices  determined by a portfolio  pricing service  approved by the Board of
Directors  or obtained by the Manager  from two active  market  makers in the  security on the basis of  reasonable inquiry.
              |_|  The  following  securities  are  valued  at the  mean  between  the  "bid"  and  "asked"  prices determined  by a pricing  service  approved by the Board of  Directors  or obtained by the Manager  from two active market makers in the security on the basis of reasonable inquiry:
(1)      debt instruments that have a maturity of more than 397 days when issued,
(2)      debt  instruments  that had a maturity of 397 days or less when  issued and have a  remaining  maturity of more than 60 days, and
(3)      non-money  market  debt  instruments  that had a maturity of 397 days or less when issued and which have a remaining maturity of 60 days or less.
              |_| The  following  securities  are  valued  at cost,  adjusted  for  amortization  of  premiums  and accretion of discounts:
(1)      money  market debt  securities  held by a non-money  market fund that had a maturity of less than 397 days when issued that have a remaining maturity of 60 days or less, and
(2)      debt instruments held by a money market fund that have a remaining maturity of 397 days or less.
              |_| Securities (including restricted securities) not having  readily-available  market quotations are valued at fair  value  determined  under the  Board's  procedures.  If the  Manager  is unable to locate two market makers willing to give quotes,  a security may be priced at the mean between the "bid" and "asked" prices  provided by a single active market maker (which in certain cases may be the "bid" price if no "asked" price is available).

         In the case of U.S.  government  securities,  mortgage-backed  securities,  corporate  bonds  and  foreign government  securities,  when last sale  information  is not  generally  available,  the  Manager  may use  pricing services  approved by the Board of Directors.  The pricing  service may use "matrix"  comparisons to the prices for comparable  instruments on the basis of quality,  yield,  maturity.  Other special factors may be involved (such as the  tax-exempt  status of the  interest  paid by municipal  securities).  The Manager will monitor the accuracy of the pricing  services.  That monitoring may include  comparing prices used for portfolio  valuation to actual sales prices of selected securities.

         The closing prices in the London foreign  exchange  market on a particular  business day that are provided to the Manager by a bank,  dealer or pricing  service  that the Manager has  determined  to be reliable are used to value  foreign  currency,  including  forward  contracts,  and to  convert  to U.S.  dollars  securities  that  are denominated in foreign currency.

         Puts,  calls,  and futures are valued at the last sale price on the  principal  exchange on which they are traded or on Nasdaq,  as applicable,  as determined by a pricing  service  approved by the Board of Directors or by the  Manager.  If there  were no sales  that day,  they  shall be valued  at the last sale  price on the  preceding trading day if it is within the spread of the  closing  "bid" and "asked"  prices on the  principal  exchange or on
Nasdaq on the  valuation  date.  If not, the value shall be the closing bid price on the  principal  exchange or on
Nasdaq on the valuation  date.  If the put,  call or future is not traded on an exchange or on Nasdaq,  it shall be valued by the mean between  "bid" and "asked"  prices  obtained by the Manager from two active  market  makers.  In certain cases that may be at the "bid" price if no "asked" price is available.

         When a  Portfolio  writes  an  option,  an  amount  equal  to the  premium  received  is  included  in the
Portfolio's  Statement of Assets and  Liabilities  as an asset.  An equivalent  credit is included in the liability section.  The credit is  adjusted  ("marked-to-market")  to reflect  the current  market  value of the  option.  In determining  the  Portfolio's  gain on  investments,  if a call or put written by the Portfolio is  exercised,  the proceeds are increased by the premium received.  If a call or put written by the Portfolio  expires,  the Portfolio has a gain in the amount of the premium.  If the  Portfolio  enters into a closing  purchase  transaction,  it will have a gain or loss,  depending  on whether  the  premium  received  was more or less than the cost of the  closing transaction.  If the  Portfolio  exercises  a put it holds,  the amount the  Portfolio  receives on its sale of the underlying investment is reduced by the amount of premium paid by the Portfolio.

Dividends, Capital Gains and Taxes

Dividends  and  Distributions.  The  Portfolios  have no fixed  dividend  and there can be no  assurance  as to the payment of any  dividends or the  realization  of any capital  gains.  The dividends  and  distributions  paid by a
Portfolio  will  vary  from time to time  depending  on  market  conditions,  the  composition  of the  Portfolio's investment  portfolio,  and expenses borne by the Portfolio or borne  separately by a class (if more than one class of shares are  outstanding).  Dividends are  calculated in the same manner,  at the same time,  and on the same day for each class of shares.  Dividends  on Service  shares are  expected  to be lower.  That is because of the effect of the  additional  fee on Service  shares.  Those  dividends  will also differ in amount as a  consequence  of any difference in the net asset values of the different classes of shares.

Tax Status of the Portfolios'  Dividends and  Distributions.  The Company intends that each Portfolio shall qualify and be treated as a  "regulated  investment  company"  under  Subchapter  M of the  Internal  Revenue Code for each taxable year.  By so  qualifying,  the  Portfolios  will not be subject to federal  income taxes on amounts paid by them as dividends and distributions,  as described in the respective  Prospectuses.  Each Portfolio is treated as a separate  entity for purposes of determining  federal tax treatment.  The Company will endeavor to ensure that each
Portfolio's  assets are  invested so that all  requirements  of  Subchapter  M are  satisfied,  but there can be no assurance that it will be successful in doing so.

         To qualify as a regulated  investment  company  under  Subchapter M of the Code, a Portfolio  must,  among other things,  derive at least 90% of its gross income for the taxable year from  dividends,  interest,  gains from the sale or other disposition of stock,  securities or foreign  currencies,  fees from certain  securities loans or other income  (including gains from options,  futures and forward  contracts)  derived with respect to its business of  investing  in such  stock,  securities  or  currencies  (this is referred  to as the "90%  income  test").  The
Portfolio must also satisfy certain annual distribution and quarterly  diversification  requirements.  For purposes of the 90% income  test,  income that a Portfolio  earns from equity  interests  in certain  entities  that are not treated as  corporations  (e.g.,  they are treated as  partnerships or trusts) for U.S. tax purposes will generally have the same  character for the  Portfolio as in the hands of such  entities.  Consequently,  the Portfolio may be required  to limit  its  equity  investments  in such  entities  that  earn fee  income,  rental  income,  or other nonqualifying income.

         As noted in the  Prospectuses,  each  Portfolio  must,  and  intends to,  comply with the  diversification requirements  imposed by Section 817(h) of the Code and the  regulations  under that section.  Those  requirements, which are in addition to the  diversification  requirements  imposed on a Portfolio by the  Investment  Company Act and  Subchapter M of the Code,  place certain  limitations  on the assets of each separate  account.  Additionally, because  Section  817(h) and those  regulations  treat the assets of a Portfolio as assets of the related  separate account,  there are  restrictions  on the amount of its assets a  Portfolio  may invest in  securities  of a single issuer.  Specifically,  the regulations  provide that, except as permitted by the "safe harbor" described below, as of the end of each  calendar  quarter  or within 30 days after a  calendar  quarter,  no more than 55% of the total assets of a Portfolio may be represented by any one investment,  no more than 70% by any two  investments,  no more than 80% by any three  investments and no more than 90% by any four investments.  For this purpose,  all securities of the same issuer are considered a single  investment,  and each U.S.  Government  agency and  instrumentality  is considered a separate issuer.

         Section 817(h)  provides,  as a safe harbor,  that a separate  account will be treated as being adequately diversified  if the  diversification  requirements  under  Subchapter M are  satisfied  and no more than 55% of the value of the account's total assets are cash and cash items (including  receivables),  U.S.  Government  securities and  securities  of other  regulated  investment  companies.  Failure by a Portfolio to both qualify as a regulated investment  company  and satisfy the  Section  817(h)  requirements  would  generally  result in  treatment  of the variable  contract  holders  other than as described in the  applicable  variable  contract  prospectus,  including inclusion in ordinary  income of income  accrued under the  contracts for the current and all prior taxable  years.
Any such failure may also result in adverse tax  consequences  for the Portfolio and the insurance  company issuing the contracts.

         Foreign  exchange  gains and losses  realized by a  Portfolio  in  connection  with  certain  transactions involving foreign currency  denominated debt securities,  certain options and futures contracts relating to foreign currency,  forward foreign currency  contracts,  foreign  currencies,  or payables or receivables  denominated in a foreign  currency  are  subject to Section  988 of the Code,  which  generally  causes  such gains and losses to be treated  as  ordinary  income  and losses and may affect the  amount,  timing and  character  of  distributions  to shareholders.  If the net  foreign  exchange  loss for a year were to exceed  the  Portfolio's  investment  company taxable income (computed  without regard to such loss) the resulting  overall ordinary loss for such year would not be deductible by the Portfolio or its shareholders in future years.

         Limitations  imposed by the Code on regulated  investment  companies  like the Portfolios may restrict the
Portfolios' ability to enter into futures, options and currency forward transactions.

         The  Portfolios may be subject to  withholding  and other taxes imposed by foreign  countries with respect to their investments in foreign  securities.  Tax conventions  between certain countries and the U.S. may reduce or eliminate such taxes.

         The federal income tax rules  applicable to mortgage  dollar rolls and interest rate swaps,  caps,  floors and collars are unclear in certain  respects,  and the Portfolios may be required to account for these  instruments under tax rules in a manner that, under certain circumstances, may limit their transactions in these instruments.

         If a Portfolio  acquires stock in certain non-U.S.  corporations that receive at least 75% of their annual gross income from  passive  sources  (such as interest,  dividends,  rents,  royalties or capital  gain) or hold at least 50% of their assets in investments  producing such passive income ("passive foreign  investment  companies"), the Portfolio  could be subject to Federal income tax and  additional  interest  charges on "excess  distributions"
received  from  such  companies  or gain  from  the sale of stock in such  companies,  even if all  income  or gain actually received by the Portfolio is timely  distributed to its  shareholders.  The Portfolio would not be able to pass through to its  shareholders  any credit or deduction  for such a tax.  Certain  elections  may, if available, ameliorate these adverse tax  consequences,  but any such election would require the Portfolio to recognize taxable income or gain without the  concurrent  receipt of cash.  Each Portfolio may limit and/or manage its stock holdings in passive  foreign  investment  companies  to  minimize  its tax  liability  or  maximize  its  return  from these investments.

Additional Information About the Portfolios

The Transfer Agent.  OppenheimerFunds  Services,  the Company's  Transfer  Agent, is a division of the Manager.  It is responsible for maintaining the Company's  shareholder  registry and  shareholder  accounting  records,  and for paying dividends and  distributions  to  shareholders.  It also handles  shareholder  servicing and  administrative functions.  It serves as the Transfer  Agent for an annual per account fee. It also acts as  shareholder  servicing agent for the other Oppenheimer  funds.  Shareholders  should direct inquiries about their accounts to the Transfer
Agent at the address and toll-free numbers shown on the back cover.

-------------------------------------------------------------------------------------------------------------------
Investors under variable annuity contacts,  variable life insurance policies and other investment  products offered by the insurance  companies  that offer shares of the Portfolios as  investments  for those products  should direct questions  about their  accounts to the  servicing  agent for their  insurance  company,  because  OppenheimerFunds
Services does not maintain the records for those annuities, policies or other products.
-------------------------------------------------------------------------------------------------------------------

The Custodian Bank. The Bank of New York is the custodian bank for the  Portfolios'  assets.  The custodian  bank's responsibilities  include safeguarding and controlling the Portfolios' portfolio  securities,  collecting income on the portfolio securities and handling the delivery of such securities to and from the Portfolios.

         It will be the practice of the  Portfolios to deal with the  custodian  bank in a manner  uninfluenced  by any banking  relationship  the custodian bank may have with the Manager and its affiliates.  The  Portfolios'  cash balances  with the  custodian  bank in excess of $100,000 are not  protected by federal  deposit  insurance.  Those uninsured balances at times may be substantial.

Independent  Auditors.  The  independent  auditors of the  Portfolios  are  Deloitte & Touche  LLP.  They audit the
Portfolios'  financial  statements and perform other related audit services.  They also act as auditors for certain other  funds  advised  by the  Manager  and its  affiliates  and  they are the  auditors  for the  Manager  and its affiliates.

                                                       A-138
Independent Auditors' Report

================================================================================
The Board of Directors and Shareholders of Government Securities Portfolio:

We have audited the accompanying statement of assets and liabilities of
Government Securities Portfolio (which is a series of Panorama Series Fund,
Inc.), including the statement of investments, as of December 31, 2001, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended.
These financial statements and financial highlights are the responsibility of the Portfolio's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.
         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2001, by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
         In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Government Securities Portfolio as of December 31, 2001, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP

Denver, Colorado
January 23, 2002

Statement of Investments    December 31, 2001

Principal           Market Value

Amount              See Note 1
================================================================================================================================

Mortgage-Backed Obligations--19.4%
--------------------------------------------------------------------------------------------------------------------------------
Government Agency--19.4%
--------------------------------------------------------------------------------------------------------------------------------
FHLMC/FNMA/Sponsored--12.3%
Federal Home Loan Mortgage Corp., Gtd. Multiclass Mtg.
Participation Certificates:
6.50%, 12/1/28                                                                                   $
889,303          $   893,573
10.50%, 10/1/20
42,308               47,915
--------------------------------------------------------------------------------------------------------------------------------
Federal National Mortgage Assn.:
6.50%, 2/1/09-8/1/28
1,317,574            1,326,168
7.50%, 9/1/22
65,138               67,829

-----------

2,335,485
--------------------------------------------------------------------------------------------------------------------------------
GNMA/Guaranteed--7.1%
Government National Mortgage Assn., 7%, 10/15/23-3/15/26
1,312,097            1,350,686

-----------
Total Mortgage-Backed Obligations (Cost
$3,577,490)                                                                    3,686,171
================================================================================================================================
U.S. Government Obligations--43.7%
--------------------------------------------------------------------------------------------------------------------------------
U.S. Treasury Bonds:
7.50%, 11/15/16(1)
1,075,000            1,271,566
8.125%, 8/15/19
500,000              631,445
9.25%, 2/15/16
1,200,000            1,623,000
--------------------------------------------------------------------------------------------------------------------------------
U.S. Treasury Nts.:
4.625%, 5/15/06
1,700,000            1,724,239
5.75%, 8/15/03
500,000              523,965
7.875%, 11/15/04
2,255,000            2,508,072

-----------
Total U.S. Government Obligations (Cost
$7,591,505)                                                                    8,282,287
================================================================================================================================
Corporate Bonds and Notes--27.8%
--------------------------------------------------------------------------------------------------------------------------------
Federal Home Loan Bank Unsec. Bonds, Series S706, 5.375%, 5/15/06
1,500,000            1,538,511
--------------------------------------------------------------------------------------------------------------------------------
Financing Corp. Debs., FICO Strips, Series 13, Zero Coupon:
6.71%, 12/27/02(2)
1,200,000            1,168,680
6.77%, 12/27/06(2)
1,000,000              780,430
--------------------------------------------------------------------------------------------------------------------------------
Resolution Funding Corp., Zero Coupon Strip Bonds:
6.18%, 7/15/04(2)
1,500,000            1,366,357
6.23%, 7/15/05(2)
489,000              420,263

-----------
Total Corporate Bonds and Notes (Cost
$5,029,423)                                                                      5,274,241
================================================================================================================================
Short-Term Notes--4.2%
--------------------------------------------------------------------------------------------------------------------------------
Federal Home Loan Bank, 1.45%, 1/2/02 (Cost $799,968)
800,000              799,968
================================================================================================================================
Repurchase Agreements--4.1%
--------------------------------------------------------------------------------------------------------------------------------
Repurchase agreement with Zion First National Bank, 1.55%, dated 12/31/01, to be repurchased at $781,067 on 1/2/02, collateralized by U.S. Treasury Nts.,
4.75%-7%, 7/15/06-11/15/08, with a value of $799,798 (Cost $781,000)
781,000              781,000
--------------------------------------------------------------------------------------------------------------------------------
Total Investments, at Value (Cost $17,779,386)
99.2%          18,823,667
--------------------------------------------------------------------------------------------------------------------------------
Other Assets Net of Liabilities
0.8              160,111

----------          -----------
Net Assets
100.0%         $18,983,778

==========          ===========

1. Securities with an aggregate market value of $47,314 are held in collateralized accounts to cover initial margin requirements on open futures sales contracts. See Note 5 of Notes to Financial Statements.
2. Zero-coupon bond reflects the effective yield on the date of purchase.

See accompanying Notes to Financial Statements.

4                           Government Securities Portfolio

Statement of Assets and Liabilities  December 31, 2001

================================================================================================================================

Assets
Investments, at value (cost $17,779,386)--see accompanying
statement                                                 $18,823,667
--------------------------------------------------------------------------------------------------------------------------------
Cash
853
--------------------------------------------------------------------------------------------------------------------------------
Receivables and other assets:
Interest and principal
paydowns                                                                                          144,442
Shares of capital stock
sold                                                                                              21,081
Daily variation on futures
contracts                                                                                      12,000
Other
820

-----------
Total
assets
19,002,863
================================================================================================================================
Liabilities
Payables and other liabilities:
Legal, auditing and other professional
fees                                                                                8,784
Shareholder
reports
6,578
Shares of capital stock
redeemed                                                                                           2,478
Directors'
compensation
152
Other
1,093

-----------
Total
liabilities
19,085
================================================================================================================================
Net
Assets
$18,983,778

===========
================================================================================================================================
Composition of Net Assets
Par value of shares of capital
stock                                                                                 $    17,120
--------------------------------------------------------------------------------------------------------------------------------
Additional paid-in
capital                                                                                            17,832,754
--------------------------------------------------------------------------------------------------------------------------------
Undistributed (overdistributed) net investment
income                                                                    933,612
--------------------------------------------------------------------------------------------------------------------------------
Accumulated net realized gain (loss) on investment
transactions                                                         (821,958)
--------------------------------------------------------------------------------------------------------------------------------
Net unrealized appreciation (depreciation) on
investments                                                              1,022,250

-----------
Net assets--applicable to 17,119,800 shares of capital stock
outstanding                                             $18,983,778

===========
================================================================================================================================
Net Asset Value, Redemption Price and Offering Price Per
Share                                                             $1.11

See accompanying Notes to Financial Statements.

                            Government Securities Portfolio                    5

Statement of Operations  For the Year Ended December 31, 2001

================================================================================================================================

Investment Income
Interest
$  804,632
================================================================================================================================
Expenses
Management
fees
98,727
--------------------------------------------------------------------------------------------------------------------------------
Accounting service
fees                                                                                                   15,000
--------------------------------------------------------------------------------------------------------------------------------
Legal, auditing and other professional
fees                                                                               11,720
--------------------------------------------------------------------------------------------------------------------------------
Shareholder
reports
9,112
--------------------------------------------------------------------------------------------------------------------------------
Transfer and shareholder servicing agent
fees                                                                              7,362
--------------------------------------------------------------------------------------------------------------------------------
Directors'
compensation
2,954
--------------------------------------------------------------------------------------------------------------------------------
Other
3,478

----------
Total
expenses
148,353
Less reduction to custodian
expenses                                                                                        (129)

----------
Net
expenses
148,224
================================================================================================================================
Net Investment
Income                                                                                                    656,408
================================================================================================================================
Realized and Unrealized Gain (Loss)
Net realized gain (loss) on:
Investments
289,208
Closing of futures
contracts                                                                                              53,801

----------
Net realized gain
(loss)                                                                                                 343,009
--------------------------------------------------------------------------------------------------------------------------------
Net change in unrealized appreciation (depreciation) on
investments                                                      206,255

----------
Net realized and unrealized gain
(loss)                                                                                  549,264
================================================================================================================================
Net Increase in Net Assets Resulting from
Operations                                                                  $1,205,672

==========

See accompanying Notes to Financial Statements.

6                           Government Securities Portfolio

Statements of Changes in Net Assets

                                                                                                Year Ended
December 31,

2001                 2000
================================================================================================================================

Operations
Net investment income (loss)                                                                    $
656,408          $ 1,134,707
--------------------------------------------------------------------------------------------------------------------------------
Net realized gain (loss)
343,009               40,667
--------------------------------------------------------------------------------------------------------------------------------
Net change in unrealized appreciation (depreciation)
206,255            1,140,510

-----------          -----------
Net increase (decrease) in net assets resulting from operations
1,205,672            2,315,884
================================================================================================================================
Dividends and/or Distributions to Shareholders
Dividends from net investment income
(1,112,769)          (1,331,594)
================================================================================================================================
Capital Stock Transactions
Net increase (decrease) in net assets resulting from
capital stock transactions
(13,063)          (2,230,791)
================================================================================================================================
Net Assets
Total increase (decrease)
79,840           (1,246,501)
--------------------------------------------------------------------------------------------------------------------------------
Beginning of period
18,903,938           20,150,439

-----------          -----------
End of period [including undistributed (overdistributed) net investment income of $933,612 and $1,104,567, respectively]
$18,983,778          $18,903,938

===========          ===========

See accompanying Notes to Financial Statements.

                            Government Securities Portfolio                   7

Financial Highlights

                                                      Year Ended December 31,
                                                      2001         2000          1999          1998          1997
====================================================================================================================

Per Share Operating Data
Net asset value, beginning of period                    $1.10        $1.05         $1.13         $1.11
$1.09
--------------------------------------------------------------------------------------------------------------------
Income (loss) from investment operations:
Net investment income                                     .04(1)       .07           .07           .06
..07
Net realized and unrealized gain (loss)                   .04(1)       .05          (.09)          .03
..02
--------------------------------------------------------------------------------------------------------------------
Total income (loss) from investment operations            .08          .12          (.02)          .09
..09
--------------------------------------------------------------------------------------------------------------------
Dividends and/or distributions to shareholders:
Dividends from net investment income                     (.07)        (.07)         (.06)         (.07)
(.07)
--------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                          $1.11        $1.10         $1.05         $1.13
$1.11
                                                        =====        =====         =====         =====
=====
====================================================================================================================
Total Return, at Net Asset Value(2)                      7.23%       12.36%        (1.73)%        8.14%
8.82%
====================================================================================================================
Ratios/Supplemental Data
Net assets, end of period (in thousands)              $18,984      $18,904       $20,150       $24,923
$23,719
--------------------------------------------------------------------------------------------------------------------
Average net assets (in thousands)                     $18,805      $18,702       $22,683       $24,044
$23,034
--------------------------------------------------------------------------------------------------------------------
Ratios to average net assets:(3)
Net investment income                                    3.49%(1)     6.07%         5.80%         5.64%
5.96%
Expenses                                                 0.79%        0.74%         0.70%         0.68%(4)
0.67%(4)
--------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                    19%          31%           14%
43%            0%

1. Without the adoption of the change in amortization method as discussed in
Note 1 in the Notes to Financial Statements, these amounts would have been:

    Net investment income                    Change less than $.005 per share
    Net realized and unrealized gain (loss)  Change less than $.005 per share
    Net investment income ratio                                          3.85%

2. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods of less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce figures for all periods shown.
3. Annualized for periods of less than one full year.
4. Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

See accompanying Notes to Financial Statements.

8                           Government Securities Portfolio

Notes to Financial Statements

================================================================================
1. Significant Accounting Policies
Government Securities Portfolio (the Portfolio) is a series of Panorama Series
Fund, Inc. (the Company) which is registered under the Investment Company Act of
1940, as amended, as an open-end management investment company. The Portfolio's investment objective is to seek a high level of current income with a high degree of safety of principal, by investing primarily (at least 65% of its total assets under normal market conditions) in U.S. Government securities and U.S.
Government-related securities. The Portfolio's investment advisor is
OppenheimerFunds, Inc. (the Manager). Shares of the Portfolio are sold only to separate accounts of life insurance companies, a majority of such shares are held by separate accounts of Massachusetts Mutual Life Insurance Co., an affiliate of the investment advisor. The following is a summary of significant accounting policies consistently followed by the Portfolio.
--------------------------------------------------------------------------------
Securities Valuation. Securities listed or traded on National Stock Exchanges or other domestic or foreign exchanges are valued based on the last sale price of the security traded on that exchange prior to the time when the Portfolio's assets are valued. In the absence of a sale, the security is valued at the last sale price on the prior trading day, if it is within the spread of the closing bid and asked prices, and if not, at the closing bid price. Securities
(including restricted securities) for which quotations are not readily available are valued primarily using dealer-supplied valuations, a portfolio pricing service authorized by the Board of Directors, or at their fair value. Fair value is determined in good faith under consistently applied procedures under the supervision of the Board of Directors. Short-term "money market type" debt securities with remaining maturities of sixty days or less are valued at amortized cost (which approximates market value).
--------------------------------------------------------------------------------
Securities Purchased on a When-Issued Basis. Delivery and payment for securities that have been purchased by the Portfolio on a when-issued basis can take place a month or more after the trade date. Normally the settlement date occurs within six months after the trade date; however, the Portfolio may, from time to time, purchase securities whose settlement date extends beyond six months or more beyond trade date. During this period, such securities do not earn interest, are subject to market fluctuation and may increase or decrease in value prior to their delivery. The Portfolio maintains segregated assets with a market value equal to or greater than the amount of its purchase commitments. The purchase of securities on a when-issued basis may increase the volatility of the Portfolio's net asset value to the extent the Portfolio makes such purchases while remaining substantially fully invested.
         In connection with its ability to purchase securities on a when-issued basis, the Portfolio may enter into forward roll transactions with respect to mortgage-related securities. Forward roll transactions require the sale of securities for delivery in the current month, and a simultaneous agreement with the same counterparty to repurchase similar (same type, coupon and maturity) but not identical securities on a specified future date. The forward roll may not extend for a period of greater than one year. The Portfolio generally records the incremental difference between the forward purchase and sell of each forward roll as interest income.
         Risks to the Portfolio of entering into forward roll transactions include the potential inability of the counterparty to meet the terms of the agreement; the potential of the Portfolio to receive inferior securities to what was sold to the counterparty at redelivery; counterparty credit risk; and the potential paydown speed variance between the mortgage-related pools.
--------------------------------------------------------------------------------
Repurchase Agreements. The Portfolio requires its custodian bank to take possession, to have legally segregated in the Federal Reserve Book Entry System or to have segregated within the custodian's vault, all securities held as collateral for repurchase agreements. The market value of the underlying securities is required to be at least 102% of the resale price at the time of purchase. If the seller of the agreement defaults and the value of the collateral declines, or if the seller enters an insolvency proceeding, realization of the value of the collateral by the Portfolio may be delayed or limited.

                            Government Securities Portfolio                   9

Notes to Financial Statements  (Continued)

================================================================================
1. Significant Accounting Policies  (continued)
Federal Taxes. The Portfolio intends to continue to comply with provisions of the Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income, including any net realized gain on investments not offset by loss carryovers to shareholders.

As of December 31, 2001, the Portfolio had available for federal income tax purposes unused capital loss carryovers as follows:

                      Expiring
                      ----------------------------------

                          2002                  $187,580
                          2003                   120,749
                          2005                   103,711
                          2006                    62,129
                          2007                   335,952
                                                --------
                         Total                  $810,121
                                                ========

As of December 31, 2001, the Portfolio had approximately $24,000 of post-October losses available to offset future capital gains, if any. Such losses, if unutilized, will expire in 2010.
--------------------------------------------------------------------------------
Dividends and Distributions to Shareholders. Dividends and distributions to shareholders, which are determined in accordance with income tax regulations, are recorded on the ex-dividend date.
--------------------------------------------------------------------------------
Classification of Dividends and Distributions to Shareholders. Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes primarily because paydown gains and losses are treated as ordinary income (loss) for tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or realized gain was recorded by the Portfolio.
         The Portfolio adjusts the classification of distributions to shareholders to reflect the differences between financial statement amounts and distributions determined in accordance with income tax regulations. Accordingly, during the year ended December 31, 2001, amounts have been reclassified to reflect an increase in undistributed net investment income of $285,406.
Accumulated net realized loss on investments was increased by the same amount.
Net assets of the Portfolio were unaffected by the reclassifications.
--------------------------------------------------------------------------------
Investment Income. Dividend income is recorded on the ex-dividend date or upon ex-dividend notification in the case of certain foreign dividends where the ex-dividend date may have passed. Non-cash dividends included in dividend income, if any, are recorded at the fair market value of the securities received. Interest income, which includes accretion of discount and amortization of premium, is accrued as earned.
--------------------------------------------------------------------------------
Security Transactions. Security transactions are accounted for as of trade date.
Gains and losses on securities sold are determined on the basis of identified cost.

10                          Government Securities Portfolio

Notes to Financial Statements  (Continued)

================================================================================
1. Significant Accounting Policies  (continued)
Other. The Portfolio adopted the provisions of the AICPA Audit and Accounting
Guide for Investment Companies, as revised, effective for fiscal years beginning after December 15, 2000. The Portfolio elected to begin amortizing premiums on debt securities effective January 1, 2001. Prior to this date, the Portfolio did not amortize premiums on debt securities. The cumulative effect of this accounting change had no impact on the total net assets of the Portfolio, but resulted in a $285,406 decrease to cost of securities and a corresponding
$285,406 increase in net unrealized appreciation, based on securities held as of
December 31, 2000. For the year ended December 31, 2001, interest income decreased by $67,246, net realized gain on investments decreased by $18,646, and the change in net unrealized appreciation on investments increased by $85,892.
         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

================================================================================
2. Shares of Capital Stock
The Portfolio has authorized 160 million shares of $0.001 par value capital stock. Transactions in shares of capital stock were as follows:

                                               Year Ended December 31, 2001              Year Ended December 31,
2000
                                               --------------------------------
--------------------------------
                                               Shares               Amount               Shares
Amount
-------------------------------------------------------------------------------------------------------------------

Sold                                            3,017,758           $ 3,326,540           2,061,609          $
2,162,940
Dividends and/or distributions reinvested       1,039,970             1,112,769           1,331,594
1,331,594
Redeemed                                       (4,061,125)           (4,452,372)         (5,547,687)
(5,725,325)
                                               ----------           -----------          ----------
-----------
Net increase (decrease)                            (3,397)          $   (13,063)         (2,154,484)
$(2,230,791)
                                               ==========           ===========          ==========
===========

================================================================================
3. Purchases and Sales of Securities
The aggregate cost of purchases and proceeds from sales of securities, other than short-term obligations, for the year ended December 31, 2001, were
$3,345,211 and $3,368,744, respectively.

As of December 31, 2001, unrealized appreciation (depreciation) based on cost of securities for federal income tax purposes of $17,789,386 was:

        Gross unrealized appreciation                      $1,044,281
        Gross unrealized depreciation                         (10,000)
                                                           ----------
        Net unrealized appreciation (depreciation)         $1,034,281
                                                           ==========

                            Government Securities Portfolio                   11

Notes to Financial Statements  (Continued)

================================================================================
4. Fees and Other Transactions with Affiliates
Management Fees. Management fees paid to the Manager were in accordance with the investment advisory agreement with the Portfolio. The annual fees are 0.525% of the first $300 million of average daily net assets of the Portfolio, 0.50% of the next $100 million and 0.45% of average daily net assets over $400 million.
The Portfolio's management fee for the year ended December 31, 2001, was an annualized rate of 0.525%.
--------------------------------------------------------------------------------
Accounting Fees. The Manager acts as the accounting agent for the Portfolio at an annual fee of $15,000, plus out-of-pocket costs and expenses reasonably incurred.
--------------------------------------------------------------------------------
Transfer Agent Fees. OppenheimerFunds Services (OFS), a division of the Manager, acts as the transfer and shareholder servicing agent for the Portfolio. The
Portfolio pays OFS an agreed-upon per account fee. Additionally, funds offered in variable annuity separate accounts are subject to minimum fees of $5,000 for assets of less than $10 million and $10,000 for assets of $10 million or more.
The Portfolio is subject to the minimum fee in the event that the per account fee does not equal or exceed the applicable minimum fee.
         OFS has voluntarily agreed to limit transfer and shareholder servicing agent fees to 0.25% per annum of funds offered in variable annuity separate accounts, effective January 1, 2001. This undertaking may be amended or withdrawn at any time.

================================================================================
5. Futures Contracts
A futures contract is a commitment to buy or sell a specific amount of a commodity or financial instrument at a particular price on a stipulated future date at a negotiated price. Futures contracts are traded on a commodity exchange. The Portfolio may buy and sell futures contracts that relate to broadly based securities indices "financial futures" or debt securities
"interest rate futures" in order to gain exposure to or to seek to protect against changes in market value of stock and bonds or interest rates. The
Portfolio may also buy or write put or call options on these futures contracts.
         The Portfolio generally sells futures contracts to hedge against increases in interest rates and decreases in market value of portfolio securities. The Portfolio may also purchase futures contracts to gain exposure to market changes as it may be more efficient or cost effective than actually buying fixed income securities.
         Upon entering into a futures contract, the Portfolio is required to deposit either cash or securities (initial margin) in an amount equal to a certain percentage of the contract value. Subsequent payments (variation margin)
are made or received by the Portfolio each day. The variation margin payments are equal to the daily changes in the contract value and are recorded as unrealized gains and losses. The Portfolio recognizes a realized gain or loss when the contract is closed or expires.
         Securities held in collateralized accounts to cover initial margin requirements on open futures contracts are noted in the Statement of
Investments. The Statement of Assets and Liabilities reflects a receivable and/or payable for the daily mark to market for variation margin. Realized gains and losses are reported on the Statement of Operations as closing and expiration of futures contracts.
         Risks of entering into futures contracts (and related options) include the possibility that there may be an illiquid market and that a change in the value of the contract or option may not correlate with changes in the value of the underlying securities.

As of December 31, 2001, the Portfolio had outstanding futures contracts as follows:

                                                                                                  Unrealized
                                 Expiration           Number of        Valuation as of            Appreciation
Contract Description             Date                 Contracts        December 31, 2001          (Depreciation)
----------------------------------------------------------------------------------------------------------------
Contracts to Purchase
---------------------

U.S. Long Bond                   3/19/02              12               $1,218,375                 $(22,031)
                                                                                                  ========

12                          Government Securities Portfolio

 Independent Auditors' Report

===============================================================================
The Board of Directors and Shareholders of Growth Portfolio:

We have audited the accompanying statement of assets and liabilities of Growth
Portfolio (which is a series of Panorama Series Fund, Inc.), including the statement of investments, as of December 31, 2001, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended. These financial statements and financial highlights are the responsibility of the Portfolio's management.
Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.
     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2001, by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.
We believe that our audits provide a reasonable basis for our opinion.
     In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of
Growth Portfolio as of December 31, 2001, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP

Denver, Colorado
January 23, 2002

Statement of Investments  December 31, 2001

                                                                       Market Value
                                                         Shares        See Note 1
===================================================================================

Common Stocks--97.5%
-----------------------------------------------------------------------------------
Basic Materials--1.2%
-----------------------------------------------------------------------------------
Chemicals--0.7%
Air Products & Chemicals, Inc.                             7,000         $  328,370
-----------------------------------------------------------------------------------
Cabot Corp.                                                  800             28,560
-----------------------------------------------------------------------------------
Cabot Microelectronics Corp.(1)                            6,800            538,900
-----------------------------------------------------------------------------------
Du Pont (E.I.) de Nemours & Co.                           12,500            531,375
-----------------------------------------------------------------------------------
Eastman Chemical Co.                                         500             19,510
-----------------------------------------------------------------------------------
Goodrich Corp.                                             6,700            178,354
-----------------------------------------------------------------------------------
International Flavors & Fragrances, Inc.                   3,200             95,072
-----------------------------------------------------------------------------------
Praxair, Inc.                                              1,200             66,300
                                                                         ----------
                                                                          1,786,441
-----------------------------------------------------------------------------------
Gold & Precious Minerals--0.0%
Barrick Gold Corp.                                         5,500             87,725
-----------------------------------------------------------------------------------
Metals--0.3%
Alcan, Inc.                                               16,700            600,031
-----------------------------------------------------------------------------------
Freeport-McMoRan Copper & Gold, Inc., Cl. A(1)               500              6,450
-----------------------------------------------------------------------------------
Freeport-McMoRan Copper & Gold, Inc., Cl. B(1)             6,900             92,391
-----------------------------------------------------------------------------------
Inco Ltd.(1)                                               3,100             52,514
                                                                         ----------
                                                                            751,386
-----------------------------------------------------------------------------------
Paper--0.2%
Georgia-Pacific Corp.                                      3,800            104,918
-----------------------------------------------------------------------------------
Mead Corp.                                                   900             27,801
-----------------------------------------------------------------------------------
Smurfit-Stone Container Corp.(1)                           2,500             39,925
-----------------------------------------------------------------------------------
Weyerhaeuser Co.                                           6,300            340,704
                                                                         ----------
                                                                            513,348
-----------------------------------------------------------------------------------
Capital Goods--5.9%
-----------------------------------------------------------------------------------
Aerospace/Defense--0.6%
DRS Technologies, Inc.(1)                                  1,000             35,650
-----------------------------------------------------------------------------------
General Dynamics Corp.                                     2,700            215,028
-----------------------------------------------------------------------------------
Lockheed Martin Corp.                                     14,400            672,048
-----------------------------------------------------------------------------------
Precision Castparts Corp.                                  1,800             50,850
-----------------------------------------------------------------------------------
Raytheon Co.                                               4,500            146,115
-----------------------------------------------------------------------------------
Rockwell Collins, Inc.                                    11,200            218,400
                                                                         ----------
                                                                          1,338,091
-----------------------------------------------------------------------------------
Electrical Equipment--2.8%
Amphenol Corp., Cl. A(1)                                     300             14,415
-----------------------------------------------------------------------------------
AVX Corp.                                                  5,700            134,463
-----------------------------------------------------------------------------------
General Electric Co.                                     156,500          6,272,520
-----------------------------------------------------------------------------------
Integrated Device Technology, Inc.(1)                      5,500            146,245
-----------------------------------------------------------------------------------
Kemet Corp.(1)                                             2,400             42,600
-----------------------------------------------------------------------------------
Molex, Inc., Cl. A                                         5,300            143,365
-----------------------------------------------------------------------------------
Rockwell International Corp.                               6,200            110,732
                                                                         ----------
                                                                          6,864,340

                              Growth Portfolio                                5

Statement of Investments  (Continued)

                                                                  Market Value
                                                        Shares        See Note 1
-----------------------------------------------------------------------------------

Industrial Services--0.6%
Administaff, Inc.(1)                                        600          $   16,446
-----------------------------------------------------------------------------------
Allied Waste Industries, Inc.(1)                          6,000              84,360
-----------------------------------------------------------------------------------
CONSOL Energy, Inc.                                       1,500              37,260
-----------------------------------------------------------------------------------
Manpower, Inc.                                            1,700              57,307
-----------------------------------------------------------------------------------
Miller (Herman), Inc.                                     2,000              47,320
-----------------------------------------------------------------------------------
NDCHealth Corp.                                             300              10,365
-----------------------------------------------------------------------------------
Peabody Energy Corp.                                      2,900              81,751
-----------------------------------------------------------------------------------
Right Management Consultants, Inc.(1)                       450               7,785
-----------------------------------------------------------------------------------
Robert Half International, Inc.(1)                        1,600              42,720
-----------------------------------------------------------------------------------
Teekay Shipping Corp.                                     2,100              73,185
-----------------------------------------------------------------------------------
Viad Corp.                                                1,100              26,048
-----------------------------------------------------------------------------------
Waste Management, Inc.                                   27,000             861,570
                                                                         ----------
                                                                          1,346,117
-----------------------------------------------------------------------------------
Manufacturing--1.9%
Ball Corp.                                                1,000              70,700
-----------------------------------------------------------------------------------
Caterpillar, Inc.                                         8,100             423,225
-----------------------------------------------------------------------------------
Cooper Industries, Inc.                                   7,000             244,440
-----------------------------------------------------------------------------------
Dover Corp.                                               2,200              81,554
-----------------------------------------------------------------------------------
Minnesota Mining & Manufacturing Co.                      5,800             685,618
-----------------------------------------------------------------------------------
Oakley, Inc.(1)                                             800              13,008
-----------------------------------------------------------------------------------
Packaging Corp. of America(1)                               400               7,260
-----------------------------------------------------------------------------------
Pactiv Corp.(1)                                           7,800             138,450
-----------------------------------------------------------------------------------
Plexus Corp.(1)                                             600              15,936
-----------------------------------------------------------------------------------
Ryder Systems, Inc.                                         300               6,645
-----------------------------------------------------------------------------------
Sanmina-SCI Corp.(1)                                      6,000             119,400
-----------------------------------------------------------------------------------
Tektronix, Inc.(1)                                        1,600              41,248
-----------------------------------------------------------------------------------
Textron, Inc.                                             3,800             157,548
-----------------------------------------------------------------------------------
Tyco International Ltd.                                  44,900           2,644,610
                                                                         ----------
                                                                          4,649,642
-----------------------------------------------------------------------------------
Communication Services--4.2%
-----------------------------------------------------------------------------------
Telecommunications: Long Distance--2.5%
ALLTEL Corp.                                              4,100             253,093
-----------------------------------------------------------------------------------
AT&T Corp.                                              111,700           2,026,238
-----------------------------------------------------------------------------------
BroadWing, Inc.(1)                                        2,800              26,600
-----------------------------------------------------------------------------------
Corvis Corp.(1)                                           7,500              24,225
-----------------------------------------------------------------------------------
Sprint Corp. (Fon Group)                                 42,700             857,416
-----------------------------------------------------------------------------------
Verizon Communications, Inc.                             58,100           2,757,426
-----------------------------------------------------------------------------------
WorldCom, Inc./MCI Group                                  1,200              15,240
                                                                         ----------
                                                                          5,960,238
-----------------------------------------------------------------------------------
Telephone Utilities--1.1%
BellSouth Corp.                                          30,200           1,152,130
-----------------------------------------------------------------------------------
SBC Communications, Inc.                                 38,800           1,519,796
                                                                         ----------
                                                                          2,671,926

6                             Growth Portfolio

Statement of Investments  (Continued)

                                                                       Market Value
                                                         Shares        See Note 1
-----------------------------------------------------------------------------------

Telecommunications: Wireless--0.6%
Amdocs Ltd.(1)                                           15,300          $  519,741
-----------------------------------------------------------------------------------
AT&T Wireless Services, Inc.(1)                          17,340             249,176
-----------------------------------------------------------------------------------
Metro One Telecommunication, Inc.(1)                      2,850              86,212
-----------------------------------------------------------------------------------
Sprint Corp. (PCS Group)(1)                              20,200             493,082
-----------------------------------------------------------------------------------
Williams Communications Group, Inc.(1)                   27,600              64,860
                                                                         ----------
                                                                          1,413,071
-----------------------------------------------------------------------------------
Consumer Cyclicals--11.3%
-----------------------------------------------------------------------------------
Autos & Housing--1.9%
Beazer Homes USA, Inc.(1)                                   300              21,951
-----------------------------------------------------------------------------------
Centex Corp.                                              6,000             342,540
-----------------------------------------------------------------------------------
Delphi Automotive Systems Corp.                           7,000              95,620
-----------------------------------------------------------------------------------
Direct Focus, Inc.(1)                                     1,400              43,680
-----------------------------------------------------------------------------------
Ford Motor Co.                                           65,911           1,036,121
-----------------------------------------------------------------------------------
Fortune Brands, Inc.                                      3,500             138,565
-----------------------------------------------------------------------------------
General Motors Corp.                                     20,200             981,720
-----------------------------------------------------------------------------------
Group 1 Automotive, Inc.(1)                                 200               5,702
-----------------------------------------------------------------------------------
Harman International Industries, Inc.                       400              18,040
-----------------------------------------------------------------------------------
KB Home                                                   8,200             328,820
-----------------------------------------------------------------------------------
Kennametal, Inc.                                            200               8,054
-----------------------------------------------------------------------------------
Lear Corp.(1)                                             3,900             148,746
-----------------------------------------------------------------------------------
Lennar Corp.                                              1,600              74,912
-----------------------------------------------------------------------------------
Masco Corp.                                               8,400             205,800
-----------------------------------------------------------------------------------
Pep Boys-Manny, Moe & Jack                                  800              13,720
-----------------------------------------------------------------------------------
Polaris Industries, Inc.                                    300              17,325
-----------------------------------------------------------------------------------
Ryland Group, Inc. (The)                                  4,400             322,080
-----------------------------------------------------------------------------------
St. Joe Co. (The)                                         3,100              86,025
-----------------------------------------------------------------------------------
Toll Brothers, Inc.(1)                                    7,300             320,470
-----------------------------------------------------------------------------------
Visteon Corp.                                             2,000              30,080
-----------------------------------------------------------------------------------
Whirlpool Corp.                                           5,300             388,649
-----------------------------------------------------------------------------------
York International Corp.                                  1,200              45,756
                                                                         ----------
                                                                          4,674,376
-----------------------------------------------------------------------------------
Consumer Services--0.9%
Boron, LePore & Associates, Inc.(1)                         500               6,895
-----------------------------------------------------------------------------------
Cendant Corp.(1)                                         36,300             711,843
-----------------------------------------------------------------------------------
H&R Block, Inc.                                          15,200             679,440
-----------------------------------------------------------------------------------
IMS Health, Inc.                                         27,500             536,525
-----------------------------------------------------------------------------------
Omnicom Group, Inc.                                       1,600             142,960
-----------------------------------------------------------------------------------
Travelocity.com, Inc.(1)                                    800              22,968
                                                                         ----------
                                                                          2,100,631

                              Growth Portfolio                                7

Statement of Investments  (Continued)

                                                                       Market Value
                                                        Shares         See Note 1
-----------------------------------------------------------------------------------

Leisure & Entertainment--0.8%
Action Performance Cos., Inc.(1)                            400          $   12,244
-----------------------------------------------------------------------------------
Argosy Gaming Co.(1)                                        300               9,756
-----------------------------------------------------------------------------------
Brunswick Corp.                                           2,700              58,752
-----------------------------------------------------------------------------------
Callaway Golf Co.                                           700              13,405
-----------------------------------------------------------------------------------
GTech Holdings Corp.(1)                                   2,300             104,167
-----------------------------------------------------------------------------------
Harley-Davidson, Inc.                                    14,200             771,202
-----------------------------------------------------------------------------------
Hasbro, Inc.                                              7,000             113,610
-----------------------------------------------------------------------------------
Hilton Hotels Corp.                                       6,800              74,256
-----------------------------------------------------------------------------------
Mandalay Resort Group(1)                                  2,200              47,080
-----------------------------------------------------------------------------------
Marriott International, Inc., Cl. A                      12,800             520,320
-----------------------------------------------------------------------------------
MGM Mirage, Inc.(1)                                       2,600              75,062
-----------------------------------------------------------------------------------
Starwood Hotels & Resorts Worldwide, Inc.                 7,100             211,935
-----------------------------------------------------------------------------------
WMS Industries, Inc.(1)                                   1,800              36,000
                                                                         ----------
                                                                          2,047,789
-----------------------------------------------------------------------------------
Media--1.0%
AOL Time Warner, Inc.(1)                                 57,000           1,829,700
-----------------------------------------------------------------------------------
Deluxe Corp.                                              3,800             158,004
-----------------------------------------------------------------------------------
Donnelley (R.R.) & Sons Co.                                 400              11,876
-----------------------------------------------------------------------------------
Dow Jones & Co., Inc.                                       400              21,892
-----------------------------------------------------------------------------------
Imagistics International, Inc.                              280               3,458
-----------------------------------------------------------------------------------
McGraw-Hill Cos., Inc. (The)                              1,000              60,980
-----------------------------------------------------------------------------------
R.H. Donnelley Corp.(1)                                   3,200              92,960
-----------------------------------------------------------------------------------
Readers Digest Assn., Inc. (The), Cl. A                   4,400             101,552
-----------------------------------------------------------------------------------
USA Networks, Inc.(1)                                     4,500             122,895
                                                                         ----------
                                                                          2,403,317
-----------------------------------------------------------------------------------
Retail: General--3.3%
Costco Wholesale Corp.(1)                                11,500             510,370
-----------------------------------------------------------------------------------
Dillard's, Inc., Cl. A                                    1,800              28,800
-----------------------------------------------------------------------------------
Dollar General Corp.                                      1,300              19,370
-----------------------------------------------------------------------------------
Federated Department Stores, Inc.(1)                      7,200             294,480
-----------------------------------------------------------------------------------
Foot Locker, Inc.(1)                                     10,900             170,585
-----------------------------------------------------------------------------------
Kohl's Corp.(1)                                           7,900             556,476
-----------------------------------------------------------------------------------
May Department Stores Co.                                14,100             521,418
-----------------------------------------------------------------------------------
Sears Roebuck & Co.                                      24,600           1,171,944
-----------------------------------------------------------------------------------
Wal-Mart Stores, Inc.                                    82,800           4,765,140
                                                                         ----------
                                                                          8,038,583
-----------------------------------------------------------------------------------
Retail: Specialty--3.0%
American Eagle Outfitters, Inc.(1)                        5,300             138,701
-----------------------------------------------------------------------------------
AutoNation, Inc.(1)                                       4,900              60,417
-----------------------------------------------------------------------------------
Bed Bath & Beyond, Inc.(1)                                7,500             254,250
-----------------------------------------------------------------------------------
BJ's Wholesale Club, Inc.(1)                              3,400             149,940
-----------------------------------------------------------------------------------
Borders Group, Inc.(1)                                    1,500              29,760
-----------------------------------------------------------------------------------
Circuit City Stores, Inc./CarMax Group(1)                   600              13,644

8                             Growth Portfolio

Statement of Investments  (Continued)

                                                                       Market Value
                                                        Shares         See Note 1
-----------------------------------------------------------------------------------

Retail: Specialty  (continued)
Electronics Boutique Holdings Corp.(1)                    1,600          $   63,904
-----------------------------------------------------------------------------------
Gap, Inc.                                                44,500             620,330
-----------------------------------------------------------------------------------
Genesco, Inc.(1)                                            500              10,380
-----------------------------------------------------------------------------------
Home Depot, Inc.                                         48,500           2,473,985
-----------------------------------------------------------------------------------
Hot Topic, Inc.(1)                                        4,800             150,672
-----------------------------------------------------------------------------------
Lands'End, Inc.(1)                                          300              15,048
-----------------------------------------------------------------------------------
Michaels Stores, Inc.(1)                                  2,300              75,785
-----------------------------------------------------------------------------------
Nike, Inc., Cl. B                                        11,000             618,640
-----------------------------------------------------------------------------------
Office Depot, Inc.(1)                                    12,500             231,750
-----------------------------------------------------------------------------------
Payless ShoeSource, Inc.(1)                                 300              16,845
-----------------------------------------------------------------------------------
Pier 1 Imports, Inc.                                        500               8,670
-----------------------------------------------------------------------------------
Reebok International Ltd.(1)                              1,200              31,800
-----------------------------------------------------------------------------------
Rite Aid Corp.(1)                                        15,400              77,924
-----------------------------------------------------------------------------------
Ross Stores, Inc.                                        11,900             381,752
-----------------------------------------------------------------------------------
Talbots, Inc. (The)                                       8,400             304,500
-----------------------------------------------------------------------------------
Target Corp.                                             13,300             545,965
-----------------------------------------------------------------------------------
Timberland Co., Cl. A(1)                                    300              11,124
-----------------------------------------------------------------------------------
TJX Cos., Inc. (The)                                     23,700             944,682
                                                                         ----------
                                                                          7,230,468
-----------------------------------------------------------------------------------
Textile, Apparel & Home Furnishings--0.4%
Abercrombie & Fitch Co., Cl. A(1)                         7,700             204,281
-----------------------------------------------------------------------------------
bebe stores, inc.(1)                                        400               7,464
-----------------------------------------------------------------------------------
Deb Shops, Inc.                                             100               2,425
-----------------------------------------------------------------------------------
Jones Apparel Group, Inc.(1)                              3,600             119,412
-----------------------------------------------------------------------------------
Liz Claiborne, Inc.                                       5,900             293,525
-----------------------------------------------------------------------------------
Mohawk Industries, Inc.(1)                                1,800              98,784
-----------------------------------------------------------------------------------
Tommy Hilfiger Corp.(1)                                   1,700              23,375
-----------------------------------------------------------------------------------
Too, Inc.(1)                                              3,200              88,000
                                                                         ----------
                                                                            837,266
-----------------------------------------------------------------------------------
Consumer Staples--9.3%
-----------------------------------------------------------------------------------
Beverages--1.6%
Anheuser-Busch Cos., Inc.                                24,900           1,125,729
-----------------------------------------------------------------------------------
Coca-Cola Co. (The)                                      43,900           2,069,885
-----------------------------------------------------------------------------------
PepsiCo, Inc.                                            15,420             750,800
                                                                         ----------
                                                                          3,946,414
-----------------------------------------------------------------------------------
Broadcasting--0.4%
Comcast Corp., Cl. A Special                              8,100             291,600
-----------------------------------------------------------------------------------
EchoStar Communications Corp., Cl. A(1)                   1,100              30,217
-----------------------------------------------------------------------------------
Fox Entertainment Group, Inc., A Shares(1)                  900              23,877
-----------------------------------------------------------------------------------
Gemstar-TV Guide International, Inc.(1)                  11,000             304,700
-----------------------------------------------------------------------------------
Hispanic Broadcasting Corp.(1)                            1,100              28,050
-----------------------------------------------------------------------------------
Univision Communications, Inc., Cl. A(1)                  5,600             226,576
                                                                         ----------
                                                                            905,020

                              Growth Portfolio                                9

Statement of Investments  (Continued)

                                                                       Market Value
                                                        Shares         See Note 1
-----------------------------------------------------------------------------------

Education--0.0%
Corinthian Colleges, Inc.(1)                                600          $   24,534
-----------------------------------------------------------------------------------
Education Management Corp.(1)                               400              14,500
-----------------------------------------------------------------------------------
ITT Educational Services, Inc.(1)                         1,200              44,244
                                                                         ----------
                                                                             83,278
-----------------------------------------------------------------------------------
Entertainment--1.2%
-----------------------------------------------------------------------------------
Applebee's International, Inc.                            1,850              63,270
-----------------------------------------------------------------------------------
CBRL Group, Inc.                                            600              17,664
-----------------------------------------------------------------------------------
Darden Restaurants, Inc.                                  6,800             240,720
-----------------------------------------------------------------------------------
Disney (Walt) Co.                                        28,200             584,304
-----------------------------------------------------------------------------------
Landry's Restaurants, Inc.                                  300               5,595
-----------------------------------------------------------------------------------
Liberty Media Corp., Cl. A(1)                            17,200             240,800
-----------------------------------------------------------------------------------
McDonald's Corp.                                         28,900             764,983
-----------------------------------------------------------------------------------
P.F. Chang's China Bistro, Inc.(1)                          400              18,920
-----------------------------------------------------------------------------------
Papa John's International, Inc.(1)                          300               8,244
-----------------------------------------------------------------------------------
Pixar, Inc.(1)                                              100               3,596
-----------------------------------------------------------------------------------
Royal Caribbean Cruises Ltd.                              4,400              71,280
-----------------------------------------------------------------------------------
Ruby Tuesday, Inc.                                       10,600             218,678
-----------------------------------------------------------------------------------
Ryan's Family Steak Houses, Inc.(1)                       1,900              41,135
-----------------------------------------------------------------------------------
Sonic Corp.(1)                                              400              14,400
-----------------------------------------------------------------------------------
THQ, Inc.(1)                                              4,500             218,115
-----------------------------------------------------------------------------------
Tricon Global Restaurants, Inc.(1)                        1,600              78,720
-----------------------------------------------------------------------------------
Viacom, Inc., Cl. B(1)                                    9,525             420,529
                                                                         ----------
                                                                          3,010,953
-----------------------------------------------------------------------------------
Food--2.1%
Archer-Daniels-Midland Co.                                4,305              61,777
-----------------------------------------------------------------------------------
Campbell Soup Co.                                        21,300             636,231
-----------------------------------------------------------------------------------
ConAgra Foods, Inc.                                      25,700             610,889
-----------------------------------------------------------------------------------
Interstate Bakeries Corp.                                   400               9,672
-----------------------------------------------------------------------------------
Kellogg Co.                                               3,700             111,370
-----------------------------------------------------------------------------------
Kraft Foods, Inc., Cl. A                                 31,700           1,078,751
-----------------------------------------------------------------------------------
Performance Food Group Co.(1)                               800              28,136
-----------------------------------------------------------------------------------
Sara Lee Corp.                                           34,948             776,894
-----------------------------------------------------------------------------------
Sysco Corp.                                               4,800             125,856
-----------------------------------------------------------------------------------
Tyson Foods, Inc., Cl. A                                  3,900              45,045
-----------------------------------------------------------------------------------
Unilever NV, NY Shares                                   17,700           1,019,697
-----------------------------------------------------------------------------------
Wrigley William Jr. Co.                                  12,100             621,577
                                                                         ----------
                                                                          5,125,895
-----------------------------------------------------------------------------------
Food & Drug Retailers--1.2%
Albertson's, Inc.                                        15,100             475,499
-----------------------------------------------------------------------------------
CVS Corp.                                                21,700             642,320
-----------------------------------------------------------------------------------
Duane Reade, Inc.(1)                                        700              21,245
-----------------------------------------------------------------------------------
Fleming Cos., Inc.                                        7,900             146,150
-----------------------------------------------------------------------------------
Kroger Co. (The)(1)                                      16,200             338,094

10                            Growth Portfolio

Statement of Investments  (Continued)

                                                                       Market Value
                                                       Shares          See Note 1
-----------------------------------------------------------------------------------

Food & Drug Retailers (continued)
Safeway, Inc.(1)                                         15,800          $  659,650
-----------------------------------------------------------------------------------
Walgreen Co.                                             16,000             538,560
                                                                         ----------
                                                                          2,821,518
-----------------------------------------------------------------------------------
Household Goods--1.4%
Avon Products, Inc.                                       5,900            274,350
-----------------------------------------------------------------------------------
Colgate-Palmolive Co.                                     9,200            531,300
-----------------------------------------------------------------------------------
Dial Corp. (The)                                          1,100             18,865
-----------------------------------------------------------------------------------
Gillette Co.                                             20,000            668,000
-----------------------------------------------------------------------------------
Plum Creek Timber Co., Inc.                               8,100             229,635
-----------------------------------------------------------------------------------
Procter & Gamble Co.                                     19,600           1,550,948
                                                                         ----------
                                                                          3,273,098
-----------------------------------------------------------------------------------
Tobacco--1.4%
Philip Morris Cos., Inc.                                 55,800           2,558,430
-----------------------------------------------------------------------------------
R.J. Reynolds Tobacco Holdings, Inc.                     16,000             900,800
                                                                         ----------
                                                                          3,459,230
-----------------------------------------------------------------------------------
Energy--9.6%
-----------------------------------------------------------------------------------
Energy Services--0.6%
Baker Hughes, Inc.                                        6,000             218,820
-----------------------------------------------------------------------------------
ENSCO International, Inc.                                10,700             265,895
-----------------------------------------------------------------------------------
Halliburton Co.                                          19,700             258,070
-----------------------------------------------------------------------------------
Headwaters, Inc.(1)                                         700               8,022
-----------------------------------------------------------------------------------
Helmerich & Payne, Inc.                                   1,700              56,746
-----------------------------------------------------------------------------------
Massey Energy Co.                                         2,700              55,971
-----------------------------------------------------------------------------------
Nabors Industries, Inc.(1)                                4,100             140,753
-----------------------------------------------------------------------------------
PanCanadian Energy Corp.                                  2,000              51,745
-----------------------------------------------------------------------------------
Precision Drilling Corp.(1)                                 900              23,238
-----------------------------------------------------------------------------------
Schlumberger Ltd.                                         4,700             258,265
                                                                         ----------
                                                                          1,337,525
-----------------------------------------------------------------------------------
Oil: Domestic--7.0%
Amerada Hess Corp.                                        7,500             468,750
-----------------------------------------------------------------------------------
Anadarko Petroleum Corp.                                  9,800             557,130
-----------------------------------------------------------------------------------
Ashland, Inc.                                             3,500             161,280
-----------------------------------------------------------------------------------
Burlington Resources, Inc.                                5,200             195,208
-----------------------------------------------------------------------------------
Chesapeake Energy Corp.(1)                                2,500              16,525
-----------------------------------------------------------------------------------
ChevronTexaco Corp.                                      32,794           2,938,670
-----------------------------------------------------------------------------------
Conoco, Inc.                                             40,400           1,143,320
-----------------------------------------------------------------------------------
EOG Resources, Inc.                                      12,100             473,231
-----------------------------------------------------------------------------------
Exxon Mobil Corp.                                       131,376           5,163,077
-----------------------------------------------------------------------------------
Frontier Oil Corp.                                       44,200             735,488
-----------------------------------------------------------------------------------
GlobalSantaFe Corp.                                      17,610             502,237
-----------------------------------------------------------------------------------
Murphy Oil Corp.                                         11,400             958,056
----------------------------------------------------------------------------------
Newfield Exploration Co.(1)                               2,400              85,224
-----------------------------------------------------------------------------------
Occidental Petroleum Corp.                               25,500             676,515
-----------------------------------------------------------------------------------
Ocean Energy, Inc.                                        1,300              24,960

                              Growth Portfolio                               11

Statement of Investments  (Continued)

                                                                       Market Value
                                                       Shares          See Note 1
-----------------------------------------------------------------------------------

Oil: Domestic  (continued)
Phillips Petroleum Co.                                   20,360         $ 1,226,894
-----------------------------------------------------------------------------------
Stone Energy Corp.(1)                                     3,700             146,150
-----------------------------------------------------------------------------------
Sunoco, Inc.                                              7,500             280,050
-----------------------------------------------------------------------------------
Ultramar Diamond Shamrock Corp.                           1,400              69,272
-----------------------------------------------------------------------------------
Unocal Corp.                                             12,200             440,054
-----------------------------------------------------------------------------------
USX-Marathon Group, Inc.                                 19,700             591,000
                                                                        -----------
                                                                         16,853,091
-----------------------------------------------------------------------------------
Oil: International--2.0%
Baytex Energy Ltd.(1)                                    25,100              68,713
-----------------------------------------------------------------------------------
Canadian 88 Energy Corp.(1)                             177,300             199,925
-----------------------------------------------------------------------------------
Canadian Natural Resources Ltd.                          31,700             760,776
-----------------------------------------------------------------------------------
Paramount Resources Ltd.(1)                              30,000             264,988
-----------------------------------------------------------------------------------
Rio Alto Exploration Ltd.(1)                             15,600             182,747
-----------------------------------------------------------------------------------
Royal Dutch Petroleum Co., NY Shares                     49,200           2,411,784
-----------------------------------------------------------------------------------
Talisman Energy, Inc.                                    23,800             902,023
                                                                        -----------
                                                                          4,790,956
-----------------------------------------------------------------------------------
Financial--24.3%
-----------------------------------------------------------------------------------
Banks--5.4%
American Home Mortgage Holdings, Inc.                       300               3,630
-----------------------------------------------------------------------------------
AmSouth Bancorp                                           1,400              26,460
-----------------------------------------------------------------------------------
Astoria Financial Corp.                                   7,700             203,742
-----------------------------------------------------------------------------------
Bank of America Corp.                                    46,500           2,927,175
-----------------------------------------------------------------------------------
Bank of New York Co., Inc. (The)                         14,800             603,840
-----------------------------------------------------------------------------------
Bank One Corp.                                           27,800           1,085,590
-----------------------------------------------------------------------------------
Banknorth Group, Inc.                                       300               6,756
-----------------------------------------------------------------------------------
BB&T Corp.                                               13,900             501,929
-----------------------------------------------------------------------------------
Charter One Financial, Inc.                              10,645             289,012
-----------------------------------------------------------------------------------
City National Corp.                                         400              18,740
-----------------------------------------------------------------------------------
Comerica, Inc.                                            9,600             550,080
-----------------------------------------------------------------------------------
Compass Bancshares, Inc.                                    400              11,320
-----------------------------------------------------------------------------------
Cullen/Frost Bankers, Inc.                                  100               3,088
-----------------------------------------------------------------------------------
Downey Financial Corp.                                      400              16,500
-----------------------------------------------------------------------------------
FleetBoston Financial Corp.                               2,800             102,200
-----------------------------------------------------------------------------------
Hibernia Corp., Cl. A                                     2,100              37,359
-----------------------------------------------------------------------------------
Independence Community Bank Corp.                         1,900              43,244
-----------------------------------------------------------------------------------
J.P. Morgan Chase & Co.                                  47,700           1,733,895
-----------------------------------------------------------------------------------
KeyCorp                                                  13,000             316,420
-----------------------------------------------------------------------------------
Knight Trading Group, Inc.(1)                             2,900              31,958
-----------------------------------------------------------------------------------
Mellon Financial Corp.                                   16,700             628,254
-----------------------------------------------------------------------------------
National City Corp.                                      25,400             742,696
-----------------------------------------------------------------------------------
New York Community Bancorp, Inc.                          1,300              29,731
-----------------------------------------------------------------------------------
Northern Trust Corp.                                      2,400             144,528
-----------------------------------------------------------------------------------
Pacific Century Financial Corp.                           1,700              44,013
-----------------------------------------------------------------------------------
PNC Financial Services Group                             13,700             769,940

12                            Growth Portfolio

Statement of Investments  (Continued)

                                                                       Market Value
                                                        Shares         See Note 1
-----------------------------------------------------------------------------------

Banks (continued)
Regions Financial Corp.                                     400         $    11,976
-----------------------------------------------------------------------------------
SunTrust Banks, Inc.                                     14,300             896,610
-----------------------------------------------------------------------------------
U.S. Bancorp                                              7,325             153,312
-----------------------------------------------------------------------------------
Union Planters Corp.                                      1,800              81,234
-----------------------------------------------------------------------------------
UnionBanCal Corp.                                         2,100              79,800
-----------------------------------------------------------------------------------
Wachovia Corp.                                           10,000             313,600
-----------------------------------------------------------------------------------
Wachovia Corp.(1)                                         2,000                   -
-----------------------------------------------------------------------------------
Wells Fargo Co.                                          15,700             682,165
                                                                        -----------
                                                                         13,090,797
-----------------------------------------------------------------------------------
Diversified Financial--12.0%
Affiliated Managers Group, Inc.(1)                        2,900             204,392
-----------------------------------------------------------------------------------
American Express Co.                                     30,500           1,088,545
-----------------------------------------------------------------------------------
AmeriCredit Corp.(1)                                      9,000             283,950
-----------------------------------------------------------------------------------
Bear Stearns Cos., Inc. (The)                            10,300             603,992
-----------------------------------------------------------------------------------
Capital One Financial Corp.                              16,100             868,595
-----------------------------------------------------------------------------------
Certegy, Inc.(1)                                            350              11,977
-----------------------------------------------------------------------------------
Citigroup, Inc                                           54,433           2,747,778
-----------------------------------------------------------------------------------
Concord EFS, Inc.(1)                                      3,000              98,340
-----------------------------------------------------------------------------------
Countrywide Credit Industries, Inc.  .  .                13,100   .         536,707
-----------------------------------------------------------------------------------
Doral Financial Corp.                                       300               9,363
-----------------------------------------------------------------------------------
eFunds Corp.(1)                                           2,071              28,476
-----------------------------------------------------------------------------------
Fannie Mae                                               27,000           2,146,500
-----------------------------------------------------------------------------------
First American Corp. (The)                                  800              14,992
-----------------------------------------------------------------------------------
Freddie Mac                                              21,900           1,432,260
-----------------------------------------------------------------------------------
Goldman Sachs Group, Inc. (The)                          15,300           1,419,075
-----------------------------------------------------------------------------------
Household International, Inc.                            20,600           1,193,564
-----------------------------------------------------------------------------------
Instinet Group, Inc.(1)                                   4,900              49,245
-----------------------------------------------------------------------------------
iShares Russell 2000 Index Fund                          91,500           8,816,025
-----------------------------------------------------------------------------------
iShares Russell 2000 Value Index Fund                     6,000             768,000
-----------------------------------------------------------------------------------
iShares S&P SmallCap 600 Index Fund                       6,500             743,600
-----------------------------------------------------------------------------------
John Hancock Financial Services, Inc.                    18,000             743,400
-----------------------------------------------------------------------------------
Lehman Brothers Holdings, Inc.                           16,000           1,068,800
-----------------------------------------------------------------------------------
Merrill Lynch & Co., Inc.                                 2,400             125,088
-----------------------------------------------------------------------------------
Metris Cos., Inc.                                         6,700             172,257
-----------------------------------------------------------------------------------
MGIC Investment Corp.                                    10,800             666,576
-----------------------------------------------------------------------------------
Morgan Stanley Dean Witter & Co.                         22,500           1,258,650
-----------------------------------------------------------------------------------
PMI Group, Inc. (The)                                     8,600             576,286
-----------------------------------------------------------------------------------
Providian Financial Corp.                                15,900              56,445
-----------------------------------------------------------------------------------
Prudential Financial, Inc.(1)                             5,000             165,950
-----------------------------------------------------------------------------------
Simon Property Group, Inc.                                2,600              76,258
-----------------------------------------------------------------------------------
Stilwell Financial, Inc.                                 16,600             451,852
-----------------------------------------------------------------------------------
T. Rowe Price Group, Inc.                                   500              17,365
-----------------------------------------------------------------------------------
USA Education, Inc.                                       8,900             747,778
                                                                        -----------
                                                                         29,192,081

                              Growth Portfolio                               13

Statement of Investments  (Continued)

                                                                       Market Value
                                                        Shares         See Note 1
-----------------------------------------------------------------------------------

Insurance--5.5%
AFLAC, Inc.                                              34,800         $   854,688
-----------------------------------------------------------------------------------
Allmerica Financial Corp.                                   900              40,095
-----------------------------------------------------------------------------------
Allstate Corp.                                           35,500           1,196,350
-----------------------------------------------------------------------------------
American International Group, Inc.                       43,337           3,440,958
-----------------------------------------------------------------------------------
Cigna Corp.                                              14,900           1,380,485
-----------------------------------------------------------------------------------
Cincinnati Financial Corp.                                2,000              76,300
-----------------------------------------------------------------------------------
Fidelity National Financial, Inc.                        14,560             361,088
-----------------------------------------------------------------------------------
First Health Group Corp.(1)                               2,700              66,798
-----------------------------------------------------------------------------------
Hilb, Rogal & Hamilton Co.                                  800              44,840
-----------------------------------------------------------------------------------
Jefferson-Pilot Corp.                                     2,800             129,556
-----------------------------------------------------------------------------------
Lincoln National Corp.                                   14,600             709,122
-----------------------------------------------------------------------------------
Loews Corp.                                               3,900             215,982
-----------------------------------------------------------------------------------
Marsh & McLennan Cos., Inc.                               4,700             505,015
-----------------------------------------------------------------------------------
MBIA, Inc.                                                9,050             485,351
-----------------------------------------------------------------------------------
MetLife, Inc.                                            44,600           1,412,928
-----------------------------------------------------------------------------------
Ohio Casualty Corp.(1)                                      600               9,630
-----------------------------------------------------------------------------------
Phoenix Cos., Inc. (The)(1)                               6,300             116,550
-----------------------------------------------------------------------------------
Principal Financial Group, Inc. (The)(1)                  5,600             134,400
-----------------------------------------------------------------------------------
Progressive Corp.                                         6,300             940,590
-----------------------------------------------------------------------------------
Radian Group, Inc.                                        6,900             296,355
-----------------------------------------------------------------------------------
RenaissanceRe Holdings Ltd.                                 300              28,620
-----------------------------------------------------------------------------------
St. Paul Cos., Inc                                       12,700             558,419
-----------------------------------------------------------------------------------
UnumProvident Corp.                                       5,000             132,550
-----------------------------------------------------------------------------------
XL Capital Ltd., Cl. A                                    3,400             310,624
                                                                        -----------
                                                                         13,447,294
-----------------------------------------------------------------------------------
Real Estate Investment Trusts--0.2%
Equity Office Properties Trust                           13,900             418,112
-----------------------------------------------------------------------------------
Equity Residential Properties Trust                         800              22,968
-----------------------------------------------------------------------------------
Indymac Mortgage Holdings, Inc.(1)                        3,400              79,492
                                                                        -----------
                                                                            520,572
-----------------------------------------------------------------------------------
Savings & Loans--1.2%
Dime Bancorp, Inc.                                        2,800             101,024
-----------------------------------------------------------------------------------
Golden State Bancorp, Inc.                               21,900             572,685
-----------------------------------------------------------------------------------
Golden West Financial Corp.                              12,600             741,510
-----------------------------------------------------------------------------------
Greenpoint Financial Corp.                                8,000             286,000
-----------------------------------------------------------------------------------
Washington Mutual, Inc.                                  34,750           1,136,325
-----------------------------------------------------------------------------------
Webster Financial Corp.                                     200               6,306
                                                                        -----------
                                                                          2,843,850

14                            Growth Portfolio

Statement of Investments  (Continued)

                                                                       Market Value
                                                         Shares        See Note 1
-----------------------------------------------------------------------------------

Healthcare--11.7%
-----------------------------------------------------------------------------------
Healthcare/Drugs--9.2%
Abbott Laboratories                                       12,300        $   685,725
-----------------------------------------------------------------------------------
American Home Products Corp.                              10,400            638,144
-----------------------------------------------------------------------------------
Amgen, Inc.(1)                                            19,800          1,117,512
-----------------------------------------------------------------------------------
Applera Corp./Celera Genomics Group(1)                       800             21,352
-----------------------------------------------------------------------------------
Biogen, Inc.(1)                                            3,000            172,050
-----------------------------------------------------------------------------------
Bristol-Myers Squibb Co.                                  21,400          1,091,400
-----------------------------------------------------------------------------------
Chiron Corp.(1)                                           11,900            521,696
-----------------------------------------------------------------------------------
CIMA Labs, Inc.(1)                                         1,200             43,380
-----------------------------------------------------------------------------------
COR Therapeutics, Inc.(1)                                    900             21,537
-----------------------------------------------------------------------------------
Edwards Lifesciences Corp.(1)                                400             11,052
-----------------------------------------------------------------------------------
Forest Laboratories, Inc.(1)                              10,800            885,060
-----------------------------------------------------------------------------------
Genentech, Inc.(1)                                        17,100            927,675
-----------------------------------------------------------------------------------
Genta, Inc.(1)                                             2,500             35,575
-----------------------------------------------------------------------------------
HCA, Inc.                                                 27,600          1,063,704
-----------------------------------------------------------------------------------
Humana, Inc.(1)                                            1,200             14,148
-----------------------------------------------------------------------------------
Incyte Pharmaceuticals, Inc.(1)                            2,200             42,768
-----------------------------------------------------------------------------------
Isis Pharmaceuticals, Inc.(1)                                300              6,657
-----------------------------------------------------------------------------------
IVAX Corp.(1)                                              9,050            182,267
-----------------------------------------------------------------------------------
Johnson & Johnson                                         49,518          2,926,514
-----------------------------------------------------------------------------------
Lilly (Eli) & Co.                                         23,900          1,877,106
-----------------------------------------------------------------------------------
Merck & Co., Inc.                                         45,100          2,651,880
-----------------------------------------------------------------------------------
Myriad Genetics, Inc.(1)                                   2,000            105,280
-----------------------------------------------------------------------------------
Pfizer, Inc.                                             109,125          4,348,631
-----------------------------------------------------------------------------------
Pharmaceutical Resources, Inc.(1)                            400             13,520
-----------------------------------------------------------------------------------
Schering-Plough Corp.                                     28,200          1,009,842
-----------------------------------------------------------------------------------
Sepracor, Inc.(1)                                          3,200            182,592
-----------------------------------------------------------------------------------
Sicor, Inc.(1)                                             4,600             72,128
-----------------------------------------------------------------------------------
Taro Pharmaceutical Industries Ltd.(1)                     4,800            191,760
-----------------------------------------------------------------------------------
UnitedHealth Group, Inc.                                  18,500          1,309,245
-----------------------------------------------------------------------------------
Vertex Pharmaceuticals, Inc.(1)                            1,800             44,262
-----------------------------------------------------------------------------------
XOMA Ltd.(1)                                                 100                985
-----------------------------------------------------------------------------------
Zimmer Holdings, Inc.(1)                                   6,750            206,145
                                                                        -----------
                                                                         22,421,592

                              Growth Portfolio                               15

Statement of Investments  (Continued)

                                                                       Market Value
                                                        Shares         See Note 1
-----------------------------------------------------------------------------------

Healthcare/Supplies & Services--2.5%
Accredo Health, Inc.(1)                                     600          $   23,820
-----------------------------------------------------------------------------------
Allergan, Inc.                                            6,000             450,300
-----------------------------------------------------------------------------------
Apria Healthcare Group, Inc.(1)                           1,900              47,481
-----------------------------------------------------------------------------------
Baxter International, Inc.                                8,000             429,040
-----------------------------------------------------------------------------------
Becton, Dickinson & Co.                                  12,000             397,800
-----------------------------------------------------------------------------------
Biosite, Inc.(1)                                            100               1,837
-----------------------------------------------------------------------------------
Caremark Rx, Inc.(1)                                     27,400             446,894
-----------------------------------------------------------------------------------
Cooper Cos., Inc. (The)                                     500              24,990
-----------------------------------------------------------------------------------
Covance, Inc.(1)                                          1,500              34,050
-----------------------------------------------------------------------------------
DaVita, Inc.(1)                                           1,800              44,010
-----------------------------------------------------------------------------------
Health Net, Inc.(1)                                       4,600             100,188
-----------------------------------------------------------------------------------
HEALTHSOUTH Corp.(1)                                      1,700              25,194
-----------------------------------------------------------------------------------
Lincare Holdings, Inc.(1)                                 5,200             148,980
-----------------------------------------------------------------------------------
Manor Care, Inc.(1)                                      14,500             343,795
-----------------------------------------------------------------------------------
Medtronic, Inc.                                           2,500             128,025
-----------------------------------------------------------------------------------
Mid Atlantic Medical Services, Inc.(1)                      500              11,350
-----------------------------------------------------------------------------------
Orthodontic Centers of America, Inc.(1)                     400              12,200
-----------------------------------------------------------------------------------
Oxford Health Plans, Inc.(1)                             18,800             566,632
-----------------------------------------------------------------------------------
Pediatrix Medical Group, Inc.(1)                          1,300              44,096
-----------------------------------------------------------------------------------
Quest Diagnostics, Inc.(1)                                2,000             143,420
-----------------------------------------------------------------------------------
RehabCare Group, Inc.(1)                                    700              20,720
-----------------------------------------------------------------------------------
Schein (Henry), Inc.(1)                                   2,200              81,466
-----------------------------------------------------------------------------------
Stryker Corp.(1)                                          4,100             239,317
-----------------------------------------------------------------------------------
SurModics, Inc.(1)                                          300              10,938
-----------------------------------------------------------------------------------
Techne Corp.(1)                                           1,900              70,015
-----------------------------------------------------------------------------------
Tenet Healthcare Corp.(1)                                20,600           1,209,632
-----------------------------------------------------------------------------------
Trigon Healthcare, Inc.(1)                                4,900             340,305
-----------------------------------------------------------------------------------
Universal Health Services, Inc., Cl. B(1)                 3,700             158,286
-----------------------------------------------------------------------------------
WellPoint Health Networks, Inc.(1)                        5,100             595,935
                                                                         ----------
                                                                          6,150,716
-----------------------------------------------------------------------------------
Technology--12.9%
-----------------------------------------------------------------------------------
Computer Hardware--3.2%
Adaptec, Inc.(1)                                          4,100              59,450
-----------------------------------------------------------------------------------
Agilent Technologies, Inc.(1)                             1,900              54,169
-----------------------------------------------------------------------------------
Compaq Computer Corp.                                    90,300             881,328
-----------------------------------------------------------------------------------
Dell Computer Corp.(1)                                   51,700           1,405,206
-----------------------------------------------------------------------------------
Handspring, Inc.(1)                                       5,900              39,766
-----------------------------------------------------------------------------------
Hewlett-Packard Co.                                       7,000             143,780
-----------------------------------------------------------------------------------
Ingram Micro, Inc., Cl. A(1)                                800              13,856
-----------------------------------------------------------------------------------
International Business Machines Corp.                    33,300           4,027,968
-----------------------------------------------------------------------------------
Juniper Networks, Inc.(1)                                21,100             399,845
-----------------------------------------------------------------------------------
Lexmark International, Inc., Cl. A(1)                     5,100             300,900

16                            Growth Portfolio

Statement of Investments  (Continued)

                                                                       Market Value
                                                        Shares         See Note 1
-----------------------------------------------------------------------------------

Computer Hardware  (continued)
Mentor Graphics Corp.(1)                                    800         $    18,856
-----------------------------------------------------------------------------------
Mercury Computer Systems, Inc.(1)                           400              15,644
-----------------------------------------------------------------------------------
Microtune, Inc.(1)                                        6,400             150,144
-----------------------------------------------------------------------------------
Network Appliance, Inc.(1)                                6,400             139,968
-----------------------------------------------------------------------------------
Storage Technology Corp.(1)                               2,100              43,407
-----------------------------------------------------------------------------------
Stratos Lightwave, Inc.(1)                                2,000              12,300
-----------------------------------------------------------------------------------
Western Digital Corp.(1)                                  2,100              13,167
                                                                        -----------
                                                                          7,719,754
-----------------------------------------------------------------------------------
Computer Services--0.7%
Emulex Corp.(1)                                           4,000             158,040
-----------------------------------------------------------------------------------
First Data Corp.                                         12,900           1,012,005
-----------------------------------------------------------------------------------
Foundry Networks, Inc.(1)                                 7,700              62,755
-----------------------------------------------------------------------------------
Kronos, Inc.(1)                                             450              21,771
-----------------------------------------------------------------------------------
Openwave Systems, Inc.(1)                                12,000             117,480
-----------------------------------------------------------------------------------
Overture Services, Inc.(1)                                2,900             102,747
-----------------------------------------------------------------------------------
Paychex, Inc.                                             5,000             174,250
-----------------------------------------------------------------------------------
Sonus Networks, Inc.(1)                                   8,700              40,194
-----------------------------------------------------------------------------------
Unisys Corp.(1)                                           5,100              63,954
-----------------------------------------------------------------------------------
Websense, Inc.(1)                                         1,100              35,277
                                                                        -----------
                                                                          1,788,473
-----------------------------------------------------------------------------------
Computer Software--4.8%
-----------------------------------------------------------------------------------
Acclaim Entertainment, Inc.(1)                            5,200              27,560
-----------------------------------------------------------------------------------
Adobe Systems, Inc.                                      14,800             459,540
-----------------------------------------------------------------------------------
Cadence Design Systems, Inc.(1)                           9,500             208,240
-----------------------------------------------------------------------------------
Citrix Systems, Inc.(1)                                  18,000             407,880
-----------------------------------------------------------------------------------
CSG Systems International, Inc.(1)                        1,000              40,450
-----------------------------------------------------------------------------------
Electronic Arts, Inc.(1)                                  4,900             293,755
-----------------------------------------------------------------------------------
Fair, Isaac & Co., Inc.                                     400              25,208
-----------------------------------------------------------------------------------
Interwoven, Inc.(1)                                       1,600              15,584
-----------------------------------------------------------------------------------
Liberate Technologies, Inc.(1)                            1,100              12,628
-----------------------------------------------------------------------------------
McDATA Corp., Cl. A(1)                                    1,534              37,583
-----------------------------------------------------------------------------------
McDATA Corp., Cl. B(1)                                    4,200             105,462
-----------------------------------------------------------------------------------
Mercury Interactive Corp.(1)                              8,300             282,034
-----------------------------------------------------------------------------------
Micromuse, Inc.(1)                                        7,800             117,000
-----------------------------------------------------------------------------------
Microsoft Corp.(1)                                      102,000           6,757,500
-----------------------------------------------------------------------------------
Oracle Corp.(1)                                         131,700           1,818,777
-----------------------------------------------------------------------------------
Retek, Inc.(1)                                            2,800              83,636
-----------------------------------------------------------------------------------
RSA Security, Inc.(1)                                     3,900              68,094
-----------------------------------------------------------------------------------
Sabre Holdings Corp.(1)                                   4,200             177,870
-----------------------------------------------------------------------------------
StorageNetworks, Inc.(1)                                  7,600              46,968
-----------------------------------------------------------------------------------
VeriSign, Inc.(1)                                         9,600             365,184
-----------------------------------------------------------------------------------
Veritas Software Corp.(1)                                 8,500             381,055
                                                                        -----------
                                                                         11,732,008

                              Growth Portfolio                               17

Statement of Investments  (Continued)

                                                                       Market Value
                                                        Shares         See Note 1
-----------------------------------------------------------------------------------

Communications Equipment--0.7%
Agere Systems, Inc.(1)                                    6,000          $   34,140
-----------------------------------------------------------------------------------
Cisco Systems, Inc.(1)                                   75,600           1,369,116
-----------------------------------------------------------------------------------
Enterasys Networks, Inc.(1)                               5,000              44,250
-----------------------------------------------------------------------------------
Scientific-Atlanta, Inc.                                  5,600             134,064
-----------------------------------------------------------------------------------
Tellium, Inc.(1)                                          9,300              57,939
                                                                         ----------
                                                                          1,639,509
-----------------------------------------------------------------------------------
Electronics--3.2%
Advanced Micro Devices, Inc.(1)                          24,800             393,328
-----------------------------------------------------------------------------------
Altera Corp.(1)                                           8,900             188,858
-----------------------------------------------------------------------------------
Analog Devices, Inc.(1)                                  19,900             883,361
-----------------------------------------------------------------------------------
Arrow Electronics, Inc.(1)                                1,700              50,830
-----------------------------------------------------------------------------------
Cree, Inc.(1)                                               800              23,568
-----------------------------------------------------------------------------------
Elantec Semiconductor, Inc.(1)                              400              15,360
-----------------------------------------------------------------------------------
Engineered Support Systems, Inc.                          2,100              71,841
-----------------------------------------------------------------------------------
Fairchild Semiconductor International, Inc., Cl. A(1)     4,000             112,800
-----------------------------------------------------------------------------------
FEI Co.(1)                                                  400              12,604
-----------------------------------------------------------------------------------
FLIR Systems, Inc.(1)                                       700              26,544
-----------------------------------------------------------------------------------
General Motors Corp., Cl. H(1)                            5,500              84,975
-----------------------------------------------------------------------------------
Integrated Circuit Systems, Inc.(1)                       3,300              74,547
-----------------------------------------------------------------------------------
Intel Corp.                                              96,700           3,041,215
-----------------------------------------------------------------------------------
KLA-Tencor Corp.(1)                                      16,500             817,740
-----------------------------------------------------------------------------------
Lam Research Corp.(1)                                     5,600             130,032
-----------------------------------------------------------------------------------
Linear Technology Corp.                                  15,100             589,504
-----------------------------------------------------------------------------------
Maxim Integrated Products, Inc.(1)                        2,700             141,777
-----------------------------------------------------------------------------------
Rambus, Inc.(1)                                           5,700              45,543
-----------------------------------------------------------------------------------
Semtech Corp.(1)                                          3,300             117,777
-----------------------------------------------------------------------------------
Silicon Laboratories, Inc.(1)                               400              13,484
-----------------------------------------------------------------------------------
TriQuint Semiconductor, Inc.(1)                           8,200             100,532
-----------------------------------------------------------------------------------
Xilinx, Inc.(1)                                          18,600             726,330
                                                                         ----------
                                                                          7,662,550
-----------------------------------------------------------------------------------
Photography--0.3%
Eastman Kodak Co.                                        23,900             703,377
-----------------------------------------------------------------------------------
Transportation--1.5%
-----------------------------------------------------------------------------------
Air Transportation--0.5%
Continental Airlines, Inc., Cl. B(1)                     12,000             314,520
-----------------------------------------------------------------------------------
Southwest Airlines Co.                                   48,100             888,888
-----------------------------------------------------------------------------------
UAL Corp.                                                 3,000              40,500
-----------------------------------------------------------------------------------
US Airways Group, Inc.(1)                                 1,800              11,412
                                                                         ----------
                                                                          1,255,320

18                            Growth Portfolio

Statement of Investments  (Continued)

                                                                       Market Value
                                                        Shares         See Note 1
-----------------------------------------------------------------------------------

Railroads & Truckers--0.5%
Burlington Northern Santa Fe Corp.                       20,500         $   584,865
-----------------------------------------------------------------------------------
CSX Corp.                                                   400              14,020
-----------------------------------------------------------------------------------
GATX Corp.                                                  400              13,008
-----------------------------------------------------------------------------------
Union Pacific Corp.                                      11,900             678,300
                                                                        -----------
                                                                          1,290,193
-----------------------------------------------------------------------------------
Shipping--0.5%
United Parcel Service, Inc., Cl. B                       20,700           1,128,150
-----------------------------------------------------------------------------------
Utilities--5.6%
-----------------------------------------------------------------------------------
Electric Utilities--4.8%
ALLETE, Inc.                                              1,100              27,720
-----------------------------------------------------------------------------------
Alliant Energy Corp.                                        600              18,216
-----------------------------------------------------------------------------------
American Electric Power Co., Inc.                        23,700           1,031,661
-----------------------------------------------------------------------------------
Cinergy Corp.                                             1,500              50,145
-----------------------------------------------------------------------------------
CMS Energy Corp.                                          2,400              57,672
-----------------------------------------------------------------------------------
Conectiv, Inc.                                           11,500             281,635
-----------------------------------------------------------------------------------
Consolidated Edison Co. of New York, Inc.                 7,100             286,556
-----------------------------------------------------------------------------------
Dominion Resources, Inc.                                 18,700           1,123,870
-----------------------------------------------------------------------------------
DPL, Inc.                                                   200               4,816
-----------------------------------------------------------------------------------
DTE Energy Co.                                           13,300             557,802
-----------------------------------------------------------------------------------
Duke Energy Corp.                                        29,400           1,154,244
-----------------------------------------------------------------------------------
Entergy Corp.                                            13,600             531,896
-----------------------------------------------------------------------------------
Exelon Corp.                                             23,675           1,133,559
-----------------------------------------------------------------------------------
FirstEnergy Corp.                                        27,300             954,954
-----------------------------------------------------------------------------------
FPL Group, Inc.                                          10,100             569,640
-----------------------------------------------------------------------------------
KeySpan Corp.                                               600              20,790
-----------------------------------------------------------------------------------
Mirant Corp.(1)                                          28,788             461,184
-----------------------------------------------------------------------------------
NRG Energy, Inc.(1)                                       1,000              15,500
-----------------------------------------------------------------------------------
PPL Corp.                                                13,400             466,990
-----------------------------------------------------------------------------------
Public Service Enterprise Group, Inc.                    15,100             637,069
-----------------------------------------------------------------------------------
Reliant Energy, Inc.                                        700              18,564
-----------------------------------------------------------------------------------
Southern Co.                                             33,500             849,225
-----------------------------------------------------------------------------------
Teco Energy, Inc.                                           800              20,992
-----------------------------------------------------------------------------------
TXU Corp.                                                21,600           1,018,440
-----------------------------------------------------------------------------------
Xcel Energy, Inc.                                        11,100             307,914
                                                                        -----------
                                                                         11,601,054

                              Growth Portfolio                               19

Statement of Investments  (Continued)

                                                                       Market Value
                                                        Shares         See Note 1
-----------------------------------------------------------------------------------

Gas Utilities--0.8%
Dynegy, Inc.                                             16,100        $    410,550
-----------------------------------------------------------------------------------
El Paso Corp.                                             8,411             375,215
-----------------------------------------------------------------------------------
Enron Corp.                                              17,300              10,380
-----------------------------------------------------------------------------------
Kinder Morgan, Inc.                                      11,400             634,866
-----------------------------------------------------------------------------------
NICOR, Inc.                                               1,800              74,952
-----------------------------------------------------------------------------------
Western Gas Resources, Inc.                               1,100              35,552
-----------------------------------------------------------------------------------
Williams Cos., Inc. (The)                                18,100             461,912
                                                                       ------------
                                                                          2,003,427
                                                                       ------------
Total Common Stocks (Cost $246,895,786)                                 236,512,450

                                                     Principal
                                                     Amount
===================================================================================

Repurchase Agreements--1.3%
-----------------------------------------------------------------------------------
Repurchase agreement with Zion First National
Bank, 1.55%, dated 12/31/01, to be repurchased
at $3,146,271 on 1/2/02, collateralized by U.S.
Treasury Nts., 4.75%-7%, 7/15/06-11/15/08, with
a value of $3,221,722 (Cost $3,146,000)              $3,146,000           3,146,000
-----------------------------------------------------------------------------------
Total Investments, at Value (Cost $250,041,786)            98.8%        239,658,450
-----------------------------------------------------------------------------------
Other Assets Net of Liabilities                             1.2           2,916,155
                                                     -----------       ------------
Net Assets                                                100.0%       $242,574,605
                                                     ===========       ============

1. Non-income-producing security.

See accompanying Notes to Financial Statements.

20                            Growth Portfolio

Statement of Assets and Liabilities  December 31, 2001

===============================================================================================================

Assets
Investments, at value (cost $250,041,786)--see accompanying statement                              $239,658,450
---------------------------------------------------------------------------------------------------------------
Cash                                                                                                      4,412
---------------------------------------------------------------------------------------------------------------
Receivables and other assets:
Investments sold                                                                                      4,405,065
Interest and dividends                                                                                  247,619
Shares of capital stock sold                                                                             11,266
Other                                                                                                     3,403
                                                                                                   ------------
Total assets                                                                                        244,330,215
===============================================================================================================
Liabilities
Payables and other liabilities:
Investments purchased                                                                                 1,402,793
Shares of capital stock redeemed                                                                        316,941
Shareholder reports                                                                                      13,594
Directors' compensation                                                                                     238
Other                                                                                                    22,044
                                                                                                   ------------
Total liabilities                                                                                     1,755,610
===============================================================================================================
Net Assets                                                                                         $242,574,605
                                                                                                   ============
===============================================================================================================
Composition of Net Assets
Par value of shares of capital stock                                                               $    140,017
---------------------------------------------------------------------------------------------------------------
Additional paid-in capital                                                                          323,228,877
---------------------------------------------------------------------------------------------------------------
Undistributed (overdistributed) net investment income                                                 2,018,034
---------------------------------------------------------------------------------------------------------------
Accumulated net realized gain (loss) on investments and foreign currency transactions               (72,428,955)
---------------------------------------------------------------------------------------------------------------
Net unrealized appreciation (depreciation) on investments and translation of
assets and liabilities denominated in foreign currencies                                            (10,383,368)
                                                                                                   ------------
Net assets--applicable to 140,016,719 shares of capital stock outstanding                          $242,574,605
                                                                                                   ============
===============================================================================================================
Net Asset Value, Redemption Price Per Share and Offering Price Per Share                                  $1.73

See accompanying Notes to Financial Statements.

                              Growth Portfolio                               21

Statement of Operations  For the Year Ended December 31, 2001

================================================================================================================

Investment Income
Dividends (net of foreign withholding taxes of $25,790)                                             $  3,484,263
----------------------------------------------------------------------------------------------------------------
Interest                                                                                                 349,083
                                                                                                    ------------
Total income                                                                                           3,833,346
================================================================================================================
Expenses
Management fees                                                                                        1,708,136
----------------------------------------------------------------------------------------------------------------
Accounting service fees                                                                                   15,000
----------------------------------------------------------------------------------------------------------------
Transfer and shareholder servicing agent fees                                                              7,381
----------------------------------------------------------------------------------------------------------------
Shareholder reports                                                                                        6,096
----------------------------------------------------------------------------------------------------------------
Directors' compensation                                                                                    5,550
----------------------------------------------------------------------------------------------------------------
Custodian fees and expenses                                                                                1,048
----------------------------------------------------------------------------------------------------------------
Other                                                                                                     23,955
                                                                                                    ------------
Total expenses                                                                                         1,767,166
Less reduction to custodian expenses                                                                      (1,048)
                                                                                                    ------------
Net expenses                                                                                           1,766,118
================================================================================================================
Net Investment Income                                                                                  2,067,228
================================================================================================================
Realized and Unrealized Gain (Loss)
Net realized gain (loss) on:
Investments                                                                                          (38,340,661)
Foreign currency transactions                                                                           (379,479)
                                                                                                    ------------
Net realized gain (loss)                                                                             (38,720,140)
----------------------------------------------------------------------------------------------------------------
Net change in unrealized appreciation (depreciation) on:
Investments                                                                                            3,960,864
Translation of assets and liabilities denominated in foreign currencies                                   45,805
                                                                                                    ------------
Net change                                                                                             4,006,669
                                                                                                    ------------
Net realized and unrealized gain (loss)                                                              (34,713,471)
================================================================================================================
Net Decrease in Net Assets Resulting from Operations                                                $(32,646,243)
                                                                                                    ============

See accompanying Notes to Financial Statements.

22                            Growth Portfolio

Statements of Changes in Net Assets

                                                                                 Year Ended December 31,
                                                                                 2001              2000
================================================================================================================

Operations
Net investment income (loss)                                                        $  2,067,228   $   3,589,257
----------------------------------------------------------------------------------------------------------------
Net realized gain (loss)                                                             (38,720,140)    (27,057,758)
----------------------------------------------------------------------------------------------------------------
Net change in unrealized appreciation (depreciation)                                   4,006,669     (38,839,353)
                                                                                    ------------   -------------
Net increase (decrease) in net assets resulting from operations                      (32,646,243)    (62,307,854)
================================================================================================================
Dividends and/or Distributions to Shareholders
Dividends from net investment income                                                  (3,553,353)    (10,380,186)
----------------------------------------------------------------------------------------------------------------
Distributions from net realized gain                                                           -    (124,242,402)
================================================================================================================
Capital Stock Transactions
Net increase (decrease) in net assets resulting from
capital stock transactions                                                           (54,436,409)   (137,997,773)
================================================================================================================
Net Assets
Total decrease                                                                       (90,636,005)   (334,928,215)
----------------------------------------------------------------------------------------------------------------
Beginning of period                                                                  333,210,610     668,138,825
                                                                                    ------------   -------------
End of period [including undistributed (overdistributed) net investment
income of $2,018,034 and $3,528,418, respectively]                                  $242,574,605   $ 333,210,610
                                                                                    ============   =============

See accompanying Notes to Financial Statements.

                              Growth Portfolio                               23

Financial Highlights

                                                         Year Ended December 31,
                                                         2001          2000        1999        1998        1997
===================================================================================================================

Per Share Operating Data
Net asset value, beginning of period                        $1.96         $2.99       $3.27       $3.45
$2.98
-------------------------------------------------------------------------------------------------------------------
Income (loss) from investment operations:
Net investment income                                         .02           .03         .05         .04
..04
Net realized and unrealized gain (loss)                      (.23)         (.35)       (.17)        .26
..69
-------------------------------------------------------------------------------------------------------------------
Total income (loss) from investment operations               (.21)         (.32)       (.12)        .30
..73
-------------------------------------------------------------------------------------------------------------------
Dividends and/or distributions to shareholders:
Dividends from net investment income                         (.02)         (.05)       (.04)       (.04)
(.03)
Distributions from net realized gain                            -          (.66)       (.12)       (.44)
(.23)
-------------------------------------------------------------------------------------------------------------------
Total dividends and/or distributions
to shareholders                                              (.02)         (.71)       (.16)       (.48)
(.26)
-------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                              $1.73         $1.96       $2.99       $3.27
$3.45
                                                            =====         =====       =====       =====
=====
===================================================================================================================
Total Return, at Net Asset Value(1)                        (10.61)%      (12.66)%     (3.76)%      8.43%
26.37%
===================================================================================================================
Ratios/Supplemental Data
Net assets, end of period (in thousands)                 $242,575      $333,211    $668,139    $918,871
$831,371
-------------------------------------------------------------------------------------------------------------------
Average net assets (in thousands)                        $273,890      $460,272    $808,715    $877,874
$721,555
-------------------------------------------------------------------------------------------------------------------
Ratios to average net assets:(2)
Net investment income                                        0.75%         0.78%       1.28%       1.16%
1.38%
Expenses                                                     0.64%         0.59%       0.53%       0.53%(3)
0.54%(3)
-------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                        76%          118%        132%         98%
92%

1. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown.
2. Annualized for periods of less than one full year.
3. Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

See accompanying Notes to Financial Statements.

24                            Growth Portfolio

Notes to Financial Statements

===============================================================================
1. Significant Accounting Policies

Growth Portfolio (the Portfolio) is a series of Panorama Series Fund, Inc. (the
Company) which is registered under the Investment Company Act of 1940, as amended, as an open-end management investment company. The Portfolio's investment objective is to seek long-term growth of capital by investing primarily in common stocks with low price-earnings ratios and better-than-anticipated earnings. The Portfolio's investment advisor is
OppenheimerFunds, Inc. (the Manager). Shares of the Portfolio are sold only to separate accounts of life insurance companies, a majority of such shares are held by separate accounts of Massachusetts Mutual Life Insurance Co., an affiliate of the investment advisor. The following is a summary of significant accounting policies consistently followed by the Portfolio.
-------------------------------------------------------------------------------
Securities Valuation. Securities listed or traded on National Stock Exchanges or other domestic or foreign exchanges are valued based on the last sale price of the security traded on that exchange prior to the time when the Portfolio's assets are valued. In the absence of a sale, the security is valued at the last sale price on the prior trading day, if it is within the spread of the closing bid and asked prices, and if not, at the closing bid price. Securities
(including restricted securities) for which quotations are not readily available are valued primarily using dealer-supplied valuations, a portfolio pricing service authorized by the Board of Directors, or at their fair value.
Fair value is determined in good faith under consistently applied procedures under the supervision of the Board of Directors. Short-term "money market type"
debt securities with remaining maturities of sixty days or less are valued at amortized cost (which approximates market value).
-------------------------------------------------------------------------------
Foreign Currency Translation. The accounting records of the Portfolio are maintained in U.S. dollars. Prices of securities denominated in foreign currencies are translated into U.S. dollars at the closing rates of exchange.
Amounts related to the purchase and sale of foreign securities and investment income are translated at the rates of exchange prevailing on the respective dates of such transactions.
     The effect of changes in foreign currency exchange rates on investments is separately identified from the fluctuations arising from changes in market values of securities held and reported with all other foreign currency gains and losses in the Portfolio's Statement of Operations.
-------------------------------------------------------------------------------
Repurchase Agreements. The Portfolio requires its custodian bank to take possession, to have legally segregated in the Federal Reserve Book Entry System or to have segregated within the custodian's vault, all securities held as collateral for repurchase agreements. The market value of the underlying securities is required to be at least 102% of the resale price at the time of purchase. If the seller of the agreement defaults and the value of the collateral declines, or if the seller enters an insolvency proceeding, realization of the value of the collateral by the Portfolio may be delayed or limited.
-------------------------------------------------------------------------------
Federal Taxes. The Portfolio intends to continue to comply with provisions of the Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income, including any net realized gain on investments not offset by loss carryovers to shareholders.

As of December 31, 2001, the Portfolio had available for federal income tax purposes unused capital loss carryovers as follows:

          Expiring
          --------------------------------

             2008              $32,898,936
             2009               38,285,188
                               -----------
             Total             $71,184,124
                               ===========

As of December 31, 2001, the Portfolio had approximately $5,000 of post-October foreign currency losses which were deferred. If unutilized by the Portfolio in the following fiscal year, such losses will expire.

                              Growth Portfolio                               25

Notes to Financial Statements  (Continued)

===============================================================================
1. Significant Accounting Policies  (continued)

Dividends and Distributions to Shareholders. Dividends and distributions to shareholders, which are determined in accordance with income tax regulations, are recorded on the ex-dividend date.
-------------------------------------------------------------------------------
Classification of Dividends and Distributions to Shareholders. Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or realized gain was recorded by the Portfolio.
     The Portfolio adjusts the classification of distributions to shareholders to reflect the differences between financial statement amounts and distributions determined in accordance with income tax regulations.
Accordingly, during the year ended December 31, 2001, amounts have been reclassified to reflect a decrease in undistributed net investment income of
$24,259. Accumulated net realized loss on investments was decreased by the same amount. Net assets of the Portfolio were unaffected by the reclassifications.
-------------------------------------------------------------------------------
Investment Income. Dividend income is recorded on the ex-dividend date or upon ex-dividend notification in the case of certain foreign dividends where the ex-dividend date may have passed. Non-cash dividends included in dividend income, if any, are recorded at the fair market value of the securities received. Interest income, which includes accretion of discount and amortization of premium, is accrued as earned.
-------------------------------------------------------------------------------
Security Transactions. Security transactions are accounted for as of trade date. Gains and losses on securities sold are determined on the basis of identified cost.
-------------------------------------------------------------------------------
Other. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.
===============================================================================
2. Shares of Capital Stock

The Portfolio has authorized 510 million shares of $0.001 par value capital stock. Transactions in shares of capital stock were as follows:

                                           Year Ended December 31, 2001        Year Ended December 31, 2000
                                           ------------------------------      --------------------------------
                                           Shares            Amount            Shares             Amount
---------------------------------------------------------------------------------------------------------------

Sold                                         5,192,716       $  9,276,909        10,225,962       $  23,395,805
Dividends and/or distributions reinvested    2,042,156          3,553,353        62,907,751         134,622,588
Redeemed                                   (37,333,091)       (67,266,671)     (126,534,028)       (296,016,166)
                                           -----------       ------------      ------------       -------------
Net increase (decrease)                    (30,098,219)      $(54,436,409)      (53,400,315)      $(137,997,773)
                                           ===========       ============      ============       =============

26                            Growth Portfolio

Notes to Financial Statements  (Continued)

===============================================================================
3. Purchases and Sales of Securities

The aggregate cost of purchases and proceeds from sales of securities, other than short-term obligations, for the year ended December 31, 2001, were
$200,776,515 and $246,200,793, respectively.

As of December 31, 2001, unrealized appreciation (depreciation) based on cost of securities for federal income tax purposes of $251,281,379 was:

            Gross unrealized appreciation                $ 14,662,844
            Gross unrealized depreciation                 (26,285,773)
                                                         ------------
            Net unrealized appreciation (depreciation)   $(11,622,929)
                                                         ============

===============================================================================
4. Fees and Other Transactions with Affiliates

Management Fees. Management fees paid to the Manager were in accordance with the investment advisory agreement with the Portfolio which provides for a fee of 0.625% of the first $300 million of average daily net assets of the
Portfolio, 0.50% of the next $100 million and 0.45% of average daily net assets over $400 million. The Portfolio's management fee for the year ended December
31, 2001, was an annualized rate of 0.62%.
-------------------------------------------------------------------------------
Accounting Fees. The Manager acts as the accounting agent for the Portfolio at an annual fee of $15,000, plus out-of-pocket costs and expenses reasonably incurred.
-------------------------------------------------------------------------------
Transfer Agent Fees. OppenheimerFunds Services (OFS), a division of the
Manager, acts as the transfer and shareholder servicing agent for the
Portfolio. The Portfolio pays OFS an agreed-upon per account fee. Additionally, funds offered in variable annuity separate accounts are subject to minimum fees of $5,000 for assets of less than $10 million and $10,000 for assets of $10 million or more. The Portfolio is subject to the minimum fee in the event that the per account fee does not equal or exceed the applicable minimum fee.
     OFS has voluntarily agreed to limit transfer and shareholder servicing agent fees to 0.25% per annum of funds offered in variable annuity separate accounts, effective January 1, 2001. This undertaking may be amended or withdrawn at any time.

                              Growth Portfolio

Independent Auditors' Report

================================================================================
The Board of Directors and Shareholders of Oppenheimer International Growth
Fund/VA:

We have audited the accompanying statement of assets and liabilities of
Oppenheimer International Growth Fund/VA (which is a series of Panorama Series
Fund, Inc.), including the statement of investments, as of December 31, 2001, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for the periods indicated. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.
         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2001, by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
         In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Oppenheimer International Growth Fund/VA as of December 31, 2001,
the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for the periods indicated, in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP

Denver, Colorado
January 23, 2002

                    Oppenheimer International Growth Fund/VA

Statement of Investments  December 31, 2001

                                                                                             Market Value
                                                                          Shares             See Note 1
=========================================================================================================

Common Stocks--99.1%
---------------------------------------------------------------------------------------------------------
Capital Goods--22.3%
---------------------------------------------------------------------------------------------------------
Aerospace/Defense--3.3%
Empresa Brasileira de Aeronautica SA (Embraer), Preference                   575,000         $  3,285,003
---------------------------------------------------------------------------------------------------------
Electrical Equipment--3.6%
Halma plc                                                                  1,027,000            2,301,831
---------------------------------------------------------------------------------------------------------
Toshiba Corp.                                                                372,000            1,277,278
                                                                                             ------------
                                                                                                3,579,109
---------------------------------------------------------------------------------------------------------
Industrial Services--10.3%
3i Group plc                                                                  75,700              946,944
---------------------------------------------------------------------------------------------------------
BTG plc(1)                                                                   108,500            1,187,490
---------------------------------------------------------------------------------------------------------
Hays plc                                                                     216,649              655,847
---------------------------------------------------------------------------------------------------------
Hyundai Heavy Industries Co. Ltd.                                             58,712            1,130,882
---------------------------------------------------------------------------------------------------------
ICTS International NV                                                         40,100              281,502
---------------------------------------------------------------------------------------------------------
Koninklijke Boskalis Westminster NV                                          149,600            4,009,436
---------------------------------------------------------------------------------------------------------
Technip-Coflexip SA, Sponsored ADR(1)                                         61,875            2,079,000
                                                                                             ------------
                                                                                               10,291,101
---------------------------------------------------------------------------------------------------------
Manufacturing--5.1%
FKI plc                                                                      232,613              626,308
---------------------------------------------------------------------------------------------------------
GSI Lumonics, Inc.(1)                                                         88,000              745,360
---------------------------------------------------------------------------------------------------------
Jenoptik AG                                                                  156,051            2,973,483
---------------------------------------------------------------------------------------------------------
Shire Pharmaceuticals Group plc(1)                                            62,800              786,032
                                                                                             ------------
                                                                                                5,131,183
---------------------------------------------------------------------------------------------------------
Communication Services--2.6%
---------------------------------------------------------------------------------------------------------
Telecommunications: Long Distance--1.5%
Matsushita Communication Industrial Co.(1)                                     9,283              251,447
---------------------------------------------------------------------------------------------------------
Videsh Sanchar Nigam Ltd., Sponsored ADR                                     126,901            1,218,250
                                                                                             ------------
                                                                                                1,469,697
---------------------------------------------------------------------------------------------------------
Telephone Utilities--1.1%
---------------------------------------------------------------------------------------------------------
Cable & Wireless plc(1)                                                       65,100              313,137
---------------------------------------------------------------------------------------------------------
Tele Norte Leste Participacoes SA (Telemar)                               58,433,327              771,355
                                                                                             ------------
                                                                                                1,084,492
---------------------------------------------------------------------------------------------------------
Consumer Cyclicals--14.7%
---------------------------------------------------------------------------------------------------------
Autos & Housing--2.1%
Aucnet, Inc.                                                                  26,500              263,868
---------------------------------------------------------------------------------------------------------
Ducati Motor Holding SpA(1)                                                  400,000              644,650
---------------------------------------------------------------------------------------------------------
Porsche AG, Preferred                                                          2,054              780,750
---------------------------------------------------------------------------------------------------------
Solidere, GDR(1)(2)                                                          100,000              437,500
                                                                                             ------------
                                                                                                2,126,768
---------------------------------------------------------------------------------------------------------
Consumer Services--2.0%
Prosegur Compania de Seguridad SA                                             83,200            1,121,591
---------------------------------------------------------------------------------------------------------
Randstad Holding NV(1)                                                        64,500              858,016
                                                                                             ------------
                                                                                                1,979,607

                    Oppenheimer International Growth Fund/VA                   5

Statement of Investments  (Continued)

                                                                                             Market Value
                                                                          Shares             See Note 1
---------------------------------------------------------------------------------------------------------

Media--4.9%
Reed International plc                                                       285,000         $  2,364,297
---------------------------------------------------------------------------------------------------------
Wolters Kluwer NV                                                            110,721            2,523,801
                                                                                             ------------
                                                                                                4,888,098
---------------------------------------------------------------------------------------------------------
Retail: General--0.3%
Compagnie Financiere Richemont AG, A Units(1)                                 18,500              343,748
---------------------------------------------------------------------------------------------------------
Retail: Specialty--4.9%
Boots Co. plc                                                                229,100            1,948,911
---------------------------------------------------------------------------------------------------------
UBI Soft Entertainment SA(1)                                                  89,590            2,991,410
                                                                                             ------------
                                                                                                4,940,321
---------------------------------------------------------------------------------------------------------
Textile, Apparel & Home Furnishings--0.5%
Bulgari SpA(1)                                                                60,300              468,187
---------------------------------------------------------------------------------------------------------
Consumer Staples--18.3%
---------------------------------------------------------------------------------------------------------
Beverages--0.9%
Aalberts Industries NV(1)                                                     45,200              887,426
---------------------------------------------------------------------------------------------------------
Broadcasting--4.4%
Grupo Televisa SA, Sponsored GDR(1)                                           36,000            1,554,480
---------------------------------------------------------------------------------------------------------
LG Home Shopping, Inc.                                                        38,849            2,324,729
---------------------------------------------------------------------------------------------------------
Sogecable SA(1)                                                               23,900              553,295
                                                                                             ------------
                                                                                                4,432,504
---------------------------------------------------------------------------------------------------------
Entertainment--10.7%
Infogrames Entertainment SA(1)                                               225,140            2,726,319
---------------------------------------------------------------------------------------------------------
Nintendo Co. Ltd.                                                             27,300            4,780,520
---------------------------------------------------------------------------------------------------------
Sega Corp.(1)                                                                126,700            2,528,006
---------------------------------------------------------------------------------------------------------
Zee Telefilms Ltd.                                                           271,300              628,176
                                                                                             ------------
                                                                                               10,663,021
---------------------------------------------------------------------------------------------------------
Household Goods--2.3%
Wella AG, Preference, Non-Vtg.                                                45,000            2,319,937
---------------------------------------------------------------------------------------------------------
Energy--1.7%
---------------------------------------------------------------------------------------------------------
Energy Services--1.7%
Expro International Group plc                                                167,500              958,663
---------------------------------------------------------------------------------------------------------
Innogy Holdings plc                                                          264,400              738,831
                                                                                             ------------
                                                                                                1,697,494
---------------------------------------------------------------------------------------------------------
Financial--9.7%
---------------------------------------------------------------------------------------------------------
Banks--2.1%
Julius Baer Holding AG, Cl. B                                                  4,000            1,349,154
---------------------------------------------------------------------------------------------------------
Uniao de Bancos Brasileiros SA (Unibanco), Sponsored ADR                      33,200              740,360
                                                                                             ------------
                                                                                                2,089,514
---------------------------------------------------------------------------------------------------------
Diversified Financial--6.3%
Collins Stewart Ltd.                                                         216,400            1,228,299
---------------------------------------------------------------------------------------------------------
Espirito Santo Financial Group, ADR                                           70,000            1,225,700
---------------------------------------------------------------------------------------------------------
ICICI Ltd., Sponsored ADR                                                    134,500              804,310
---------------------------------------------------------------------------------------------------------
Van der Moolen Holding NV                                                    105,300            3,023,732
                                                                                             ------------
                                                                                                6,282,041

6                   Oppenheimer International Growth Fund/VA

Statement of Investments  (Continued)

                                                                                             Market Value
                                                                          Shares             See Note 1
---------------------------------------------------------------------------------------------------------

Insurance--1.3%
Axa SA(1)                                                                     51,440         $  1,074,977
---------------------------------------------------------------------------------------------------------
Scor SA                                                                        5,800              182,869
                                                                                             ------------
                                                                                                1,257,846
---------------------------------------------------------------------------------------------------------
Healthcare--15.1%
---------------------------------------------------------------------------------------------------------
Healthcare/Drugs--8.3%
---------------------------------------------------------------------------------------------------------
Biocompatibles International plc(1)                                          334,000              520,131
---------------------------------------------------------------------------------------------------------
Cambridge Antibody Technology Group plc(1)                                    26,600              746,399
---------------------------------------------------------------------------------------------------------
Dr. Reddy's Laboratories Ltd., Sponsored ADR                                  62,100            1,176,795
---------------------------------------------------------------------------------------------------------
Elan Corp. plc, ADR(1)                                                        40,000            1,802,400
---------------------------------------------------------------------------------------------------------
NeuroSearch AS(1)                                                             34,000              521,173
---------------------------------------------------------------------------------------------------------
Nicox SA(1)                                                                   29,550            1,286,097
---------------------------------------------------------------------------------------------------------
Oxford GlycoSciences plc(1)                                                   56,294              532,547
---------------------------------------------------------------------------------------------------------
Pliva d.d., GDR(2)                                                           164,700            1,704,645
                                                                                             ------------
                                                                                                8,290,187
---------------------------------------------------------------------------------------------------------
Healthcare/Supplies & Services--6.8%
Fresenius AG, Preference(1)                                                   14,000            1,138,109
---------------------------------------------------------------------------------------------------------
Novogen Ltd.(1)                                                              962,000            1,580,757
---------------------------------------------------------------------------------------------------------
Ortivus AB, B Shares(1)                                                      306,500              613,602
---------------------------------------------------------------------------------------------------------
PowderJect Pharmaceuticals plc(1)                                            216,600            1,796,866
---------------------------------------------------------------------------------------------------------
SkyePharma plc(1)                                                          1,906,200            1,699,249
                                                                                             ------------
                                                                                                6,828,583
---------------------------------------------------------------------------------------------------------
Technology--14.2%
---------------------------------------------------------------------------------------------------------
Computer Hardware--0.6%
Oberthur Card Systems SA(1)                                                   75,410              600,948
---------------------------------------------------------------------------------------------------------
Computer Services--2.7%
Alten SA(1)                                                                   35,080              481,023
---------------------------------------------------------------------------------------------------------
Computer Services Solutions Holding NV                                        85,401              509,475
---------------------------------------------------------------------------------------------------------
Magnus Holding NV                                                            172,158              222,270
---------------------------------------------------------------------------------------------------------
Redbus Interhouse plc(1)                                                     210,900               33,457
---------------------------------------------------------------------------------------------------------
Ushio, Inc.                                                                  126,000            1,423,821
                                                                                             ------------
                                                                                                2,670,046
---------------------------------------------------------------------------------------------------------
Computer Software--5.5%
Capcom Co. Ltd.                                                               55,200            1,461,498
---------------------------------------------------------------------------------------------------------
Eidos plc(1)                                                                 282,600              740,333
---------------------------------------------------------------------------------------------------------
Koei Co. Ltd.                                                                 27,860              829,040
---------------------------------------------------------------------------------------------------------
Konami Co. Ltd.                                                               23,500              697,505
---------------------------------------------------------------------------------------------------------
NIIT Ltd.                                                                    190,000              883,803
---------------------------------------------------------------------------------------------------------
Unit 4 Agresso NV(1)                                                         106,300              913,368
                                                                                             ------------
                                                                                                5,525,547

                    Oppenheimer International Growth Fund/VA                   7

Statement of Investments  (Continued)

                                                                                             Market Value
                                                                          Shares             See Note 1
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
Communications Equipment--0.1%
Pace Micro Technology plc(1)                                                  24,400         $    124,291
---------------------------------------------------------------------------------------------------------
Electronics--5.3%
ASM International NV(1)                                                       67,900            1,324,729
---------------------------------------------------------------------------------------------------------
Electrocomponents plc                                                         78,400              611,594
---------------------------------------------------------------------------------------------------------
Hamamatsu Photonics K.K.                                                      68,000            1,556,539
---------------------------------------------------------------------------------------------------------
Hoya Corp.                                                                    11,700              699,000
---------------------------------------------------------------------------------------------------------
Keyence Corp.                                                                  3,900              648,413
---------------------------------------------------------------------------------------------------------
Sony Corp.                                                                     9,857              450,507
                                                                                             ------------
                                                                                                5,290,782
---------------------------------------------------------------------------------------------------------
Utilities--0.5%
---------------------------------------------------------------------------------------------------------
Electric Utilities--0.5%
Nordex AG(1)                                                                  87,392              517,462
                                                                                             ------------
Total Common Stocks (Cost $117,207,508)                                                        99,064,943
=========================================================================================================
Preferred Stocks--1.0%
---------------------------------------------------------------------------------------------------------
Fresenius Medical Care AG, Preferred (Cost $1,058,370)                        21,000              969,325

                                                                          Principal
                                                                          Amount
=========================================================================================================

Repurchase Agreements--1.5%
---------------------------------------------------------------------------------------------------------
Repurchase agreement with Zion First National Bank, 1.55%, dated 12/31/01, to be repurchased at $1,536,132 on 1/2/02, collateralized by U.S.
Treasury Nts., 4.75%-7%, 7/15/06-11/15/08, with a value of
$1,572,970 (Cost $1,536,000)                                              $1,536,000            1,536,000
---------------------------------------------------------------------------------------------------------
Total Investments, at Value (Cost $119,801,878)                                101.6%         101,570,268
---------------------------------------------------------------------------------------------------------
Liabilities in Excess of Other Assets                                           (1.6)          (1,635,736)
                                                                          ----------         ------------
Net Assets                                                                     100.0%        $ 99,934,532
                                                                          ==========         ============

1. Non-income-producing security.
2. Represents securities sold under Rule 144A, which are exempt from registration under the Securities Act of 1933, as amended. These securities have been determined to be liquid under guidelines established by the Board of
Directors. These securities amount to $2,142,145 or 2.14% of the Fund's net assets as of December 31, 2001.

8                   Oppenheimer International Growth Fund/VA

Statement of Investments  (Continued)

--------------------------------------------------------------------------------
Distribution of investments representing geographic diversification, as a percentage of total investments at value, is as follows:

Geographical Diversification                        Market Value        Percent
--------------------------------------------------------------------------------

Great Britain                                        $ 20,861,458          20.6%
Japan                                                  16,867,443          16.7
The Netherlands                                        14,553,754          14.3
France                                                 11,422,643          11.2
Germany                                                 8,699,066           8.6
Brazil                                                  4,796,719           4.7
India                                                   4,711,334           4.6
Korea, Republic of (South)                              3,455,611           3.4
Ireland                                                 1,802,400           1.8
Croatia                                                 1,704,645           1.7
Switzerland                                             1,692,902           1.7
Spain                                                   1,674,885           1.6
Australia                                               1,580,757           1.6
Mexico                                                  1,554,480           1.5
United States                                           1,536,000           1.5
Portugal                                                1,225,700           1.2
Italy                                                   1,112,836           1.1
Canada                                                    745,360           0.7
Sweden                                                    613,602           0.6
Denmark                                                   521,173           0.5
Lebanon                                                   437,500           0.4
                                                     ------------         -----
Total                                                $101,570,268         100.0%
                                                     ============         =====

See accompanying Notes to Financial Statements.

                    Oppenheimer International Growth Fund/VA                   9

Statement of Assets and Liabilities  December 31, 2001

=====================================================================================================

Assets
Investments, at value (cost $119,801,878)--see accompanying statement                    $101,570,268
-----------------------------------------------------------------------------------------------------
Unrealized appreciation on foreign currency contracts                                             158
-----------------------------------------------------------------------------------------------------
Receivables and other assets:
Interest and dividends                                                                        204,259
Investments sold                                                                               98,512
Shares of capital stock sold                                                                   18,011
Other                                                                                           2,652
                                                                                         ------------
Total assets                                                                              101,893,860
=====================================================================================================
Liabilities
Bank overdraft                                                                                    461
-----------------------------------------------------------------------------------------------------
Unrealized depreciation on foreign currency contracts                                             498
-----------------------------------------------------------------------------------------------------
Payables and other liabilities:
Shares of capital stock redeemed                                                            1,830,166
Investments purchased                                                                          89,914
Shareholder reports                                                                             2,030
Directors' compensation                                                                           202
Distribution and service plan fees                                                                 41
Other                                                                                          36,016
                                                                                         ------------
Total liabilities                                                                           1,959,328
=====================================================================================================
Net Assets                                                                               $ 99,934,532
                                                                                         ============
=====================================================================================================
Composition of Net Assets
Par value of shares of capital stock                                                     $     92,973
-----------------------------------------------------------------------------------------------------
Additional paid-in capital                                                                136,092,023
-----------------------------------------------------------------------------------------------------
Undistributed (overdistributed) net investment income                                         620,003
-----------------------------------------------------------------------------------------------------
Accumulated net realized gain (loss) on investments and foreign currency transactions     (18,637,197)
-----------------------------------------------------------------------------------------------------
Net unrealized appreciation (depreciation) on investments and translation of
assets and liabilities denominated in foreign currencies                                  (18,233,270)
                                                                                         ------------
Net Assets                                                                               $ 99,934,532
                                                                                         ============
=====================================================================================================
Net Asset Value Per Share
Non-Service shares:

Net asset value, redemption price per share and offering price per share (based on
net assets of $99,831,241 and 92,877,181 shares of capital stock outstanding)                   $1.07
-----------------------------------------------------------------------------------------------------
Service shares:
Net asset value, redemption price per share and offering price per share (based
on net assets of $103,291 and 95,818 shares of capital stock outstanding)                       $1.08

See accompanying Notes to Financial Statements.

10                  Oppenheimer International Growth Fund/VA

Statement of Operations  For the Year Ended December 31, 2001

=====================================================================================================

Investment Income
Dividends (net of foreign withholding taxes of $174,400)                                 $  1,961,156
-----------------------------------------------------------------------------------------------------
Interest                                                                                       92,953
                                                                                         ------------
Total income                                                                                2,054,109
=====================================================================================================
Expenses
Management fees                                                                             1,179,660
-----------------------------------------------------------------------------------------------------
Distribution and service plan fees:
Service shares                                                                                     42
-----------------------------------------------------------------------------------------------------
Custodian fees and expenses                                                                    21,253
-----------------------------------------------------------------------------------------------------
Shareholder reports                                                                            10,382
-----------------------------------------------------------------------------------------------------
Transfer and shareholder servicing agent fees                                                   8,187
-----------------------------------------------------------------------------------------------------
Directors' compensation                                                                         2,108
-----------------------------------------------------------------------------------------------------
Other                                                                                          20,914
                                                                                         ------------
Total expenses                                                                              1,242,546
Less reduction to custodian expenses                                                             (604)
                                                                                         ------------
Net expenses                                                                                1,241,942
=====================================================================================================
Net Investment Income                                                                         812,167
-----------------------------------------------------------------------------------------------------
Realized and Unrealized Gain (Loss)
Net realized gain (loss) on:
Investments                                                                               (10,606,200)
Foreign currency transactions                                                              (5,040,484)
                                                                                         ------------
Net realized gain (loss)                                                                  (15,646,684)
-----------------------------------------------------------------------------------------------------
Net change in unrealized appreciation (depreciation) on:
Investments                                                                               (13,826,593)
Translation of assets and liabilities denominated in foreign currencies                    (2,901,751)
                                                                                         ------------
Net change                                                                                (16,728,344)
                                                                                         ------------
Net realized and unrealized gain (loss)                                                   (32,375,028)
=====================================================================================================
Net Decrease in Net Assets Resulting from Operations                                     $(31,562,861)
                                                                                         ============

See accompanying Notes to Financial Statements.

                    Oppenheimer International Growth Fund/VA                  11

Statements of Changes in Net Assets

                                                                                      Year Ended December 31,
                                                                                      2001                 2000
=======================================================================================================================

Operations
Net investment income (loss)                                                          $    812,167         $
388,805
-----------------------------------------------------------------------------------------------------------------------
Net realized gain (loss)                                                               (15,646,684)
29,533,847
-----------------------------------------------------------------------------------------------------------------------
Net change in unrealized appreciation (depreciation)                                   (16,728,344)
(45,921,739)
                                                                                      ------------
------------
Net increase (decrease) in net assets resulting from operations                        (31,562,861)
(15,999,087)
=======================================================================================================================
Dividends and/or Distributions to Shareholders
Dividends from net investment income:
Non-Service shares                                                                          (2,436)
(1,797,509)
Service shares
--                   --
-----------------------------------------------------------------------------------------------------------------------
Distributions from net realized gain:
Non-Service shares                                                                     (23,429,756)
(28,230,274)
Service shares
--                   --
=======================================================================================================================
Capital Stock Transactions
Net increase (decrease) in net assets resulting from capital stock transactions:
Non-Service shares                                                                       9,925,269
43,582,904
Service shares
103,291                   --
=======================================================================================================================
Net Assets
Total decrease                                                                         (44,966,493)
(2,443,966)
-----------------------------------------------------------------------------------------------------------------------
Beginning of period                                                                    144,901,025
147,344,991
                                                                                      ------------
------------
End of period [including undistributed (overdistributed) net investment
income of $620,003 and $(7,161), respectively]                                        $ 99,934,532
$144,901,025
                                                                                      ============
============

See accompanying Notes to Financial Statements.

12                  Oppenheimer International Growth Fund/VA

Financial Highlights

                                                    Year Ended December 31,
Non-Service shares                                  2001             2000          1999
1998            1997
==========================================================================================================================

Per Share Operating Data
Net asset value, beginning of period                    $1.74           $2.30         $1.57
$1.36          $1.29
--------------------------------------------------------------------------------------------------------------------------
Income (loss) from investment operations:
Net investment income                                     .01              --(1)         --(1)
..01            .01
Net realized and unrealized gain (loss)                  (.39)           (.11)          .77
..25            .09
--------------------------------------------------------------------------------------------------------------------------
Total income (loss) from investment operations           (.38)           (.11)          .77
..26            .10
--------------------------------------------------------------------------------------------------------------------------
Dividends and/or distributions to shareholders:
Dividends from net investment income                       --(1)         (.03)         (.01)
(.01)          (.01)
Distributions from net realized gain                     (.29)           (.42)         (.03)
(.04)          (.02)
--------------------------------------------------------------------------------------------------------------------------
Total dividends and/or distributions
to shareholders                                          (.29)           (.45)         (.04)
(.05)          (.03)
--------------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                          $1.07           $1.74         $2.30
$1.57          $1.36
                                                        =====           =====         =====
=====          =====
==========================================================================================================================
Total Return, at Net Asset Value(2)                    (24.31)%         (9.43)%       50.37%
19.40%          8.11%
==========================================================================================================================
Ratios/Supplemental Data
Net assets, end of period (in thousands)             $ 99,831        $144,901      $147,345
$103,404        $82,257
--------------------------------------------------------------------------------------------------------------------------
Average net assets (in thousands)                    $117,814        $162,028      $107,403        $
94,651        $73,318
--------------------------------------------------------------------------------------------------------------------------
Ratios to average net assets:(3)
Net investment income                                    0.69%           0.24%         0.17%
0.68%          0.72%
Expenses                                                 1.05%           1.17%         1.08%
1.09%(4)       1.12%(4)
--------------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                    44%             72%          127%
48%            49%

1. Less than $0.005 per share.
2. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period.
Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown.
3. Annualized for periods of less than one full year.
4. Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

See accompanying Notes to Financial Statements.

                    Oppenheimer International Growth Fund/VA                  13

Financial Highlights  (Continued)

                                                            Period Ended
Service shares                                              December 31, 2001(1)
================================================================================

Per Share Operating Data
Net asset value, beginning of period                                       $1.22
--------------------------------------------------------------------------------
Income (loss) from investment operations:
Net investment income                                                         --(2)
Net realized and unrealized gain (loss)                                     (.14)
--------------------------------------------------------------------------------
Total income (loss) from investment operations                              (.14)
--------------------------------------------------------------------------------
Dividends and/or distributions to shareholders:
Dividends from net investment income                                          --
Distributions from net realized gain                                          --
--------------------------------------------------------------------------------
Total dividends and/or distributions to shareholders                          --
--------------------------------------------------------------------------------
Net asset value, end of period                                             $1.08
                                                                          ======
================================================================================
Total Return, at Net Asset Value(3)                                       (11.48)%
================================================================================
Ratios/Supplemental Data
Net assets, end of period (in thousands)                                    $103
--------------------------------------------------------------------------------
Average net assets (in thousands)                                           $ 36
--------------------------------------------------------------------------------
Ratios to average net assets:(4)
Net investment income                                                       0.28%
Expenses                                                                    1.20%
--------------------------------------------------------------------------------
Portfolio turnover rate                                                       44%

1. For the period from March 19, 2001 (inception of offering) to
December 31, 2001.
2. Less than $0.005 per share.
3. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period (or inception of offering), with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown.
4. Annualized for periods of less than one full year.

See accompanying Notes to Financial Statements.

14                  Oppenheimer International Growth Fund/VA

Notes to Financial Statements

================================================================================
1. Significant Accounting Policies

Oppenheimer International Growth Fund/VA (the Fund) is a series of Panorama
Series Fund, Inc. (the Company) which is registered under the Investment Company
Act of 1940, as amended, as an open-end management investment company. The
Fund's investment objective is to seek long-term growth of capital by investing under normal circumstances, at least 90% of its assets in equity securities of companies wherever located, the primary stock market of which is outside the
United States. The Fund's investment advisor is OppenheimerFunds, Inc. (the
Manager). Shares of the Fund are sold only to separate accounts of life insurance companies, a majority of such shares are held by separate accounts of
Massachusetts Mutual Life Insurance Co., an affiliate of the investment advisor.
         The Fund offers two classes of shares. Both classes are sold at their offering price, which is the net asset value per share, to separate investment accounts of participating insurance companies as an underlying investment for variable life insurance policies, variable annuity contracts or other investment products. The class of shares designated as Service shares is subject to a distribution and service plan. The following is a summary of significant accounting policies consistently followed by the Fund.

--------------------------------------------------------------------------------
Securities Valuation. Securities listed or traded on National Stock Exchanges or other domestic or foreign exchanges are valued based on the last sale price of the security traded on that exchange prior to the time when the Fund's assets are valued. In the absence of a sale, the security is valued at the last sale price on the prior trading day, if it is within the spread of the closing bid and asked prices, and if not, at the closing bid price. Securities (including restricted securities) for which quotations are not readily available are valued primarily using dealer-supplied valuations, a portfolio pricing service authorized by the Board of Directors, or at their fair value. Fair value is determined in good faith under consistently applied procedures under the supervision of the Board of Directors. Short-term "money market type" debt securities with remaining maturities of sixty days or less are valued at amortized cost (which approximates market value).

--------------------------------------------------------------------------------
Foreign Currency Translation. The accounting records of the Fund are maintained in U.S. dollars. Prices of securities denominated in foreign currencies are translated into U.S. dollars at the closing rates of exchange. Amounts related to the purchase and sale of foreign securities and investment income are translated at the rates of exchange prevailing on the respective dates of such transactions.
         The effect of changes in foreign currency exchange rates on investments is separately identified from the fluctuations arising from changes in market values of securities held and reported with all other foreign currency gains and losses in the Fund's Statement of Operations.

--------------------------------------------------------------------------------
Repurchase Agreements. The Fund requires its custodian bank to take possession, to have legally segregated in the Federal Reserve Book Entry System or to have segregated within the custodian's vault, all securities held as collateral for repurchase agreements. The market value of the underlying securities is required to be at least 102% of the resale price at the time of purchase. If the seller of the agreement defaults and the value of the collateral declines, or if the seller enters an insolvency proceeding, realization of the value of the collateral by the Fund may be delayed or limited.

--------------------------------------------------------------------------------
Allocation of Income, Expenses, Gains and Losses. Income, expenses (other than those attributable to a specific class), gains and losses are allocated daily to each class of shares based upon the relative proportion of net assets represented by such class. Operating expenses directly attributable to a specific class are charged against the operations of that class.

                    Oppenheimer International Growth Fund/VA                  15

Notes to Financial Statements  (Continued)

================================================================================
1. Significant Accounting Policies  (continued)

Federal Taxes. The Fund intends to continue to comply with provisions of the
Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income, including any net realized gain on investments not offset by loss carryovers to shareholders.

As of December 31, 2001, the Fund had available for federal income tax purposes an unused capital loss carryover as follows:

                          Expiring
                          -----------------------------
                            2009            $16,530,049

As of December 31, 2001, the Fund had approximately $2,098,000 of post-October losses available to offset future capital gains, if any. Such losses, if unutilized, will expire in 2010. Additionally, the Fund had approximately $9,000 of post-October foreign currency losses which were deferred. If unutilized by the Fund in the following fiscal year, such losses will expire.

--------------------------------------------------------------------------------
Dividends and Distributions to Shareholders. Dividends and distributions to shareholders, which are determined in accordance with income tax regulations, are recorded on the ex-dividend date.

--------------------------------------------------------------------------------
Classification of Dividends and Distributions to Shareholders. Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes primarily because of the recognition of certain foreign currency gains (losses) as ordinary income (loss) for tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or realized gain was recorded by the Fund.
         The Fund adjusts the classification of distributions to shareholders to reflect the differences between financial statement amounts and distributions determined in accordance with income tax regulations. Accordingly, during the year ended December 31, 2001, amounts have been reclassified to reflect a decrease in undistributed net investment income of $182,567. Accumulated net realized loss on investments was decreased by the same amount. Net assets of the
Fund were unaffected by the reclassifications.

--------------------------------------------------------------------------------
Investment Income. Dividend income is recorded on the ex-dividend date or upon ex-dividend notification in the case of certain foreign dividends where the ex-dividend date may have passed. Non-cash dividends included in dividend income, if any, are recorded at the fair market value of the securities received. Interest income, which includes accretion of discount and amortization of premium, is accrued as earned.

--------------------------------------------------------------------------------
Security Transactions. Security transactions are accounted for as of trade date.
Gains and losses on securities sold are determined on the basis of identified cost.

--------------------------------------------------------------------------------
Other. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

16                  Oppenheimer International Growth Fund/VA

Notes to Financial Statements  (Continued)

================================================================================
2. Shares of Capital Stock

The Fund has authorized 160 million shares of $0.001 par value capital stock.
Transactions in shares of capital stock were as follows:

                                                     Year Ended December 31, 2001(1)            Year Ended
December 31, 2000
                                                     ----------------------------------
--------------------------------
                                                     Shares               Amount
Shares             Amount
--------------------------------------------------------------------------------------------------------------------------------

Non-Service shares
Sold                                                  190,493,161         $ 224,286,344
63,483,684        $ 129,978,876
Dividends and/or distributions reinvested              18,745,753            23,432,192
13,228,098           30,027,783
Redeemed                                             (199,740,358)         (237,793,267)
(57,285,689)        (116,423,755)
                                                     ------------         -------------
-----------        -------------
Net increase (decrease)                                 9,498,556         $   9,925,269
19,426,093        $  43,582,904
                                                     ============         =============
===========        =============
Service shares
Sold                                                       96,467         $     103,972
--        $          --
Dividends and/or distributions reinvested                      --                    --
--                   --
Redeemed                                                     (649)                 (681)
--                   --
                                                     ------------         -------------
-----------        -------------
Net increase (decrease)                                    95,818         $     103,291
--        $          --
                                                     ============         =============
===========        =============

1. For the year ended December 31, 2001, for Non-Service shares and for the period from March 19, 2001 (inception of offering) to December 31, 2001, for
Service shares.

================================================================================
3. Purchases and Sales of Securities

The aggregate cost of purchases and proceeds from sales of securities, other than short-term obligations, for the year ended December 31, 2001, were
$51,238,452 and $58,590,866, respectively.

As of December 31, 2001, unrealized appreciation (depreciation) based on cost of securities for federal income tax purposes of $119,801,878 was:

        Gross unrealized appreciation                $ 8,106,334
        Gross unrealized depreciation                (26,337,944)
                                                     -----------
        Net unrealized appreciation (depreciation)  $(18,231,610)
                                                    ============

================================================================================
4. Fees and Other Transactions with Affiliates

Management Fees. Management fees paid to the Manager were in accordance with the investment advisory agreement with the Fund. The annual fees are 1.00% of the first $250 million of average daily net assets of the Fund and 0.90% of average daily net assets in excess of $250 million. The Fund's management fee for the year ended December 31, 2001, was an annualized rate of 1.00%.

--------------------------------------------------------------------------------
Transfer Agent Fees. OppenheimerFunds Services (OFS), a division of the Manager, acts as the transfer and shareholder servicing agent for the Fund. The Fund pays
OFS an agreed-upon per account fee. Additionally, funds offered in variable annuity separate accounts are subject to minimum fees of $5,000 for assets of less than $10 million and $10,000 for assets of $10 million or more. The Fund is subject to the minimum fee in the event that the per account fee does not equal or exceed the applicable minimum fee.
         OFS has voluntarily agreed to limit transfer and shareholder servicing agent fees to 0.25% per annum of funds offered in variable annuity separate accounts, effective January 1, 2001. This undertaking may be amended or withdrawn at any time.

                    Oppenheimer International Growth Fund/VA                  17

Notes to Financial Statements  (Continued)

================================================================================
4. Fees and Other Transactions with Affiliates  (continued)

Distribution and Service Plan for Service Shares. The Fund has adopted a
Distribution and Service Plan for Service shares to pay OppenheimerFunds
Distributor, Inc., the Distributor, for distribution-related services for the
Fund's Service shares. Although the plan allows for payment to be made quarterly at an annual rate of up to 0.25% of the average annual net assets of Service shares of the Fund, that rate is currently reduced to 0.15%. The Board of
Directors may increase that rate to no more than 0.25% per annum, without notification in advance. The Distributor currently uses all of those fees to compensate sponsor(s) of the insurance product that offers Fund shares, for providing personal service and maintenance of accounts of their variable contract owners that hold Service shares. The impact of the service plan is to increase operating expenses of the service shares, which results in lower performance compared to the Fund's shares that are not subject to a service fee.

================================================================================
5. Foreign Currency Contracts

A foreign currency contract is a commitment to purchase or sell a foreign currency at a future date, at a negotiated rate. The Fund may enter into foreign currency contracts for operational purposes and to seek to protect against adverse exchange rate fluctuations. Risks to the Fund include the potential inability of the counterparty to meet the terms of the contract.
         The net U.S. dollar value of foreign currency underlying all contractual commitments held by the Fund and the resulting unrealized appreciation or depreciation are determined using foreign currency exchange rates as provided by a reliable bank, dealer or pricing service. Unrealized appreciation and depreciation on foreign currency contracts are reported in the
Statement of Assets and Liabilities as a receivable or payable and in the
Statement of Operations with the change in unrealized appreciation or depreciation.
         The Fund may realize a gain or loss upon the closing or settlement of the foreign currency transactions. Such realized gains and losses are reported with all other foreign currency gains and losses in the Statement of Operations.

                                             Expiration      Contract            Valuation as of
Unrealized      Unrealized
Contract Description                         Dates           Amount (000s)       December 31, 2001
Appreciation    Depreciation
---------------------------------------------------------------------------------------------------------------------------------

Contracts to Purchase
---------------------
British Pound Sterling (GBP)                 1/2/02          20  GBP             $28,798
$15                     $ --

----                    ----
Contracts to Sell
-----------------
Euro (EUR)                                   1/2/02          51  EUR              45,259
--                     498

----                    ----
Total Unrealized Appreciation and Depreciation
$158                    $498

====                    ====

                 Oppenheimer International Growth Fund/VA

Independent Auditors' Report

===============================================================================
The Board of Directors and Shareholders of Total Return Portfolio:

We have audited the accompanying statement of assets and liabilities of
Total Return Portfolio (which is a series of Panorama Series Fund, Inc.), including the statement of investments, as of December 31, 2001, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended.
These financial statements and financial highlights are the responsibility of the Portfolio's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.
     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2001, by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.
We believe that our audits provide a reasonable basis for our opinion.
     In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of
Total Return Portfolio as of December 31, 2001, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP

Denver, Colorado
January 23, 2002

Statement of Investments  December 31, 2001

                                                                   Market Value
                                                     Shares        See Note 1
===============================================================================

Common Stocks--69.4%
-------------------------------------------------------------------------------
Basic Materials--1.4%
-------------------------------------------------------------------------------
Chemicals--0.9%
Dow Chemical Co.                                      26,900        $   908,682
-------------------------------------------------------------------------------
Eastman Chemical Co.                                  24,200            944,284
-------------------------------------------------------------------------------
Goodrich Corp.                                        42,100          1,120,702
-------------------------------------------------------------------------------
PPG Industries, Inc.                                  23,200          1,199,904
                                                                    -----------
                                                                      4,173,572
-------------------------------------------------------------------------------
Metals--0.5%
Alcoa, Inc.                                           45,300          1,610,415
-------------------------------------------------------------------------------
USX-U.S. Steel Group, Inc.                            43,400            785,974
                                                                    -----------
                                                                      2,396,389
-------------------------------------------------------------------------------
Capital Goods--6.0%
-------------------------------------------------------------------------------
Aerospace/Defense--1.9%
Boeing Co.                                            80,200          3,110,156
-------------------------------------------------------------------------------
General Dynamics Corp.                                10,300            820,292
-------------------------------------------------------------------------------
Lockheed Martin Corp.                                 31,600          1,474,772
-------------------------------------------------------------------------------
Northrop Grumman Corp.                                29,900          3,014,219
                                                                    -----------
                                                                      8,419,439
-------------------------------------------------------------------------------
Electrical Equipment--1.5%
General Electric Co.                                 169,700          6,801,576
-------------------------------------------------------------------------------
Industrial Services--0.6%
Waste Management, Inc.                                89,000          2,839,990
-------------------------------------------------------------------------------
Manufacturing--2.0%
Corning, Inc.                                         95,000            847,400
-------------------------------------------------------------------------------
Minnesota Mining & Manufacturing Co.              25,100          2,967,071
-------------------------------------------------------------------------------
Tyco International Ltd.                               88,500          5,212,650
                                                                    -----------
                                                                      9,027,121
-------------------------------------------------------------------------------
Communication Services--3.0%
-------------------------------------------------------------------------------
Telecommunications: Long Distance--2.6%
Avaya, Inc.(1)                                        41,300            501,795
-------------------------------------------------------------------------------
Sprint Corp. (Fon Group)                             156,600          3,144,528
-------------------------------------------------------------------------------
Verizon Communications, Inc.                         117,200          5,562,312
-------------------------------------------------------------------------------
WorldCom, Inc./WorldCom Group(1)                     154,300          2,172,544
                                                                    -----------
                                                                     11,381,179
-------------------------------------------------------------------------------
Telephone Utilities--0.4%
BellSouth Corp.                                       20,900            797,335
-------------------------------------------------------------------------------
SBC Communications, Inc.                              23,600            924,412
                                                                    -----------
                                                                      1,721,747

                             Total Return Portfolio

Statement of Investments  (Continued)

                                                                   Market Value
                                                     Shares        See Note 1
-------------------------------------------------------------------------------

Consumer Cyclicals--8.9%
-------------------------------------------------------------------------------
Autos & Housing--2.3%
Black & Decker Corp.                              28,400        $ 1,071,532
-------------------------------------------------------------------------------
Ford Motor Co.                                       183,428          2,883,488
-------------------------------------------------------------------------------
General Motors Corp.                                  46,400          2,255,040
-------------------------------------------------------------------------------
Johnson Controls, Inc.                                28,300          2,285,225
-------------------------------------------------------------------------------
Vulcan Materials Co.                                  38,600          1,850,484
                                                                    -----------
                                                                     10,345,769
-------------------------------------------------------------------------------
Leisure & Entertainment--1.1%
Harley-Davidson, Inc.                                 38,700          2,101,797
-------------------------------------------------------------------------------
Marriott International, Inc., Cl. A                   63,900          2,597,535
                                                                    -----------
                                                                      4,699,332
-------------------------------------------------------------------------------
Media--1.5%
AOL Time Warner, Inc.(1)                             132,900          4,266,090
-------------------------------------------------------------------------------
Donnelley (R.R.) & Sons Co.                       34,300          1,018,367
-------------------------------------------------------------------------------
Knight-Ridder, Inc.                                   23,800          1,545,334
                                                                    -----------
                                                                      6,829,791
-------------------------------------------------------------------------------
Retail: General--2.5%
Penney (J.C.) Co., Inc.                               88,900          2,391,410
-------------------------------------------------------------------------------
Sears Roebuck & Co.                               80,100          3,815,964
-------------------------------------------------------------------------------
Wal-Mart Stores, Inc.                                 86,500          4,978,075
                                                                    -----------
                                                                     11,185,449
-------------------------------------------------------------------------------
Retail: Specialty--1.3%
Home Depot, Inc.                                      99,100          5,055,091
-------------------------------------------------------------------------------
Lowe's Cos., Inc.                                     11,600            538,356
                                                                    -----------
                                                                      5,593,447
-------------------------------------------------------------------------------
Textile, Apparel & Home Furnishings--0.2%
Liz Claiborne, Inc.                                   17,700            880,575
-------------------------------------------------------------------------------
Consumer Staples--6.0%
-------------------------------------------------------------------------------
Beverages--1.7%
Anheuser-Busch Cos., Inc.                             39,000          1,763,190
-------------------------------------------------------------------------------
Coca-Cola Co. (The)                                   31,400          1,480,510
-------------------------------------------------------------------------------
PepsiCo, Inc.                                         86,500          4,211,685
                                                                    -----------
                                                                      7,455,385
-------------------------------------------------------------------------------
Broadcasting--1.6%
Clear Channel Communications, Inc.(1)                 71,400          3,634,974
-------------------------------------------------------------------------------
Comcast Corp., Cl. A Special                         102,700          3,697,200
                                                                    -----------
                                                                      7,332,174
-------------------------------------------------------------------------------
Entertainment--1.2%
Disney (Walt) Co.                                    217,900          4,514,888
-------------------------------------------------------------------------------
Viacom, Inc., Cl. B(1)                                20,300            896,245
                                                                    -----------
                                                                      5,411,133
-------------------------------------------------------------------------------
Food--0.5%
Sysco Corp.                                           79,700          2,089,734

                            Total Return Portfolio

Statement of Investments  (Continued)

                                                                   Market Value
                                                     Shares        See Note 1
-------------------------------------------------------------------------------

Food & Drug Retailers--0.6%
Kroger Co. (The)(1)                                   39,700        $   828,539
-------------------------------------------------------------------------------
Walgreen Co.                                          60,800          2,046,528
                                                                    -----------
                                                                      2,875,067
-------------------------------------------------------------------------------
Tobacco--0.4%
Philip Morris Cos., Inc.                              43,400          1,989,890
-------------------------------------------------------------------------------
Energy--6.7%
-------------------------------------------------------------------------------
Energy Services--0.7%
Transocean Sedco Forex, Inc.                          87,300          2,952,486
-------------------------------------------------------------------------------
Oil: Domestic--4.8%
Amerada Hess Corp.                                    15,800            987,500
-------------------------------------------------------------------------------
Anadarko Petroleum Corp.                              10,900            619,665
-------------------------------------------------------------------------------
Apache Corp.                                          49,610          2,474,547
-------------------------------------------------------------------------------
ChevronTexaco Corp.                                   16,400          1,469,604
-------------------------------------------------------------------------------
Exxon Mobil Corp.                                    246,600          9,691,380
-------------------------------------------------------------------------------
Occidental Petroleum Corp.                           131,200          3,480,736
-------------------------------------------------------------------------------
USX-Marathon Group, Inc.                              89,000          2,670,000
                                                                    -----------
                                                                     21,393,432
-------------------------------------------------------------------------------
Oil: International--1.2%
Royal Dutch Petroleum Co., NY Shares                 109,400          5,362,788
-------------------------------------------------------------------------------
Financial--16.9%
-------------------------------------------------------------------------------
Banks--6.5%
Bank of America Corp.                                 49,200          3,097,140
-------------------------------------------------------------------------------
BB&T Corp.                                        87,400          3,156,014
-------------------------------------------------------------------------------
Charter One Financial, Inc.                           54,285          1,473,838
-------------------------------------------------------------------------------
Comerica, Inc.                                        44,500          2,549,850
-------------------------------------------------------------------------------
FleetBoston Financial Corp.                           42,200          1,540,300
-----------------------------------------------------------------------------
J.P. Morgan Chase & Co.                           92,950          3,378,732
-------------------------------------------------------------------------------
National City Corp.                                   36,800          1,076,032
-------------------------------------------------------------------------------
SouthTrust Corp.                                      55,300          1,364,251
-------------------------------------------------------------------------------
SunTrust Banks, Inc.                                  56,700          3,555,090
-------------------------------------------------------------------------------
Wachovia Corp.                                       128,400          4,026,624
-------------------------------------------------------------------------------
Wells Fargo Co.                                       43,100          1,872,695
-------------------------------------------------------------------------------
Zions Bancorp                                         35,400          1,861,332
                                                                    -----------
                                                                     28,951,898
-------------------------------------------------------------------------------
Diversified Financial--6.0%
AMBAC Financial Group, Inc.                           33,400          1,932,524
-------------------------------------------------------------------------------
Capital One Financial Corp.                           29,000          1,564,550
-------------------------------------------------------------------------------
Citigroup, Inc.                                      170,000          8,581,600
-------------------------------------------------------------------------------
Countrywide Credit Industries, Inc.                   45,000          1,843,650
-------------------------------------------------------------------------------
Fannie Mae                                            56,800          4,515,600
-------------------------------------------------------------------------------
Household International, Inc.                         49,100          2,844,854
-------------------------------------------------------------------------------
MBNA Corp.                                            97,500          3,432,000
-------------------------------------------------------------------------------
MGIC Investment Corp.                                 32,700          2,018,244
                                                                    -----------
                                                                     26,733,022

                             Total Return Portfolio

Statement of Investments  (Continued)

                                                                   Market Value
                                                     Shares        See Note 1
-------------------------------------------------------------------------------

Insurance--3.2%
AFLAC, Inc.                                           85,800        $ 2,107,248
-------------------------------------------------------------------------------
American International Group, Inc.                    82,800          6,574,320
-------------------------------------------------------------------------------
Cigna Corp.                                           33,100          3,066,715
-------------------------------------------------------------------------------
MBIA, Inc.                                            44,800          2,402,624
                                                                    -----------
                                                                     14,150,907
-------------------------------------------------------------------------------
Real Estate Investment Trusts--0.3%
Equity Office Properties Trust                        45,500          1,368,640
-------------------------------------------------------------------------------
Savings & Loans--0.9%
Golden West Financial Corp.                           42,300          2,489,355
-------------------------------------------------------------------------------
Washington Mutual, Inc.                               44,900          1,468,230
                                                                    -----------
                                                                      3,957,585
-------------------------------------------------------------------------------
Healthcare--5.1%
-------------------------------------------------------------------------------
Healthcare/Drugs--4.8%
Bristol-Myers Squibb Co.                              17,500            892,500
-------------------------------------------------------------------------------
Johnson & Johnson                                 33,800          1,997,580
-------------------------------------------------------------------------------
Merck & Co., Inc.                                 66,900          3,933,720
-------------------------------------------------------------------------------
Pfizer, Inc.                                         190,775          7,602,384
-------------------------------------------------------------------------------
Pharmacia Corp.                                       88,800          3,787,320
-------------------------------------------------------------------------------
UnitedHealth Group, Inc.                              45,500          3,220,035
                                                                    -----------
                                                                     21,433,539
-------------------------------------------------------------------------------
Healthcare/Supplies & Services--0.3%
Alberto-Culver Co., Cl. B                             26,300          1,176,662
-------------------------------------------------------------------------------
Technology--11.1%
-------------------------------------------------------------------------------
Computer Hardware--2.1%
Hewlett-Packard Co.                                  101,300          2,080,702
-------------------------------------------------------------------------------
International Business Machines Corp.                 33,100          4,003,776
-------------------------------------------------------------------------------
Lexmark International, Inc., Cl. A(1)                 17,800          1,050,200
-------------------------------------------------------------------------------
NCR Corp.(1)                                          34,000          1,253,240
-------------------------------------------------------------------------------
Pitney Bowes, Inc.                                    30,100          1,132,061
                                                                    -----------
                                                                      9,519,979
-------------------------------------------------------------------------------
Computer Services--1.1%
First Data Corp.                                      39,500          3,098,775
-------------------------------------------------------------------------------
Unisys Corp.(1)                                      141,400          1,773,156
                                                                    -----------
                                                                      4,871,931
-------------------------------------------------------------------------------
Computer Software--4.4%
Computer Associates International, Inc.              123,300          4,252,617
-------------------------------------------------------------------------------
Computer Sciences Corp.(1)                            40,800          1,998,384
-------------------------------------------------------------------------------
Electronic Data Systems Corp.                         44,400          3,043,620
-------------------------------------------------------------------------------
Intuit, Inc.(1)                                       27,700          1,185,006
-------------------------------------------------------------------------------
Microsoft Corp.(1)                                   121,100          8,022,875
-------------------------------------------------------------------------------
Oracle Corp.(1)                                       88,000          1,215,280
                                                                    -----------
                                                                     19,717,782

                            Total Return Portfolio

Statement of Investments  (Continued)

                                                                   Market Value
                                                     Shares        See Note 1
-------------------------------------------------------------------------------

Communications Equipment--1.2%
Cisco Systems, Inc.(1)                               115,500       $  2,091,705
-------------------------------------------------------------------------------
Nortel Networks Corp.                                412,900          3,096,750
                                                                   ------------
                                                                      5,188,455
-------------------------------------------------------------------------------
Electronics--2.3%
Intel Corp.                                          100,700          3,167,015
-------------------------------------------------------------------------------
JDS Uniphase Corp.(1)                                139,700          1,212,596
-------------------------------------------------------------------------------
Linear Technology Corp.                               46,900          1,830,976
-------------------------------------------------------------------------------
Maxim Integrated Products, Inc.(1)                    38,400          2,016,384
-------------------------------------------------------------------------------
Motorola, Inc.                                       129,400          1,943,588
                                                                   ------------
                                                                     10,170,559
-------------------------------------------------------------------------------
Transportation--0.5%
-------------------------------------------------------------------------------
Railroads & Truckers--0.5%
Norfolk Southern Corp.                                65,500          1,200,615
-------------------------------------------------------------------------------
Union Pacific Corp.                                   19,600          1,117,200
                                                                   ------------
                                                                      2,317,815
-------------------------------------------------------------------------------
Utilities--3.8%
-------------------------------------------------------------------------------
Electric Utilities--2.7%
Allegheny Energy, Inc.                                34,200          1,238,724
-------------------------------------------------------------------------------
American Electric Power Co., Inc.                     48,200          2,098,146
-------------------------------------------------------------------------------
Calpine Corp.(1)                                      31,300            525,527
-------------------------------------------------------------------------------
Cinergy Corp.                                          5,400            180,522
-------------------------------------------------------------------------------
CMS Energy Corp.                                      41,500            997,245
-------------------------------------------------------------------------------
Mirant Corp.(1)                                       87,900          1,408,158
-------------------------------------------------------------------------------
Reliant Energy, Inc.                                  62,500          1,657,500
-------------------------------------------------------------------------------
TXU Corp.                                             23,000          1,084,450
-------------------------------------------------------------------------------
Xcel Energy, Inc.                                    102,900          2,854,446
                                                                   ------------
                                                                     12,044,718
-------------------------------------------------------------------------------
Gas Utilities--1.1%
Sempra Energy                                         81,900          2,010,645
-------------------------------------------------------------------------------
Williams Cos., Inc. (The)                            108,700          2,774,024
                                                                   ------------
                                                                      4,784,669
                                                                   ------------
Total Common Stocks (Cost $336,973,667)                             309,545,626

                             Total Return Portfolio

Statement of Investments  (Continued)

                                                    Principal      Market Value
                                                    Amount         See Note 1
===============================================================================

Asset-Backed Securities--0.4%
-------------------------------------------------------------------------------
Litigation Settlement Monetized Fee Trust,
Asset-Backed Certificates,
Series 2001-1A, Cl. A1, 8.33%, 4/25/31(2)
(Cost $1,886,198)                                   $1,886,918      $ 1,941,168
===============================================================================
Mortgage-Backed Obligations--5.5%
-------------------------------------------------------------------------------
Asset Securitization Corp., Commercial Mtg.
Pass-Through Certificates,
Series 1996-D2, Cl. A3, 7.38%, 2/14/29(3)            3,000,000        2,925,000
-------------------------------------------------------------------------------
Federal National Mortgage Assn.:
6.50%, 4/1/24-3/1/26                                 1,433,463        1,440,979
7.50%, 5/1/07-12/1/08                                  483,591          509,798
8%, 3/1/17-6/1/17                                      106,618          113,341
-------------------------------------------------------------------------------
Federal National Mortgage Assn., Gtd. Real
Estate Mtg. Investment Conduit
Pass-Through Certificates, Trust 1992-15,
Cl. KZ, 7%, 2/25/22                                  2,979,628        3,055,966
-------------------------------------------------------------------------------
Federal National Mortgage Assn., Gtd. Real
Estate Mtg. Investment Conduit
Pass-Through Certificates, Interest-Only
Stripped Mtg.-Backed Security,
Trust 1993-223, Cl. PM, 7.01%, 10/25/23(2)(4)        2,210,618          262,942
-------------------------------------------------------------------------------
GE Capital Mortgage Services, Inc., Collateralized
Mtg. Obligations,
Series 1999-2, Cl. A3, 6.50%, 4/25/29                2,500,000        2,469,525
-------------------------------------------------------------------------------
Government National Mortgage Assn.:
7%, 11/15/08-1/15/24                                   960,395          997,119
7.50%, 1/15/09-6/15/24                               2,274,882        2,382,559
8%, 5/15/17                                            374,290          398,912
-------------------------------------------------------------------------------
Norwest Asset Securities Corp., Multiclass Mtg.
Pass-Through Certificates:
Series 1999-16, Cl. A3, 6%, 6/25/29                  2,000,000        2,039,360
Series 1999-18, Cl. A2, 6%, 7/25/29                  4,000,000        4,066,240
-------------------------------------------------------------------------------
Residential Funding Mortgage Securities I, Inc.,
Mtg. Pass-Through Certificates,
Series 1998-S4, Cl. M1, 6.50%, 2/25/13               1,739,822        1,732,202
-------------------------------------------------------------------------------
Structured Asset Securities Corp., Sub.
Multiclass Pass-Through Certificates,
Series 1996-CFL, Cl. G, 7.75%, 2/25/28               2,000,000        2,007,813
                                                                    -----------
Total Mortgage-Backed Obligations
(Cost $23,675,388)                                                   24,401,756
===============================================================================
U.S. Government Obligations--1.9%
-------------------------------------------------------------------------------
U.S. Treasury Bonds, 6.25%, 5/15/30                  5,075,000        5,499,042
-------------------------------------------------------------------------------
U.S. Treasury Nts., 5%, 8/15/11                      3,010,000        3,003,417
                                                                    -----------
Total U.S. Government Obligations
(Cost $8,661,438)                                                     8,502,459
===============================================================================
Non-Convertible Corporate Bonds and Notes--21.4%
-------------------------------------------------------------------------------
Basic Materials--0.6%
-------------------------------------------------------------------------------
Paper--0.6%
Donohue Forest Products, Inc., 7.625% Gtd.
Sr. Nts., 5/15/07                                    2,500,000        2,609,432
-------------------------------------------------------------------------------
Capital Goods--2.7%
-------------------------------------------------------------------------------
Industrial Services--1.3%
Interface, Inc., 7.30% Sr. Nts., 4/1/08              2,000,000        1,730,000
-------------------------------------------------------------------------------
Norse CBO Ltd., 6.515% Collateralized Bond
Obligations,
Series 1A, Cl. A3, 8/13/10(2)                        4,000,000        4,000,000
                                                                    -----------
                                                                      5,730,000
-------------------------------------------------------------------------------
Manufacturing--1.4%
Owens-Illinois, Inc., 7.15% Sr. Nts., 5/15/05        5,000,000        4,725,000
-------------------------------------------------------------------------------
Scotia Pacific Co. LLC, 7.71% Sec. Nts.,
Series B, Cl. A-3, 1/20/14                           2,000,000        1,644,440
                                                                    -----------
                                                                      6,369,440

10                           Total Return Portfolio

Statement of Investments  (Continued)

                                                    Principal      Market Value
                                                    Amount         See Note 1
-------------------------------------------------------------------------------

Communication Services--2.4%
-------------------------------------------------------------------------------
Telecommunications: Long Distance--1.2%
Calpoint Receivable Strip Trust 2001, 7.44%
Bonds, 12/10/06(5)                                  $4,000,000      $ 3,929,852
-------------------------------------------------------------------------------
Qwest Capital Funding, Inc., 7.625% Bonds,
8/3/21(5)                                            1,000,000          956,229
-------------------------------------------------------------------------------
WorldCom, Inc., 8.25% Bonds, 5/15/31                   600,000          636,047
                                                                    -----------
                                                                      5,522,128
-------------------------------------------------------------------------------
Telephone Utilities--0.7%
Qwest Corp., 6.875% Unsec. Debs., 9/15/33            2,000,000        1,682,946
-------------------------------------------------------------------------------
Telefonica de Argentina SA, 9.125% Nts.,
Series 1, 5/7/08                                     2,000,000        1,360,000
                                                                    -----------
                                                                      3,042,946
-------------------------------------------------------------------------------
Telecommunications: Wireless--0.5%
VoiceStream Wireless Corp., 10.375% Sr. Unsec.
Nts., 11/15/09                                       1,928,000        2,197,920
-------------------------------------------------------------------------------
Consumer Cyclicals--3.9%
-------------------------------------------------------------------------------
Autos & Housing--2.6%
CPG Partners LP, 8.25% Unsec. Unsub. Nts., 2/1/11    1,500,000        1,520,879
-------------------------------------------------------------------------------
Lear Corp., 7.96% Sr. Unsec. Nts., Series B,
5/15/05                                              2,000,000        2,029,726
-------------------------------------------------------------------------------
Pulte Corp., 8.125% Sr. Unsec. Nts., 3/1/11          2,000,000        1,979,214
-------------------------------------------------------------------------------
Shurgard Storage Centers, Inc., 7.50% Sr.
Unsec. Nts., 4/25/04                                 2,000,000        2,103,334
-------------------------------------------------------------------------------
Socgen Real Estate LLC, 7.64% Bonds, 12/29/49(5)     4,000,000        4,129,556
                                                                    -----------
                                                                     11,762,709
-------------------------------------------------------------------------------
Consumer Services--0.9%
PHH Corp., 8.125% Nts., 2/3/03                       4,000,000        4,000,064
-------------------------------------------------------------------------------
Leisure & Entertainment--0.4%
Felcor Suites LP, 7.375% Sr. Nts., 10/1/04(2)        2,000,000        1,990,000
-------------------------------------------------------------------------------
Consumer Staples--2.2%
-------------------------------------------------------------------------------
Entertainment--1.1%
Tricon Global Restaurants, Inc., 7.45% Sr.
Unsec. Nts., 5/15/05                                 4,650,000        4,743,000
-------------------------------------------------------------------------------
Household Goods--1.1%
Fort James Corp., 6.875% Sr. Nts., 9/15/07           5,000,000        4,814,870
-------------------------------------------------------------------------------
Energy--2.3%
-------------------------------------------------------------------------------
Energy Services--1.2%
Colorado Interstate Gas Corp., 10% Sr.
Debs., 6/15/05                                         455,000          525,517
-------------------------------------------------------------------------------
Columbia Gas System, Inc., 6.80% Nts.,
Series C, 11/28/05                                   2,000,000        2,076,966
-------------------------------------------------------------------------------
TransCanada PipeLines Ltd., 9.875%
Debs., 1/1/21                                        2,250,000        2,775,364
                                                                    -----------
                                                                      5,377,847
-------------------------------------------------------------------------------
Oil: Domestic--1.1%
Devon Financing Corp., 7.875% Debs., 9/30/31(5)      2,000,000        2,030,098
-------------------------------------------------------------------------------
Kinder Morgan Energy Partners LP, 6.75% Sr.
Unsec. Nts., 3/15/11                                 3,000,000        3,004,746
                                                                    -----------
                                                                      5,034,844
-------------------------------------------------------------------------------
Financial--3.1%
-------------------------------------------------------------------------------
Banks--0.7%
Colonial Bank, 9.375% Sub. Nts., 6/1/11              1,000,000        1,053,838
-------------------------------------------------------------------------------
Credit Suisse First Boston (USA), Inc.,
6.125% Nts., 11/15/11                                1,000,000          977,823
-------------------------------------------------------------------------------
Oversea-Chinese Banking Corp. Ltd., 7.75%
Unsec. Sub. Nts., 9/6/11                             1,000,000        1,046,056
                                                                    -----------
                                                                      3,077,717

                             Total Return Portfolio

Statement of Investments  (Continued)

                                                    Principal      Market Value
                                                    Amount         See Note 1
-------------------------------------------------------------------------------

Diversified Financial--1.9%
BT Institutional Cap Trust A, 8.09%
Bonds, 12/1/26(5)                                   $2,000,000     $  2,003,600
-------------------------------------------------------------------------------
Dime Capital Trust I, 9.33% Capital
Securities, Series A, 5/6/27                         2,000,000        2,125,092
-------------------------------------------------------------------------------
Finova Group, Inc. (The), 7.50%
Nts., 11/15/09                                         969,000          411,825
-------------------------------------------------------------------------------
Osprey Trust/Osprey I, Inc., 8.31%
Sr. Sec. Nts., 1/15/03(5)(6)                         4,000,000          820,000
-------------------------------------------------------------------------------
Stilwell Financial, Inc., 7% Nts., 11/1/06           3,000,000        2,939,604
                                                                   ------------
                                                                      8,300,121
-------------------------------------------------------------------------------
Insurance--0.5%
Nationwide CSN Trust, 9.875% Sec. Nts., 2/15/25(5)   2,000,000        2,080,442
-------------------------------------------------------------------------------
Transportation--0.5%
-------------------------------------------------------------------------------
Railroads & Truckers--0.5%
Union Pacific Corp., 7.60% Unsec. Nts., 5/1/05       2,000,000        2,153,936
-------------------------------------------------------------------------------
Utilities--3.7%
-------------------------------------------------------------------------------
Electric Utilities--3.3%
Cleveland Electric Illumination, Inc., 6.86%
First Mtg. Nts., 10/1/08                             4,000,000        4,025,672
-------------------------------------------------------------------------------
El Paso Electric Co., 8.25% First Mtg. Bonds,
Series C, 2/1/03                                     3,278,000        3,418,521
-------------------------------------------------------------------------------
PSEG Energy Holdings, Inc., 8.625% Sr. Unsec.
Nts., 2/15/08                                        1,000,000        1,017,561
-------------------------------------------------------------------------------
PSEG Power LLC, 8.625% Sr. Unsec. Nts., 4/15/31      2,000,000        2,227,296
-------------------------------------------------------------------------------
Teco Energy, Inc., 7.20% Unsec. Unsub. Nts.,
5/1/11                                               1,900,000        1,976,034
-------------------------------------------------------------------------------
Xcel Energy, Inc., 7% Sr. Unsec. Sub. Nts.,
12/1/10                                              2,000,000        2,023,378
                                                                   ------------
                                                                     14,688,462
-------------------------------------------------------------------------------
Gas Utilities--0.4%
AGL Capital Corp., 7.125% Sr. Unsec. Nts., 1/14/11   2,000,000        1,978,900
                                                                   ------------
Total Non-Convertible Corporate Bonds and Notes
(Cost $98,582,040)                                                   95,474,778
===============================================================================
Repurchase Agreements--0.9%
-------------------------------------------------------------------------------
Repurchase agreement with Zion First National
Bank, 1.55%, dated 12/31/01, to be repurchased
at $4,252,366 on 1/2/02, collateralized by U.S.
Treasury Nts., 4.75%-7%, 7/15/06-11/15/08, with
a value of $4,354,342 (Cost $4,252,000)              4,252,000        4,252,000
-------------------------------------------------------------------------------
Total Investments, at Value (Cost $474,030,731)           99.5%     444,117,787
-------------------------------------------------------------------------------
Other Assets Net of Liabilities                            0.5        2,123,624
                                                    ----------     ------------
Net Assets                                               100.0%    $446,241,411
                                                    ==========     ============

1. Non-income-producing security.
2. Identifies issues considered to be illiquid or restricted--See Note 5 of
Notes to Financial Statements.
3. Represents the current interest rate for a variable or increasing rate security.
4. Interest-Only Strips represent the right to receive the monthly interest payments on an underlying pool of mortgage loans. These securities typically decline in price as interest rates decline. Most other fixed income securities increase in price when interest rates decline. The principal amount of the underlying pool represents the notional amount on which current interest is calculated. The price of these securities is typically more sensitive to changes in prepayment rates than traditional mortgage-backed securities
(for example, GNMA pass-throughs). Interest rates disclosed represent current yields based upon the current cost basis and estimated timing and amount of future cash flows.
5. Represents securities sold under Rule 144A, which are exempt from registration under the Securities Act of 1933, as amended. These securities have been determined to be liquid under guidelines established by the Board of Directors. These securities amount to $15,949,777 or 3.57% of the
Portfolio's net assets as of December 31, 2001.
6. Issuer is in default.

See accompanying Notes to Financial Statements.

12                           Total Return Portfolio

Statement of Assets and Liabilities  December 31, 2001

==============================================================================

Assets
Investments, at value (cost $474,030,731)--see
accompanying statement                                            $444,117,787
------------------------------------------------------------------------------
Receivables and other assets:
Interest, dividends and principal paydowns                           2,541,156
Investments sold                                                       882,951
Shares of capital stock sold                                            66,477
Other                                                                    4,499
                                                                  ------------
Total assets                                                       447,612,870
==============================================================================
Liabilities
Bank overdraft                                                             153
------------------------------------------------------------------------------
Payables and other liabilities:
Investments purchased                                                  914,475
Shares of capital stock redeemed                                       396,282
Shareholder reports                                                     16,872
Directors' compensation                                                    721
Other                                                                   42,956
                                                                  ------------
Total liabilities                                                    1,371,459
==============================================================================
Net Assets                                                        $446,241,411
                                                                  ============
==============================================================================
Composition of Net Assets
Par value of shares of capital stock                              $    347,230
------------------------------------------------------------------------------
Additional paid-in capital                                         550,284,129
------------------------------------------------------------------------------
Undistributed (overdistributed) net investment income               13,131,027
------------------------------------------------------------------------------
Accumulated net realized gain (loss) on investment
transactions                                                       (87,608,031)
------------------------------------------------------------------------------
Net unrealized appreciation (depreciation) on investments          (29,912,944)
                                                                  ------------
Net assets--applicable to 347,230,018 shares of capital
stock outstanding                                                 $446,241,411
                                                                  ============
==============================================================================
Net Asset Value, Redemption Price Per Share and Offering Price
Per Share                                                                $1.29

See accompanying Notes to Financial Statements.

                             Total Return Portfolio

Statement of Operations  For the Year Ended December 31, 2001

==============================================================================

Investment Income
Interest                                                          $ 10,622,668
------------------------------------------------------------------------------
Dividends (net of foreign withholding taxes of $32,992)              4,537,339
                                                                  ------------
Total income                                                        15,160,007
==============================================================================
Expenses
Management fees                                                      3,181,642
------------------------------------------------------------------------------
Custodian fees and expenses                                             42,553
------------------------------------------------------------------------------
Shareholder reports                                                     16,525
------------------------------------------------------------------------------
Accounting service fees                                                 15,000
------------------------------------------------------------------------------
Transfer and shareholder servicing agent fees                            7,062
------------------------------------------------------------------------------
Directors' compensation                                                  6,648
------------------------------------------------------------------------------
Other                                                                   51,626
                                                                  ------------
Total expenses                                                       3,321,056
Less reduction to custodian expenses                                   (10,659)
                                                                  ------------
Net expenses                                                         3,310,397
==============================================================================
Net Investment Income                                               11,849,610
==============================================================================
Realized and Unrealized Gain (Loss)
Net realized gain (loss) on:
Investments                                                        (49,223,145)
Closing of futures contracts                                          (256,286)
                                                                  ------------
Net realized gain (loss)                                           (49,479,431)
------------------------------------------------------------------------------
Net change in unrealized appreciation (depreciation) on
investments                                                         (5,070,834)
                                                                  ------------
Net realized and unrealized gain (loss)                            (54,550,265)
==============================================================================
Net Decrease in Net Assets Resulting from Operations              $(42,700,655)
                                                                  ============

See accompanying Notes to Financial Statements.

                           Total Return Portfolio

Statements of Changes in Net Assets

                                                 Year Ended December 31,
                                                 2001                2000
==================================================================================

Operations
Net investment income (loss)                     $  11,849,610      $   23,479,629
----------------------------------------------------------------------------------
Net realized gain (loss)                           (49,479,431)        (27,920,582)
----------------------------------------------------------------------------------
Net change in unrealized appreciation
(depreciation)                                      (5,070,834)        (15,244,818)
                                                 -------------      --------------
Net increase (decrease) in net assets resulting
 from operations                                   (42,700,655)        (19,685,771)
==================================================================================
Dividends and/or Distributions to Shareholders
Dividends from net investment income               (23,459,957)        (40,253,730)
----------------------------------------------------------------------------------
Distributions from net realized gain                        --         (98,059,927)
==================================================================================
Capital Stock Transactions
Net increase (decrease) in net assets resulting
from capital stock transactions                    (93,718,070)       (309,917,342)
==================================================================================
Net Assets
Total decrease                                    (159,878,682)       (467,916,770)
----------------------------------------------------------------------------------
Beginning of period                                606,120,093       1,074,036,863
                                                 -------------      --------------
End of period [including undistributed
(overdistributed) net investment income
of $13,131,027 and $23,435,504, respectively]    $ 446,241,411      $  606,120,093
                                                 =============      ==============

See accompanying Notes to Financial Statements.

                             Total Return Portfolio

Financial Highlights

                                                     Year Ended December 31,
                                                     2001            2000            1999
1998            1997
==========================================================================================================================

Per Share Operating Data
Net asset value, beginning of period                 $1.45           $1.75           $1.91
$2.00           $1.91
--------------------------------------------------------------------------------------------------------------------------
Income (loss) from investment operations:
Net investment income                                  .04(1)          .07             .07
..06             .07
Net realized and unrealized gain (loss)               (.14)(1)        (.10)           (.10)
..14             .25
--------------------------------------------------------------------------------------------------------------------------
Total income (loss) from investment operations        (.10)           (.03)           (.03)
..20             .32
--------------------------------------------------------------------------------------------------------------------------
Dividends and/or distributions to shareholders:
Dividends from net investment income                  (.06)           (.08)           (.06)
(.07)           (.07)
Distributions from net realized gain                    --            (.19)           (.07)
(.22)           (.16)
--------------------------------------------------------------------------------------------------------------------------
Total dividends and/or distributions
to shareholders                                       (.06)           (.27)           (.13)
(.29)           (.23)
--------------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                       $1.29           $1.45           $1.75
$1.91           $2.00
                                                     =====           =====           =====
=====           =====
==========================================================================================================================
Total Return, at Net Asset Value(2)                  (6.94)%         (2.51)%         (1.54)%
10.90%          18.81%
==========================================================================================================================
Ratios/Supplemental Data
Net assets, end of period (in millions)               $446            $606          $1,074
$1,344          $1,279
--------------------------------------------------------------------------------------------------------------------------
Average net assets (in millions)                      $509            $791          $1,230
$1,299          $1,208
--------------------------------------------------------------------------------------------------------------------------
Ratios to average net assets:(3)
Net investment income                                 2.33%(1)        2.97%           3.27%
3.30%           3.57%
Expenses                                              0.65%           0.61%           0.55%
0.55%(4)        0.55%(4)
--------------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                108%            123%            113%
93%            104%

1. Without the adoption of the change in amortization method as discussed in
Note 1 in the Notes to Financial Statements, these amounts would have been:
Net investment income                            Change less than $0.005
Net realized and unrealized gain (loss)          Change less than $0.005
Net investment income ratio                                         2.38%
2. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown.
3. Annualized for periods of less than one full year.
4. Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

See accompanying Notes to Financial Statements.

                         Total Return Portfolio

Notes to Financial Statements

===============================================================================
1. Significant Accounting Policies
Total Return Portfolio (the Portfolio) is a series of Panorama Series
Fund, Inc. (the Company) which is registered under the Investment Company Act of 1940, as amended, as an open-end management investment
company. The Portfolio's investment objective is to seek to maximize total investment return (including capital appreciation and income) principally by allocating its assets among stocks, corporate bonds, U.S. Government securities and money market instruments, according to changing market conditions. The
Portfolio's investment advisor is OppenheimerFunds, Inc. (the Manager). Shares of thea Portfolio are sold only to separate accounts of life insurance companies, a majority of such shares are held by separate accounts of
Massachusetts Mutual Life Insurance Co., an affiliate of the investment advisor. The following is a summary of significant accounting policies consistently followed by the Portfolio.
-------------------------------------------------------------------------------
Securities Valuation. Securities listed or traded on National Stock
Exchanges or other domestic or foreign exchanges are valued based on the last sale price of the security traded on that exchange prior to the time when the
Portfolio's assets are valued. In the absence of a sale, the security is valued at the last sale price on the prior trading day, if it is within the spread of the closing bid and asked prices, and if not, at the closing bid price.
Securities (including restricted securities) for which quotations are not readily available are valued primarily using dealer-supplied valuations, a portfolio pricing service authorized by the Board of Directors, or at their fair value. Fair value is determined in good faith under consistently applied procedures under the supervision of the Board of Directors. Short-term "money market type" debt securities with remaining maturities of sixty days or less are valued at amortized cost (which approximates market value).
-------------------------------------------------------------------------------
Security Credit Risk. The Portfolio invests in high yield securities, which may be subject to a greater degree of credit risk, greater market fluctuations and risk of loss of income and principal, and may be more sensitive to economic conditions than lower yielding, higher rated fixed income securities. The Portfolio may acquire securities in default, and is not obligated to dispose of securities whose issuers subsequently default. As of
December 31, 2001, securities with an aggregate market value of $820,000, representing 0.18% of the Portfolio's net assets, were in default.
-------------------------------------------------------------------------------
Foreign Currency Translation. The accounting records of the Portfolio are maintained in U.S. dollars. Prices of securities denominated in foreign currencies are translated into U.S. dollars at the closing rates of exchange.
Amounts related to the purchase and sale of foreign securities and investment income are translated at the rates of exchange prevailing on the respective dates of such transactions.
     The effect of changes in foreign currency exchange rates on investments is separately identified from the fluctuations arising from changes in market values of securities held and reported with all other foreign currency gains and losses in the Portfolio's Statement of Operations.
-------------------------------------------------------------------------------
Repurchase Agreements. The Portfolio requires its custodian bank to take possession, to have legally segregated in the Federal Reserve Book Entry System or to have segregated within the custodian's vault, all securities held as collateral for repurchase agreements. The market value of the underlying securities is required to be at least 102% of the resale price at the time of purchase. If the seller of the agreement defaults and the value of the collateral declines, or if the seller enters an insolvency proceeding, realization of the value of the collateral by the Portfolio may be delayed or limited.
-------------------------------------------------------------------------------
Federal Taxes. The Portfolio intends to continue to comply with provisions of the Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income, including any net realized gain on investments not offset by loss carryovers to shareholders.

                             Total Return Portfolio

Notes to Financial Statements  (Continued)

===============================================================================
1. Significant Accounting Policies  (continued)
As of December 31, 2001, the Portfolio had available for federal income tax purposes unused capital loss carryovers as follows:

               Expiring
               ------------------------------------

                   2008                 $18,461,536
                   2009                  62,949,621
                                        -----------
                  Total                 $81,411,157
                                        ===========

As of December 31, 2001, the Portfolio had approximately $6,197,000 of post-October losses available to offset future capital gains, if any. Such losses, if unutilized, will expire in 2010.
-------------------------------------------------------------------------------
Dividends and Distributions to Shareholders. Dividends and distributions to shareholders, which are determined in accordance with income tax regulations, are recorded on the ex-dividend date.
-------------------------------------------------------------------------------
Classification of Dividends and Distributions to Shareholders. Net
investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes primarily because of paydown gains and losses and the recognition of certain foreign currency gains (losses) as ordinary income
(loss) for tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes.
Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or realized gain was recorded by the Portfolio.
     The Portfolio adjusts the classification of distributions to shareholders to reflect the differences between financial statement amounts and distributions determined in accordance with income tax regulations.
Accordingly, during the year ended December 31, 2001, amounts have been reclassified to reflect an increase in undistributed net investment income of
$1,305,870. Accumulated net realized loss on investments was increased by the same amount. Net assets of the Portfolio were unaffected by the reclassifications.
-------------------------------------------------------------------------------
Investment Income. Dividend income is recorded on the ex-dividend date or upon ex-dividend notification in the case of certain foreign dividends where the ex-dividend date may have passed. Non-cash dividends included in dividend income, if any, are recorded at the fair market value of the securities received. Interest income, which includes accretion of discount and amortization of premium, is accrued as earned.
-------------------------------------------------------------------------------
Security Transactions. Security transactions are accounted for as of trade date. Gains and losses on securities sold are determined on the basis of identified cost.
-------------------------------------------------------------------------------
Other. The Portfolio adopted the provisions of the AICPA Audit and
Accounting Guide for Investment Companies, as revised, effective for fiscal years beginning after December 15, 2000. The Portfolio elected to begin amortizing premiums on debt securities effective January 1, 2001. Prior to this date, the Portfolio did not amortize premiums on debt securities. The cumulative effect of this accounting change had no impact on the total net assets of the Portfolio, but resulted in a $1,306,164 decrease to cost of securities and a corresponding $1,306,164 decrease in net unrealized depreciation, based on securities held as of December 31, 2000. For the year ended December 31, 2001, interest income decreased by $267,177, net realized loss on investments increased by $893,063, and the change in net unrealized depreciation on investments decreased by $1,160,240.
     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

                           Total Return Portfolio

Notes to Financial Statements  (Continued)

===============================================================================
2. Shares of Capital Stock
The Portfolio has authorized 1.51 billion shares of $0.001 par value capital stock. Transactions in shares of capital stock were as follows:

                                                 Year Ended December 31, 2001                Year Ended December
31, 2000
                                                 ---------------------------------
----------------------------------
                                                 Shares              Amount                   Shares
Amount
-------------------------------------------------------------------------------------------------------------------------------

Sold                                               8,835,947         $  11,692,900             19,462,896
$  30,030,006
Dividends and/or distributions reinvested         18,186,012            23,459,957
93,455,174           138,313,657
Redeemed                                         (96,915,489)         (128,870,927)
(307,792,871)         (478,261,005)
                                                 -----------         -------------           ------------
-------------
Net increase (decrease)                          (69,893,530)        $ (93,718,070)          (194,874,801)
$(309,917,342)
                                                 ===========         =============           ============
=============
===============================================================================================================================

3. Purchases and Sales of Securities
The aggregate cost of purchases and proceeds from sales of securities, other than short-term obligations, for the year ended December 31, 2001, were
$538,047,288 and $629,715,465, respectively.

As of December 31, 2001, unrealized appreciation (depreciation) based on cost of securities for federal income tax purposes of $474,030,731 was:

          Gross unrealized appreciation                   $ 21,665,495
          Gross unrealized depreciation                    (51,578,439)
                                                          ------------
          Net unrealized appreciation (depreciation)      $(29,912,944)
                                                          ============

===============================================================================
4. Fees and Other Transactions with Affiliates
Management Fees. Management fees paid to the Manager were in accordance with the investment advisory agreement with the Portfolio. The annual fees are
0.625% of the first $600 million of average daily net assets of the Portfolio and 0.45% of average daily net assets in excess of $600 million. The
Portfolio's management fee for the year ended December 31, 2001, was an annualized rate of 0.625%.
-------------------------------------------------------------------------------
Accounting Fees. The Manager acts as the accounting agent for the
Portfolio at an annual fee of $15,000 plus out-of-pocket costs and expenses reasonably incurred.
-------------------------------------------------------------------------------
Transfer Agent Fees. OppenheimerFunds Services (OFS), a division of the
Manager, acts as the transfer and shareholder servicing agent for the
Portfolio. The Portfolio pays OFS an agreed-upon per account fee. Additionally, funds offered in variable annuity separate accounts are subject to minimum fees of $5,000 for assets of less than $10 million and $10,000 for assets of $10 million or more. The Portfolio is subject to the minimum fee in the event that the per account fee does not equal or exceed the applicable minimum fee.
     OFS has voluntarily agreed to limit transfer and shareholder servicing agent fees to 0.25% per annum of funds offered in variable annuity separate accounts, effective January 1, 2001. This undertaking may be amended or withdrawn at any time.

                             Total Return Portfolio

Notes to Financial Statements  (Unaudited)

===============================================================================
5. Futures Contract
A futures contract is a commitment to buy or sell a specific amount of a commodity or financial instrument at a particular price on a stipulated future date at a negotiated price. Futures contracts are traded on a commodity exchange. The Portfolio may buy and sell futures contracts that relate to broadly based securities indices "financial futures" or debt securities
"interest rate futures" in order to gain exposure to or to seek to protect against changes in market value of stock and bonds or interest rates. The
Portfolio may also buy or write put or call options on these futures contracts.
     The Portfolio generally sells futures contracts to hedge against increases in interest rates and decreases in market value of portfolio securities. The
Portfolio may also purchase futures contracts to gain exposure to market changes as it may be more efficient or cost effective than actually buying fixed income securities.
     Upon entering into a futures contract, the Portfolio is required to deposit either cash or securities (initial margin) in an amount equal to a certain percentage of the contract value. Subsequent payments (variation margin) are made or received by the Portfolio each day. The variation margin payments are equal to the daily changes in the contract value and are recorded as unrealized gains and losses. The Portfolio recognizes a realized gain or loss when the contract is closed or expires.
     Securities held in collateralized accounts to cover initial margin requirements on open futures contracts are noted in the Statement of
Investments. The Statement of Assets and Liabilities reflects a receivable and/or payable for the daily mark to market for variation margin. Realized gains and losses are reported on the Statement of Operations as closing and expiration of futures contracts.
     Risks of entering into futures contracts (and related options) include the possibility that there may be an illiquid market and that a change in the value of the contract or option may not correlate with changes in the value of the underlying securities.
===============================================================================
6. Illiquid Securities
As of December 31, 2001, investments in securities included issues that are illiquid. A security may be considered illiquid if it lacks a readily available market or if its valuation has not changed for a certain period of time. The Portfolio intends to invest no more than 15% of its net assets
(determined at the time of purchase and reviewed periodically) in illiquid securities. The aggregate value of illiquid securities subject to this limitation as of December 31, 2001, was $8,194,110, which represents 1.84% of the Portfolio's net assets.

                         Total Return Portfolio

                                                    Appendix A

                                                    RATINGS DEFINITIONS

Below are summaries of the rating definitions used by the nationally-recognized rating agencies listed below.
Those ratings represent the opinion of the agency as to the credit quality of issues that they rate. The summaries below are based upon publicly-available information provided by the rating organizations.

Moody's Investors Service, Inc.
-------------------------------------------------------------------------------------------------------------------

Long-Term (Taxable) Bond Ratings

Aaa:  Bonds rated "Aaa" are judged to be the best  quality.  They carry the  smallest  degree of  investment  risk.
Interest  payments are protected by a large or by an  exceptionally  stable  margin and principal is secure.  While the various  protective  elements  are likely to change,  the changes  that can be  expected  are most  unlikely to impair the fundamentally strong position of such issues.

Aa:  Bonds  rated "Aa" are judged to be of high  quality by all  standards.  Together  with the "Aaa"  group,  they comprise what are generally  known as high-grade  bonds.  They are rated lower than the best bonds because  margins of  protection  may not be as large as with "Aaa"  securities  or  fluctuation  of  protective  elements  may be of greater  amplitude or there may be other  elements  present which make the long-term  risk appear  somewhat  larger than that of "Aaa" securities.

A: Bonds rated "A" possess many  favorable  investment  attributes and are to be considered as  upper-medium  grade obligations.  Factors  giving  security to  principal  and  interest  are  considered  adequate but elements may be present which suggest a susceptibility to impairment some time in the future.

Baa:  Bonds rated "Baa" are considered  medium-grade  obligations;  that is, they are neither highly  protected nor poorly secured.  Interest  payments and principal  security appear adequate for the present but certain  protective elements may be lacking or may be  characteristically  unreliable  over any great  length of time.  Such bonds lack outstanding investment characteristics and have speculative characteristics as well.

Ba: Bonds rated "Ba" are judged to have  speculative  elements.  Their future  cannot be  considered  well-assured.
Often the  protection  of interest and  principal  payments may be very  moderate and thereby not well  safeguarded during both good and bad times over the future.  Uncertainty of position characterizes bonds in this class.

B: Bonds  rated "B"  generally  lack  characteristics  of the  desirable  investment.  Assurance  of  interest  and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa:  Bonds rated  "Caa" are of poor  standing.  Such issues may be in default or there may be present  elements of danger with respect to principal or interest.

Ca:  Bonds rated "Ca"  represent  obligations  which are  speculative  in a high  degree.  Such issues are often in default or have other marked shortcomings.

C: Bonds rated "C" are the lowest class of rated bonds and can be regarded as having  extremely  poor  prospects of ever attaining any real investment standing.

Con. (...): Bonds for which the security  depends on the completion of some act or the  fulfillment of some condition are rated  conditionally.  These bonds are secured by (a) earnings of projects under construction,  (b) earnings of projects  unseasoned  in  operating  experience,  (c) rentals  that begin when  facilities  are  completed,  or (d)
payments to which some other  limiting  condition  attaches.  The  parenthetical  rating  denotes  probable  credit stature upon completion of construction or elimination of the basis of the condition.

Moody's  applies  numerical  modifiers 1, 2, and 3 in each generic rating  classification  from "Aa" through "Caa."
The  modifier  "1"  indicates  that the  obligation  ranks in the higher end of its generic  rating  category;  the modifier "2"  indicates a mid-range  ranking;  and the  modifier  "3"  indicates a ranking in the lower end of that generic rating  category.  Advanced  refunded  issues that are secured by certain  assets are  identified  with a #
symbol.

Short-Term Ratings - Taxable Debt

These  ratings  apply to the ability of issuers to honor senior debt  obligations  having an original  maturity not exceeding one year:

Prime-1: Issuer has a superior ability for repayment of senior short-term debt obligations.

Prime-2:  Issuer has a strong ability for repayment of senior  short-term  debt  obligations.  Earnings  trends and
coverage  ratios,  while  sound,  may  be  more  subject  to  variation.   Capitalization  characteristics,   while
appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

Prime-3:  Issuer has an acceptable ability for repayment of senior short-term  obligations.  The effect of industry characteristics  and market  compositions may be more  pronounced.  Variability in earnings and  profitability  may result  in  changes  in the  level of debt  protection  measurements  and may  require  relatively  high  financial leverage. Adequate alternate liquidity is maintained.

Not Prime: Issuer does not fall within any Prime rating category.

Standard & Poor's Rating Services
-------------------------------------------------------------------------------------------------------------------

Long-Term Credit Ratings

AAA: Bonds rated "AAA" have the highest rating  assigned by Standard & Poor's.  The obligor's  capacity to meet its financial commitment on the obligation is extremely strong.

AA: Bonds rated "AA" differ from the highest  rated  obligations  only in small degree.  The obligor's  capacity to meet its financial commitment on the obligation is very strong.

A: Bonds rated "A" are somewhat more  susceptible to the adverse effects of changes in  circumstances  and economic conditions  than  obligations in higher-rated  categories.  However,  the obligor's  capacity to meet its financial commitment on the obligation is still strong.

BBB: Bonds rated "BBB" exhibit adequate  protection  parameters.  However,  adverse economic conditions or changing circumstances  are more likely to lead to a weakened  capacity of the obligor to meet its  financial  commitment on the obligation.

BB, B, CCC, CC, and C

Bonds rated "BB", "B", "CCC", "CC" and "C" are regarded as having  significant  speculative  characteristics.  "BB"
indicates  the least degree of  speculation,  and "C" the  highest.  While such  obligations  will likely have some quality and  protective  characteristics,  these may be outweighed  by large  uncertainties  or major  exposures to adverse conditions.
BB: Bonds rated "BB" are less vulnerable to nonpayment than other  speculative  issues.  However,  these face major ongoing  uncertainties or exposure to adverse business,  financial,  or economic conditions which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

B: Bonds rated "B" are more vulnerable to nonpayment  than  obligations  rated "BB", but the obligor  currently has the  capacity  to meet its  financial  commitment  on the  obligation.  Adverse  business,  financial,  or economic conditions  will likely  impair the  obligor's  capacity or  willingness  to meet its  financial  commitment on the obligation.

CCC:  Bonds rated "CCC" are  currently  vulnerable  to  nonpayment,  and are  dependent  upon  favorable  business, financial,  and economic  conditions  for the obligor to meet its financial  commitment on the  obligation.  In the event of adverse  business,  financial  or economic  conditions,  the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

CC:  Bonds rated "CC" are currently highly vulnerable to nonpayment.

C: A subordinated  debt or preferred stock obligation rated "C" is currently highly  vulnerable to nonpayment.  The
"C" rating may be used to cover a situation  where a bankruptcy  petition has been filed or similar action has been taken,  but  payments on this  obligation  are being  continued.  A "C" also will be assigned to a preferred  stock issue in arrears on dividends or sinking fund payments, but that is currently paying.

D:  Bonds  rated "D" are in  default.  Payments  on the  obligation  are not being made on the date due even if the applicable  grace period has not expired,  unless  Standard and Poor's  believes  that such  payments  will be made during such grace period.  The "D" rating will also be used upon the filing of a bankruptcy  petition or the taking of a similar action if payments on an obligation are jeopardized.

The ratings  from "AA" to "CCC" may be modified  by the  addition of a plus (+) or minus (-) sign to show  relative standing  within the major  rating  categories.  The "r" symbol is  attached  to the  ratings of  instruments  with significant noncredit risks.
Short-Term Issue Credit Ratings

A-1:  Obligation is rated in the highest category.  The obligor's capacity to meet its financial  commitment on the obligation is strong.  Within this category,  a plus (+) sign designation  indicates the obligor's capacity to meet its financial obligation is extremely strong.

A-2:  Obligation is somewhat  more  susceptible  to the adverse  effects of changes in  circumstances  and economic conditions than  obligations in higher rating  categories.  However,  the obligor's  capacity to meet its financial commitment on the obligation is satisfactory.

A-3:  Obligation  exhibits  adequate  protection  parameters.  However,  adverse  economic  conditions  or changing circumstances  are more likely to lead to a weakened  capacity of the obligor to meet its  financial  commitment on the obligation.

B:  Obligation  is regarded as having  significant  speculative  characteristics.  The  obligor  currently  has the capacity to meet its financial  commitment on the obligation.  However, it faces major ongoing  uncertainties which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

C:  Obligation is currently  vulnerable to nonpayment  and is dependent  upon favorable  business,  financial,  and economic conditions for the obligor to meet its financial commitment on the obligation.

D:  Obligation is in payment  default.  Payments on the  obligation  have not been made on the due date even if the applicable  grace period has not expired,  unless  Standard and Poor's  believes  that such  payments  will be made during such grace period.  The "D" rating will also be used upon the filing of a bankruptcy  petition or the taking of a similar action if payments on an obligation are jeopardized.

Fitch, Inc.
-------------------------------------------------------------------------------------------------------------------

International Long-Term Credit Ratings

Investment Grade:
AAA:  Highest Credit  Quality.  "AAA" ratings denote the lowest  expectation of credit risk. They are assigned only in the case of exceptionally strong capacity for timely payment of financial  commitments.  This capacity is highly unlikely to be adversely affected by foreseeable events.

AA: Very High Credit  Quality.  "AA" ratings  denote a very low  expectation  of credit risk.  They indicate a very strong  capacity for timely  payment of financial  commitments.  This capacity is not  significantly  vulnerable to foreseeable events.

A: High Credit  Quality.  "A" ratings  denote a low  expectation of credit risk. The capacity for timely payment of financial commitments is considered strong. This capacity may, nevertheless,

be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

BBB: Good Credit  Quality.  "BBB" ratings  indicate that there is currently a low  expectation  of credit risk. The capacity for timely payment of financial  commitments is considered adequate,  but adverse changes in circumstances and in economic conditions are more likely to impair this capacity. This is the lowest investment-grade category.

Speculative Grade:

BB: Speculative.  "BB" ratings indicate that there is a possibility of credit risk developing,  particularly as the result of adverse  economic  change over time.  However,  business or  financial  alternatives  may be available to allow financial commitments to be met. Securities rated in this category are not investment grade.

B: Highly  Speculative.  "B" ratings  indicate that  significant  credit risk is present,  but a limited  margin of safety  remains.  Financial  commitments  are  currently  being met.  However,  capacity for  continued  payment is contingent upon a sustained, favorable business and economic environment.

CCC, CC C: High  Default  Risk.  Default is a real  possibility.  Capacity  for meeting  financial  commitments  is solely reliant upon sustained,  favorable business or economic  developments.  A "CC" rating indicates that default of some kind appears probable. "C" ratings signal imminent default.

DDD, DD, and D: Default.  The ratings of  obligations  in this category are based on their  prospects for achieving partial or full recovery in a  reorganization  or liquidation of the obligor.  While expected  recovery  values are highly  speculative and cannot be estimated with any precision,  the following serve as general  guidelines.  "DDD"
obligations have the highest potential for recovery,  around 90%-100% of outstanding  amounts and accrued interest.
"DD" indicates potential  recoveries in the range of 50%-90%,  and "D" the lowest recovery  potential,  i.e., below
50%.

Entities rated in this category have defaulted on some or all of their  obligations.  Entities rated "DDD" have the highest  prospect for  resumption of performance  or continued  operation  with or without a formal  reorganization process.  Entities rated "DD" and "D" are generally  undergoing a formal  reorganization  or  liquidation  process;
those rated "DD" are likely to satisfy a higher  portion of their  outstanding  obligations,  while  entities rated
"D" have a poor prospect for repaying all obligations.
Plus (+) and minus (-) signs may be appended to a rating symbol to denote  relative  status within the major rating categories.  Plus and minus  signs are not  added to the  "AAA"  category  or to  categories  below  "CCC,"  nor to short-term ratings other than "F1" (see below).

International Short-Term Credit Ratings

F1: Highest credit  quality.  Strongest  capacity for timely  payment of financial  commitments.  May have an added
"+" to denote any exceptionally strong credit feature.

F2: Good credit quality.  A satisfactory  capacity for timely payment of financial  commitments,  but the margin of safety is not as great as in the case of higher ratings.

F3: Fair credit  quality.  Capacity for timely  payment of financial  commitments is adequate.  However,  near-term adverse changes could result in a reduction to non-investment grade.

B:  Speculative.  Minimal  capacity for timely payment of financial  commitments,  plus  vulnerability to near-term adverse changes in financial and economic conditions.

C: High  default  risk.  Default is a real  possibility.  Capacity  for  meeting  financial  commitments  is solely reliant upon a sustained, favorable business and economic environment.

D:     Default. Denotes actual or imminent payment default.

                                                    Appendix B

                                             INDUSTRY CLASSIFICATIONS

Aerospace & Defense                            Household Durables
Air Freight & Couriers                         Household Products
Airlines                                           Industrial Conglomerates
Auto Components                                    Insurance
Automobiles                                        Internet & Catalog Retail
Banks                                              Internet Software & Services
Beverages                                          Information Technology Consulting & Services
Biotechnology                                      Leisure Equipment & Products
Building Products                                  Machinery
Chemicals                                          Marine
Commercial Services & Supplies                 Media
Communications Equipment                           Metals & Mining
Computers & Peripherals                        Multiline Retail
Construction & Engineering                     Multi-Utilities
Construction Materials                             Office Electronics
Containers & Packaging                         Oil & Gas
Distributors                                       Paper & Forest Products
Diversified Financials                             Personal Products
Diversified Telecommunication Services             Pharmaceuticals
Electric Utilities                                 Real Estate
Electrical Equipment                               Road & Rail
Electronic Equipment & Instruments             Semiconductor Equipment & Products
Energy Equipment & Services                    Software
Food & Drug Retailing                          Specialty Retail
Food Products                                      Textiles & Apparel
Gas Utilities                                      Tobacco Health Care Equipment & Supplies                   Trading Companies & Distributors
Health Care Providers & Services               Transportation Infrastructure
Hotels Restaurants & Leisure                   Water Utilities
                                                   Wireless Telecommunication Services

-------------------------------------------------------------------------------------------------------------------
Panorama Series Fund, Inc.
-------------------------------------------------------------------------------------------------------------------

Investment Advisor
         OppenheimerFunds, Inc.
         498 Seventh Avenue
         New York, New York 10018

Distributor
         OppenheimerFunds Distributor, Inc.
         498 Seventh Avenue
         New York, New York 10018

Transfer Agent
         OppenheimerFunds Services
         P.O. Box 5270
         Denver, Colorado  80217
         1-888-470-0861

Custodian Bank
         The Bank of New York
         90 Washington Street
         New York, NY

Independent Auditors
         Deloitte & Touche LLP
         555 Seventeenth Street
         Denver, Colorado 80202

Legal Counsel
         Myer, Swanson, Adams & Wolf, P.C.
         1600 Broadway
         Denver, Colorado 80202

PX.6/02

--------
1 Messrs. Armstrong and Fossel are not Managing General Partners of Centennial America Fund, L.P.
   2 The address of each Trustee is 6803 S. Tucson Way, Englewood, CO 80112-3924.
   3 Each Trustee serves for an indefinite term, until his resignation, death or removal.
                                                                                                     * Ms. Hamilton and Mr. Malone were elected to the Board II Funds effective June 10, 2002. They did not hold shares of any  Board II Funds during the calendar year ended December 31, 2001.
                                                                                                     * Ms. Hamilton and Mr. Malone were elected to the Board II Funds effective June 10, 2002 and therefore did not hold shares of any of Board II Funds during the calendar year ended December 31, 2001.

   4 The address of each Officer is 498 Seventh Avenue, New York, NY 10018 except for Mr. Wixted and Ms. Ives, whose address is 6803 S. Tucson Way, Englewood, CO 80112-3924.
   5 Each Officer serves for an annual term or until his or her resignation, death or removal.